EXHIBIT 4.2




                      SAMCO MORTGAGE SECURITIES CORP.,

                                  SELLER,


                                     ,

                              MASTER SERVICER,

                                    and

                                     ,

                                  TRUSTEE




                     ---------------------------------,

                      POOLING AND SERVICING AGREEMENT

                             Dated as of , 2000
                      --------------------------------


                SAMCO Mortgage Securities Corp. Trust 2000-1
                     Mortgage Pass-Through Certificates

                               Series 2000-1




                             TABLE OF CONTENTS

                                                                     Page

                                  ARTICLE I

            Definitions.................................................. 2

                                  ARTICLE II

            Conveyance of SAMs; Original Issuance of Certificates........34

      Section 2.01   Conveyance of SAMs to Trustee.......................34
      Section 2.02   Acceptance of SAMs by Trustee.......................36
      Section 2.03   Representations, Warranties and Covenants
                       of the Master Servicer............................38
      Section 2.03A. Representations, Warranties and Covenants
                       of the Seller.....................................40
      Section 2.04   Substitution of SAMs................................41
      Section 2.05   Representations and Warranties of the Trustee.......42
      Section 2.06   Issuance of Certificates............................44
      Section 2.07   Representations and Warranties Concerning
                       the Seller........................................44

                                 ARTICLE III

            Administration and Servicing of SAMs.........................47

      Section 3.01   Master Servicer to Assure Servicing.................47
      Section 3.02   Sub-Servicing Agreements Between Master
                       Servicer and Sub-Servicers........................48
      Section 3.03   Successor Sub-Servicers.............................49
      Section 3.04   Liability of the Master Servicer....................49
      Section 3.05   Assumption or Termination of Sub-Servicing
                       Agreements by Trustee.............................50
      Section 3.06   Collection of SAM Payments..........................51
      Section 3.07   Collection of Taxes, Assessments and
                       Similar Items; Servicing Accounts.................52
      Section 3.08   Access to Certain Documentation and
                       Information Regarding the SAMs....................53
      Section 3.09   Maintenance of Primary Mortgage Insurance
                       Policies; Collection Thereunder...................54
      Section 3.10   Maintenance of Hazard Insurance and Fidelity
                       Coverage..........................................54
      Section 3.11   Due-on-Sale Clauses; Assumption Agreements..........57
      Section 3.12   Realization Upon Defaulted SAMs.....................58
      Section 3.13   Trustee to Cooperate; Release of Mortgage Files.....59
      Section 3.14   Servicing and Master Servicing Compensation.........61
      Section 3.15   Annual Statement of Compliance......................61
      Section 3.16   Annual Independent Public Accountants'
                       Servicing Report..................................62
      Section 3.17   REMIC-Related Covenants.............................63
      Section 3.18   Additional Information..............................63
      Section 3.19   Optional Purchase of Defaulted SAMs.................63
      Section 3.20   Periodic Filings with the Securities and
                       Exchange Commission; Additional Information.......63

                                 ARTICLE IV

            Accounts.....................................................64

      Section 4.01   Collection Accounts.................................64
      Section 4.02   Distribution Account................................66
      Section 4.03   Permitted Withdrawals and Transfers from
                       the Distribution Account..........................68

                                 ARTICLE V

            Certificates.................................................72
      Section 5.01   Certificates........................................72
      Section 5.02   Registration of Transfer and Exchange of
                       Certificates......................................76
      Section 5.03   Mutilated, Destroyed, Lost or Stolen Certificates...82
      Section 5.04   Persons Deemed Owners...............................82
      Section 5.05   Transfer Restrictions on Residual Certificates......82
      Section 5.06   Restrictions on Transferability of Private
                       Certificates......................................84
      Section 5.07   ERISA Restrictions..................................85
      Section 5.08   Rule 144A Information...............................86

                                 ARTICLE VI

            Payments to Certificateholders...............................87

      Section 6.01   Distributions on the Certificates...................87
      Section 6.02   [Reserved]..........................................89
      Section 6.03   Allocation of Losses................................89
      Section 6.04   [Reserved]..........................................92
      Section 6.05   Payments............................................92
      Section 6.06   Statements to Certificateholders....................92
      Section 6.07   Reports to the Trustee and the Master Servicer......95
      Section 6.08   Monthly Advances....................................98
      Section 6.09   Compensating Interest Payments......................98
      Section 6.10   Reports of Foreclosures and Abandonment
                       of Mortgaged Property.............................99

                                 ARTICLE VII

            The Master Servicer.........................................100

      Section 7.01   Liabilities of the Master Servicer.................100
      Section 7.02   Merger or Consolidation of the Master Servicer.....100
      Section 7.03   Indemnification of the Trustee.....................100
      Section 7.04   Limitation on Liability of the Master Servicer
                       and Others.......................................101
      Section 7.05   Master Servicer Not to Resign......................102
      Section 7.06   [Reserved].........................................102
      Section 7.07   Sale and Assignment of Master Servicing............102

                                ARTICLE VIII

            Default.....................................................104

      Section 8.01   Events of Default..................................104
      Section 8.02   Trustee to Act; Appointment of Successor...........106
      Section 8.03   Notification to Certificateholders.................107
      Section 8.04   Waiver of Defaults.................................107
      Section 8.05   List of Certificateholders.........................107

                                 ARTICLE IX

            Concerning the Trustee......................................108

      Section 9.01   Duties of Trustee..................................108
      Section 9.02   Certain Matters Affecting the Trustee..............110
      Section 9.03   Trustee Not Liable for Certificates or SAMs........112
      Section 9.04   Trustee May Own Certificates.......................113
      Section 9.05   Trustee's Fees and Expenses........................113
      Section 9.06   Eligibility Requirements for Trustee...............113
      Section 9.07   Insurance..........................................114
      Section 9.08   Resignation and Removal of the Trustee.............114
      Section 9.09   Successor Trustee..................................115
      Section 9.10   Merger or Consolidation of Trustee.................116
      Section 9.11   Appointment of Co-Trustee or Separate Trustee......116
      Section 9.12   Master Servicer Shall Provide Information as
                       Reasonably Required..............................117
      Section 9.13   Federal Information Returns and Reports to
                       Certificateholders...............................118

                                 ARTICLE X

            Termination.................................................120

      Section 10.01  Termination Upon Repurchase by the Seller
                       or its Designee or Liquidation of All SAMs.......120
      Section 10.02  Additional Termination Requirements................123

                                 ARTICLE XI

            Miscellaneous Provisions....................................125

      Section 11.01  Intent of Parties..................................125
      Section 11.02  Amendment..........................................125
      Section 11.03  Recordation of Agreement...........................126
      Section 11.04  Limitation on Rights of Certificateholders.........126
      Section 11.05  Acts of Certificateholders.........................127
      Section 11.06  [Reserved].........................................128
      Section 11.07  Governing Law......................................128
      Section 11.08  Notices............................................129
      Section 11.09  Severability of Provisions.........................129
      Section 11.10  Successors and Assigns.............................129
      Section 11.11  Article and Section Headings.......................129
      Section 11.12  Counterparts.......................................130
      Section 11.13  Notice to Rating Agencies..........................130


                                   EXHIBITS

      Exhibit A-1 - Form of Face of Certificates
      Exhibit A-2 - Form of Reverse of Certificates
      Exhibit B-    SAM Schedule
      Exhibit C-    Representations and Warranties of the Seller
                    Concerning the SAMs
      Exhibit D-    Form of Request for Release
      Exhibit E-    Form of Affidavit pursuant to Section 860E(e)(4)
      Exhibit F-1 - Form of Investment Letter
      Exhibit F-2 - Form of Rule 144A and Related Matters Certificate
      Exhibit G-    Form of Trustee's Initial Certification
      Exhibit H-    Form of Trustee's Final Certification
      Exhibit I-    Form of ERISA Letter for Class X Certificates




                      POOLING AND SERVICING AGREEMENT

                  Pooling and Servicing Agreement dated as of               ,
2000, among             , as the depositor (the "Depositor"),            , as
master servicer (the "Master Servicer"), and, a banking association, as trustee (the "Trustee").


                           PRELIMINARY STATEMENT

                  On or prior to the Closing Date, the Seller has acquired
the SAMs from            , in its individual capacity and in its capacity as
trustee ("     "). On the Closing Date, the Seller will sell the SAMs and certain other property to the Trust Fund and receive in consideration therefor Certificates evidencing the entire beneficial ownership interest in the Trust Fund. will be the Master Servicer for the SAMs.

                  The Trustee shall make an election for the assets included in the Trust Fund to be treated for federal income tax purposes as a REMIC. On , 2000 (the "Startup Day"), all the Classes of Certificates except for the Class R Certificate will be designated "regular interests" in such REMIC. The Class R Certificates will be designated the "residual interest" in such REMIC.

                  The SAMs will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before
the Cut-off Date, of $    . The initial principal amount of the Certificates
will not exceed such Outstanding Principal Balance.

                  In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:

                                 ARTICLE I

                                Definitions

                  Whenever used in this Agreement, the following words and phrases, unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article.

                  Account: The Distribution Account, the Collection Accounts or the Servicing Accounts as the context may require.

                  Accrued Certificate Interest: For any Certificate (other than a Class PO Certificate) for any Distribution Date, the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Current Principal Amount (or, in the case of a Class X Certificate, the Notional Amount) of such Certificate immediately prior to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, less (i) in the case of an interest-bearing Senior Certificate, such Certificate's share of any Net Interest Shortfall and, after the Cross-Over Date, the interest portion of any Realized Losses and (ii) in the case of a Subordinate Certificate, such Certificate's share of any Net Interest Shortfall and the interest portion of any Realized Losses.

                  Additional Interest: With respect to any SAM, the amount of, or manner in which, as the context requires, Additional Interest in calculated in the applicable Mortgage Note.

                  Advancing Date: The Business Day preceding the related Distribution Date.

                  Affiliate: As to any Person, any other Person controlling, controlled by or under common control with such Person. "Control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlled" and "Controlling" have meanings correlative to the foregoing. The Trustee may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of the Trustee has actual knowledge to the contrary.

                  Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                  Allocable Share: With respect to each Class of Subordinate Certificates:

      (a) as to any Distribution Date and amounts distributable pursuant to clauses (i) and (iii) of the Subordinate Optimal Principal Amount, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all Classes of Subordinate Certificates; and

      (b) as to any Distribution Date and amounts distributable pursuant to clause (ii), (iv) and (v) of the Subordinate Optimal Principal Amount, and as to each Class of Subordinate Certificates (other than the Class of Subordinate Certificates having the lowest numerical designation as to which the Class Prepayment Distribution Trigger shall not be applicable) for which (x) the related Class Prepayment Distribution Trigger has been satisfied on such Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all Classes of Subordinate Certificates and (y) the related Prepayment Distribution Trigger has not been satisfied on such Distribution Date, 0%; provided that if on a Distribution Date, the Current Principal Amount of any Class of Subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributed pursuant to this clause (b), to the extent of such Class's remaining Allocable Share, shall be distributed to the remaining Classes of Subordinate Certificates which satisfy the Class Prepayment Distribution Trigger and to the Subordinate Class having the lowest numerical designation in reduction of their respective Current Principal Amounts in the order of their numerical Class designations.

                  Applicable Credit Rating: A credit rating of Aaa, in the case of S&P or a credit rating of AAA, in the case of Fitch, for any long-term deposit or security or a rating of A- 1+, in the case of S&P, or F-1 in the case of Fitch, for any short-term deposit or security.

                  Applicable State Law: For purposes of Section 9.13(d), the Applicable State Law shall be (a) the law of the State of New York; and
(b) the law of the State of , and (c) such other state law whose applicability shall have been brought to the attention of the Trustee by either (i) an Opinion of Counsel delivered to it, or (ii) written notice from the appropriate taxing authority as to the applicability of such state law.

                  Appraised Value: Means the Initial Appraised Value of a SAM or the appraised value of any appraisal required pursuant to any SAM.

                  Appreciation Share: With respect to any Mortgage Note, the percentage of appreciation in the value of the Mortgaged Property from the date of origination of such SAM to the earlier of (i) the date on which any Mortgage Termination Event occurs and (ii) the maturity date thereof with respect to the related SAM that the Mortgagor must pay to the Mortgagee.

                  Assumed Final Distribution Date: With respect to the
Certificates,              , 20   .

                  Available Funds: With respect to any Distribution Date, an amount equal to the aggregate of the following amounts with respect to the SAMs: (a) all previously undistributed payments on account of principal (including the principal portion of Scheduled Payments, Principal Prepayments and the principal portion of Insurance Proceeds and Net Liquidation Proceeds) and all previously undistributed payments on account of interest and Additional Interest received on or after the Cut-off Date and on or prior to the related Determination Date, (b) any Monthly Advances (including Distribution Account Advances) and Compensating Interest Payments by the Master Servicer with respect to such Distribution Date and
(c) any amount reimbursed by the Trustee pursuant to Subsection 4.02(d) in connection with losses on Permitted Investments, except:

                        (i) all payments that were due on or before the
                  Cut-off Date;

                        (ii) all Principal Prepayments and Liquidation
                  Proceeds received after the applicable Prepayment Period;

                        (iii) all payments, other than Principal
                  Prepayments, that represent early receipt of Scheduled Payments due on a date or dates subsequent to the related Due Date;

                        (iv) amounts received on particular SAMs as late
                  payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances (including Distribution Account Advances);

                        (v) amounts of Monthly Advances (including
                  Distribution Account Advances) determined to be Nonrecoverable Advances;

                        (vi) amounts permitted to be withdrawn from the
                  Distribution Account pursuant to Subsection 4.03(a); and

                        (vii) amounts withdrawn by the Trustee pursuant to
                  Subsection 4.03(b) to pay the Trustee's Fee and expenses.

                  Balloon SAM: A SAM that provided on the Cut-off Date for amortization on the basis of an amortization schedule extending beyond its stated maturity by more than twelve months with a disproportionate Scheduled Payment due on its stated maturity date equal to the remaining principal balance of such SAM.

                  Balloon Payments: With respect to a Balloon SAM, the principal portion of the Scheduled Payment due on its stated maturity equal to the remaining principal balance of the Balloon SAM.

                  Bankruptcy Code: The United States Bankruptcy Code, as amended as codified in 11 U.S.C. ss.101-1330.

                  Book-Entry Certificates: Initially, all Classes of Certificates other than the Class X, Class R, Class ______, Class _____ and Class _____ Certificates.

                  BSMCC:  Bear Stearns Mortgage Capital Corporation.

                  Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange is closed or on which banking institutions in New York City, ________, _________ or any other jurisdiction in which the Corporate Trust Office or the principal place of business of the Master Servicer is located are authorized or obligated by law or executive order to be closed.

                  Certificate: Any mortgage pass-through certificate evidencing a beneficial ownership interest in the Trust Fund signed and countersigned by the Trustee in substantially the forms annexed hereto as Exhibit A-1 and A-2, with the blanks therein appropriately completed.

                  Certificate Owner: Any Person who is the beneficial owner of a Certificate registered in the name of the Depository or its nominee.

                  Certificate Register: The register maintained pursuant to
Section 5.02.

                  Certificateholder:  A Holder of a Certificate.

                  Class: With respect to the Certificates, A, PO, X, B, C, D, E, F, G and R.

                  Class PO Cash Shortfall: As defined in Section 6.01
(a)(C).

                  Class PO Deferred Amount: With respect to each Distribution Date through the Cross-Over Date, the aggregate of all amounts allocable on such Distribution Date to the Class PO Certificates in respect of the principal portion of any Realized Losses on Discount SAMs and Class PO Cash Shortfall, and all amounts previously allocated in respect of such losses and such shortfall to the Class PO Certificates and not distributed on prior Distribution Dates. No interest shall accrue on any Class PO Deferred Amount.

                  Class PO Deferred Payment Writedown Amount: With respect to any Distribution Date, the amount if any, distributed on such date in respect of the Class PO Deferred Amount pursuant to Section 6.01(a)(A) fourth.

                  Class PO Principal Distribution Amount: On each
Distribution Date, an amount, without duplication, equal to the sum of:

                        (i) the PO Percentage of all scheduled payments of
                  principal due on each Discount SAM on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous principal prepayments, but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                        (ii) the PO Percentage of the Scheduled Principal
                  Balance of each Discount SAM which was the subject of a Voluntary Principal Prepayment in full received by the Master Servicer during the applicable Prepayment Period;

                        (iii) the PO Percentage of all Voluntary Principal
                  Prepayments in part for each Discount SAM received during the applicable Prepayment Period;

                        (iv) the lesser of (a) the PO Percentage of the sum
                  of (A) all Net Liquidation Proceeds allocable to principal on each Discount SAM which became a Liquidated SAM during the related Prepayment Period (other than a Discount SAM described in the immediately following clause (B)) and (B) the Scheduled Principal Balance of each Discount SAM purchased by an Insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and (b) the PO Percentage of the sum of (A) the Scheduled Principal Balance of each Discount SAM which became a Liquidated SAM during the related Prepayment Period (other than a Discount SAM described in the immediately following clause (B)) and (B) the Scheduled Principal Balance of each such SAM that was purchased by an Insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and

                        (v) the PO Percentage of the sum of (a) the
                  Scheduled Principal Balance of each Discount SAM or REO Property which was repurchased by the Seller or a prior transferor of such SAM on such Distribution Date pursuant to Section 2.02 or 2.03(A)(b) or which was purchased pursuant to Section 3.19 and (b) the excess, if any, of the Scheduled Principal Balance of a Discount SAM that has been replaced by the Seller or a prior transferor of such SAM with a Substitute SAM pursuant to
                  Section 2.04 on such Distribution Date over the Scheduled Principal Balance of such Substitute SAM.

                  Class Prepayment Distribution Trigger: For each Class of Subordinate Certificates for any Distribution Date, the Class Prepayment Distribution Trigger is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Current Principal Amount of such Class and each Class of Subordinate Certificates subordinate thereto, if any, and the denominator of which is the Scheduled Principal Balances of all of the SAMs as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

                  Closing Date:  ____________  __, 2000.

                  Code:  The Internal Revenue Code of 1986, as amended.

                  Collection Account: A segregated account established and maintained by the Master Servicer or any Sub-Servicer with respect to the SAMs and with respect to REO Property in a Designated Depository
Institution for receipt of principal and interest and other amounts as described in Section 4.01.

                  Compensating Interest Payments:  As defined in Section 6.09.

                  Corporate Trust Office: The office of the Trustee at which at any particular time its corporate trust business is administered, which office, at the date of the execution of this Agreement, is located at _____________________________, Attention:

                  Cross-Over Date: The first Distribution Date on which the aggregate Current Principal Amount of the Subordinate Certificates has been reduced to zero (giving effect to all distributions on such Distribution
Date).

                  Current Principal Amount: With respect to any Certificate (other than a Class X Certificate) as of any Distribution Date, the initial principal amount of such Certificate as reduced by (A) the sum of (i) all amounts distributed on previous Distribution Dates on such Certificate with respect to principal, (ii) the principal portion of all Realized Losses allocated prior to such Distribution Date to such Certificate, and (iii) in the case of a Subordinate Certificate, such Certificate's pro rata share, if any, of the Subordinate Certificate Writedown Amount for previous Distribution Dates. With respect to any Class of Certificates (other than the Class X Certificates), the Current Principal Amount thereof will equal the sum of the Current Principal Amounts of all Certificates in such Class. Notwithstanding the foregoing, solely for purposes of giving consents, directions, waivers, approvals, requests and notices, the Class R Certificate after the Distribution Date on which it receives the distribution of the last dollar of its original principal amount shall be deemed to have a Current Principal Amount equal to its Current Principal Amount on the day immediately preceding such Distribution Date.

                  Cut-off Date:  ______________  __, 2000.

                  Cut-off Date Balance:  $_______________

                  Debt Service Reduction: Any reduction of the Scheduled Payments which a Mortgagor is obligated to pay with respect to a SAM as a result of any proceeding under the Bankruptcy Code or any other similar state law or other proceeding.

                  Debtor Relief Laws: Any applicable liquidation, conservatorship, receivership, bankruptcy, insolvency, rearrangement, moratorium, reorganization, or similar debtor relief laws affecting the rights of creditors generally from time to time in effect.

                  Defaulted SAM: Any SAM as to which the Mortgagor has failed to make unexcused payment in full of three or more consecutive Scheduled Payments.

                  Deficient Valuation: With respect to any SAM, a valuation of the Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the SAM, which valuation results from a proceeding initiated under the Bankruptcy Code or any other similar state law or other proceeding.

                  Depository: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

                  Depository Agreement: The meaning specified in Subsection 5.01(a) hereof.

                  Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  Designated Depository Institution: A depository institution (commercial bank, mutual savings bank or savings and loan association) or trust company (which may include the Trustee), the deposits of which are insured by the FDIC or Bank Insurance Fund to the extent provided by law or the Federal Home Loan Bank of Cincinnati.

                  Determination Date: The 10th day of the month preceeding the Distribution Date, or if such day is not a Business Day, the preceding Business Day.

                  Discount Mortgage Loan: Any SAM with a Remittance Rate less than _____ per annum.

                  Distribution Account: The account or accounts created and maintained pursuant to Section 4.02, which shall be denominated
"__________________ as Trustee f/b/o holders of Structured Asset Mortgage Investments Trust 2000-1, Mortgage Pass-Through Certificates, Series 2000-1
- Distribution Account."

                  Distribution Account Advance: As of any Determination Date, the amount on deposit in a Collection Account which is not required to be transferred to the Distribution Account for distribution during the calendar month in which such Determination Date occurs but which is deposited in the Distribution Account and used to make a distribution to Certificateholders during such calendar month on account of Scheduled Payments on the SAMs due on the Due Date for such month not being paid on or before such Determination Date except insofar as such unpaid amounts are the result of application of the Relief Act.

                  Distribution Date: The 25th day of any month, beginning in the month immediately following the month of the Closing Date, or, if such 25th day is not a Business Day, the Business Day immediately following.

                  DTC Custodian: _________________________, or its
successors in interest as custodian for the Depository.

                  Due Date: With respect to each SAM, the date in each month on which its Scheduled Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month.

                  Due Period: With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending at the close of business on the first day of the month in which the Distribution Date occurs.

                  Eligible Account:

                        (i) maintained with a depository institution the
                  debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by either Rating Agency,

                        (ii) an account or accounts the deposits in which
                  are fully insured by the Federal Deposit Insurance Corporation (the "FDIC"),

                        (iii) an account or accounts the deposits in which
                  are insured by the FDIC (to the limits established by the FDIC), and the uninsured deposits in which are invested in Eligible Investments held in the name of the Trustee, or

                        (iv) an account or accounts otherwise acceptable to
                  each Rating Agency.

                  ERISA: The Employee Retirement Income Security Act of 1974, as amended.

                  Event of Default:  An event described in Section 8.01.

                  Excess Liquidation Proceeds: To the extent that such amount is not required by law to be paid to the related Mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a Liquidated SAM exceed the sum of (i) the Outstanding Principal Balance of such SAM and accrued but unpaid interest at the related Stated Interest Rate through the last day of the month in which the related Liquidation Date occurs, plus
(ii) related Liquidation Expenses.

                  Fannie Mae: Fannie Mae (formerly the Federal National Mortgage Association) or any successor thereto.

                  FDIC: Federal Deposit Insurance Corporation or any successor thereto.

                  Fitch:  Fitch IBCA, Inc.

                  Fractional Undivided Interest: With respect to any Class of Certificates (other than the Class X Certificates), the fractional undivided interest evidenced by any Certificate of such Class, the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the Current Principal Amount of such Class. With respect to the Class X Certificates, the fractional undivided interest evidenced by any Certificate of such Class the numerator of which is the Notional Amount applicable to such Certificate and the denominator of which is the Notional Amount of the applicable Class. With respect to the Certificates in the aggregate, the fractional undivided interest evidenced by each of the Class X and Class R Certificates will be deemed to equal 1% multiplied by a fraction the numerator of which is the Current Principal Amount or Notional Amount of each such Certificate and the denominator of which is the aggregate Current Principal Amount or Notional Amount of each such Class and (ii) a Certificate of any other Class will be deemed to equal 98% multiplied by a fraction, the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the Current Principal Amount of all the Certificates.

                  Freddie Mac: Freddie Mac, formerly the Federal Home Loan Mortgage Corporation, or any successor thereto.

                  Funds Transfer Date: The Business Day prior to the related Distribution Date in any month.

                  Global Certificate: Any Private Certificate registered in the name of the Depository or its nominee, beneficial interests in which are reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository). As of the Closing Date there will be no Global Certificates.

                  Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, subject to Subsections 11.02(b) and 11.05(e), solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Seller, the Master Servicer, a Sub-Servicer, if any, or the Trustee, or any Affiliate thereof shall be deemed not to be outstanding and the Fractional Undivided Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Fractional Undivided Interests necessary to effect any such consent has been obtained.

                  Implied Market Rate: With respect to any SAM, a typical market interest rate for a comparable single-family mortgage product having the same principal terms (e.g., the same maturity and same LTV) but not having a shared appreciation mortgage feature.

                  Indemnified Persons: The Trustee, its officers, directors, agents and employees and any separate or co-trustee and its officers, directors, agents and employees.

                  Independent: When used with respect to any specified Person, this term means that such Person (a) is in fact independent of the Seller or the Master Servicer and of any Affiliate of the Seller or the Master Servicer, (b) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer, or any Affiliate of the Seller or the Master Servicer, and (c) is not connected with the Seller or the Master Servicer, or any Affiliate as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  Indexed Appreciation Payment: With respect to any Portfolio, [to come].

                  Individual Certificate: Any Private Certificate registered in the name of the Holder other than the Depository or its nominee.

                  Initial Appraised Value: The amount set forth in an appraisal made in connection with the origination of the related SAM as the value of the Mortgaged Property.

                  Institutional Accredited Investor: Any Person meeting the requirements of Rule 501 (a)(1), (2), (3) or (7) of Regulation D under the Securities Act or any entity all the equity holders in which come within such paragraphs.

                  Insurance Policy: With respect to any SAM, any Primary Mortgage Insurance Policy, standard hazard insurance policy, flood insurance policy or title insurance policy.

                  Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy covering any SAM or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note or Security Instrument and other than amounts used to repair or restore the Mortgaged Property or to reimburse Insured Expenses.

                  Insured Expenses: Expenses covered by any Insurance
Policy.

                  Insurer:  Any issuer of an Insurance Policy.

                  Interest Accrual Period: With respect to each
Distribution Date, for each Class of interest bearing Certificates, the calendar month preceding the month in which the Distribution Date occurs, commencing in ___________, 2000.

                  Interest Shortfall: With respect to any Distribution Date and each SAM that during the related Prepayment Period was the subject of a Voluntary Principal Prepayment, or constitutes a Relief Act SAM, an amount determined as follows:

      (a) partial principal prepayments: The difference between (i) one month's interest at the applicable Remittance Rate on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Remittance Rate) received at the time of such prepayment;

      (b) principal prepayments in full received during the relevant Prepayment Period: The difference between (i) one month's interest at the applicable Remittance Rate on the Scheduled Principal Balance of such SAM immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Remittance
            Rate) received at the time of such prepayment; and

      (c) Relief Act SAMs: As to any Relief Act SAM, the excess of (i) 30 days' interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on the Scheduled Principal Balance thereof (or, in the case of a principal prepayment in part, on the amount so prepaid) at the related Remittance Rate over (ii) 30 days' interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on such Scheduled Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Remittance Rate required to be paid by the Mortgagor as limited by application of the Relief Act.

                  Investment Letter: The letter to be furnished by each Institutional Accredited Investor which purchases any Class of Private Certificates in connection with such purchase, substantially in the form set forth as Exhibit F-1 hereto.

                  Liquidated SAM: Any defaulted SAM as to which the Master Servicer has determined that all amounts it expects to recover from or on account of such SAM have been recovered.

                  Liquidation Date: With respect to any Liquidated SAM, the date on which the Master Servicer has certified that such SAM has become a Liquidated SAM.

                  Liquidation Expenses: With respect to a SAM in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer and not recovered by the Master Servicer under any Primary Mortgage Insurance Policy for reasons other than the Master Servicer's failure to ensure the maintenance of or compliance with a Primary Mortgage Insurance Policy, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys' fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

                  Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted SAM, whether through trustee's sale, foreclosure sale, Insurance Proceeds, condemnation proceeds or otherwise.

                  Loan Summary and Remittance Report: The report to be submitted by the Master Servicer to the Trustee pursuant to Subsection 6.07(b).

                  Loan-to-Value Ratio: The fraction, expressed as a percentage, the numerator of which is the original principal balance of the related SAM and the denominator of which is the Original Value of the related Mortgaged Property.

                  Loss Allocation Limitation: The meaning specified in
Section 6.03(b)(B) hereof.

                  Master Servicer: With respect to the SAMs, _______, or its successor in interest, or any successor master servicer with respect to the SAMs appointed as herein provided.

                  Master Servicing Fee: As to any SAM and Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such SAM as of the Due Date in the preceding calendar month and (ii) the Master Servicing Fee Rate. Any Master Servicing Fee in excess of [ ]% per annum will be set aside by the Master Servicer to pay for lender funded mortgage insurance and will not be treated as servicing compensation to the Master Servicer and will not be available to make Compensating Interest Payments.

                  Master Servicing Fee Rate: With respect to each SAM, the per annum rate set forth on the SAM Schedule which shall be between [ ]% and [ ]% per annum.

                  Monthly Advance: The advance (including a Distribution Account Advance) required to be made by the Master Servicer on the related Advancing Date pursuant to Section 6.08.

                  Moody's: Moody's Investors Service, Inc., and its successors and assigns.

                  Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining to a particular SAM and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  Mortgage Note: The originally executed note or other evidence of the indebtedness of a Mortgagor under the related SAM.

                  Mortgage Termination Event: With respect to any SAM, the events specified in the related Mortgage Note (which shall substantially conform with the events shown on Schedule __ hereto as provided herein) as to which the Mortgagor is required to fully repay its liability thereunder.

                  Mortgaged Property: Land and improvements securing the indebtedness of a Mortgagor under the related SAM or, in the case of REO Property, such REO Property.

                  Mortgagor:  The obligor on a Mortgage Note.

                  Net Interest Shortfall: With respect to any Distribution Date, the Interest Shortfall, if any, for such Distribution Date net of Compensating Interest Payments made with respect to such Distribution Date.

                  Net Liquidation Proceeds: As to any Liquidated SAM, Liquidation Proceeds net of (i) Liquidation Expenses which are payable therefrom to the Master Servicer in accordance with this Agreement and (ii) unreimbursed advances by the Master Servicer or a Sub-Servicer and Monthly Advances including Distribution Account Advances.

                  Non-Discount SAM: Any SAM with a Remittance Rate equal to
or greater than [   ]% per annum.

                  Non-PO Percentage: With respect to any Discount SAM, the
Remittance Rate thereof divided by [   ]%.

                  Nonrecoverable Advance: Any advance (i) which was previously made or is proposed to be made by the Master Servicer and (ii) which, in the good faith judgment of the Master Servicer, as evidenced by an Officer's Certificate, will not or, in the case of a proposed advance, would not, be ultimately recoverable by the Master Servicer from Liquidation Proceeds, Insurance Proceeds or future payments on the SAM for which such advance was made.

                  Notional Amount: On any Distribution Date, with respect to the Class X Certificates an amount equal to the aggregate of the Scheduled Principal Balances of the Non- Discount SAMs as of the related Due Date.

                  Offered Certificate: Any Class A, Class PO, Class X, Class B, Class C, Class D and Class R Certificate.

                  Offered Subordinate Certificates: The Class B, Class C and Class D Certificates.

                  Officer's Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President or Assistant Vice President or other authorized officer of the Master Servicer and delivered to the Trustee, as required by this Agreement.

                  Opinion of Counsel: A written opinion of counsel who is or are acceptable to the Trustee and who, unless required to be Independent (an "Opinion of Independent Counsel"), may be internal counsel for the Master Servicer.

                  Original Subordinate Principal Balance: The sum of the aggregate Current Principal Amounts of each Class of Subordinate
Certificates as of the Cut-off Date.

                  Original Value: The lesser of (i) the Appraised Value or
(ii) sales price of a Mortgaged Property at the time of origination of a SAM, except that in instances where either (i) or (ii) is unavailable, the other may be used to determine Original Value, or if both (i) and (ii) are unavailable, Original Value may be determined from other sources reasonably acceptable to the Trustee.

                  Outstanding SAM: With respect to any Due Date, a SAM which, prior to such Due Date, was not the subject of a Principal
Prepayment in full, did not become a Liquidated SAM and was not purchased pursuant to Sections 2.02, 2.03A or 3.19 or replaced pursuant to Section 2.04.

                  Outstanding Principal Balance: As of the time of any determination, the principal balance of a SAM remaining to be paid by the Mortgagor, or, in the case of an REO Property, the principal balance of the related SAM remaining to be paid by the Mortgagor at the time such property was acquired by the Trust Fund less any Net Insurance Proceeds with respect thereto to the extent applied to principal.

                  Pass-Through Rate: As to each Class of Certificates, other than the Class PO Certificates, the rate of interest set forth, or determined as provided with respect thereto, in Section 5.01. Any monthly calculation of interest at a stated rate shall be based upon annual interest at such rate divided by twelve.

                  Permitted Investments: Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders:

                        (i) direct obligations of, and obligations the
                  timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

                        (ii) (a) demand or time deposits, federal funds or
                  bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Trustee acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

                        (iii) repurchase obligations with respect to (a)
                  any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above where the Trustee holds the security therefor;

                        (iv) securities bearing interest or sold at a
                  discount issued by any corporation (including the Trustee) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Outstanding Principal Balances and amounts of all the SAMs and Permitted Investments held as part of the Trust;

                        (v) commercial paper (including both
                  non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from each Rating Agency at the time of such investment;

                        (vi) a Reinvestment Agreement issued by any bank,
                  insurance company or other corporation or entity;

                        (vii) any other demand, money market or time
                  deposit, obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency to the Trustee; and

                        (viii) any money market funds (including, without
                  limitation, BT Institutional Treasury Money Fund) the collateral of which consists of obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (which may include repurchase obligations secured by collateral described in clause (i) and having the Applicable Credit Rating or better from each Rating Agency;

                  Securities Legend: "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

                  Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  Physical Certificates: Initially, the Class X
Certificates, the Private Certificates and the Residual Certificate.

                  Plan:  As defined in Section 5.07(a).

                  PO Percentage: With respect to any Discount SAM, the fraction, expressed as a percentage, equal to [ ]% minus the Remittance Rate thereof divided by [ ]%; and with respect to any Non-Discount SAM, 0%.

                  Prepayment Period: With respect to any SAM and any Distribution Date, the calendar month preceding the month of such Distribution Date.

                  Primary Mortgage Insurance Policy: Any primary mortgage guaranty insurance policy issued in connection with a SAM which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related Security Instrument, or any replacement policy therefor.

                  Principal Prepayment: Any payment (whether partial or full) or other recovery of principal on a SAM which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and the purchase price in connection with any purchase of a SAM, any cash deposit in connection with the substitution of a SAM, and the principal portion of Net Liquidation Proceeds.

                  Private Certificate: Any Class B, Class C or Class D Certificate.

                  QIB: A Qualified Institutional Buyer as defined in Rule 144A promulgated under the Securities Act.

                  Qualified Insurer: Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Master Servicer, so long as the claims paying ability of which is acceptable to the Rating Agencies for pass-through certificates having the same rating as the Certificates rated by the Rating Agencies as of the Closing Date.

                  Rating Agencies:  S&P and Moody's.

                  Rating Agency Eligible Account: An account, including one maintained with the Trustee, which either (i) is a trust account maintained with the corporate trust department of a depository institution or trust company (including, without limitation, the Trustee) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia which is not affiliated with the Master Servicer, any Sub-Servicer or any other master servicer other than the Trustee, (ii) is maintained with an entity which is an institution whose deposits are insured by the FDIC or the Bank Insurance Fund, the unsecured and uncollateralized long-term debt obligations of which shall be rated "A" or higher by S&P and "A" or higher by Fitch, or one of the two highest short-term ratings by each Rating Agency, and which is either (a) a federal savings association duly organized, validly existing and in good standing under the federal banking laws, (b) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (c) a national banking association under the federal banking laws,
(d) a principal subsidiary of a bank holding company, or (e) the Federal Home Loan Bank of ___________ or (iii) otherwise meets the requirements of each Rating Agency for the maintenance of the ratings on the Certificates.

                  Realized Loss: Any (i) Deficient Valuation or (ii) as to any Liquidated SAM, the positive amount, if any, of (x) the Outstanding Principal Balance of such Liquidated SAM plus accrued and unpaid interest thereon at the Stated Interest Rate through the last day of the month of such liquidation less (y) the related Net Liquidation Proceeds with respect to such SAM.

                  Record Date: With respect to any Distribution Date, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date.

                  Reinvestment Agreements: One or more reinvestment agreements, acceptable to the Rating Agencies, from a bank, insurance company or other corporation or entity (including the Trustee).

                  Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                  Relief Act SAM: Any SAM as to which the Scheduled Payment thereof has been reduced due to the application of the Relief Act.

                  REMIC: A real estate mortgage investment conduit, as defined in the Code.

                  REMIC Assets: That group of assets contained in the Trust Fund designated as a REMIC consisting of (i) the SAMs, (ii) the Distribution Account, (iii) any REO Property and (iv) any proceeds of the foregoing.

                  REMIC Opinion: An Opinion of Independent Counsel, to the effect that the proposed action described therein would not, under the REMIC Provisions, (i) cause the REMIC Assets to fail to qualify as a REMIC while any regular interest in such REMIC is outstanding, (ii) result in a tax on prohibited transactions or (iii) constitute a taxable contribution after the Startup Day.

                  REMIC Provisions: The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

                  Remittance Rate: With respect to each SAM, the annual rate of interest remitted to the Master Servicer, equal to the Stated Interest Rate minus the sum of (i) the Master Servicing Fee Rate and Trustee Fee and (ii) any Retained Yield.

                  REO Property: A Mortgaged Property acquired in the name of the Trustee, for the benefit of Certificateholders, by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted SAM.

                  Repurchase Price: With respect to any SAM (or any property acquired with respect thereto) required to be repurchased pursuant to Section 2.02 or 2.03A an amount equal to the sum of (i) the Scheduled Principal Balance of the SAM, plus (ii) interest on such Scheduled Principal Balance at the Remittance Rate from the date on which interest has last been paid up to, and not including, the date of repurchase, less amounts received from or on behalf of the Mortgagor in respect of such repurchased SAM which are being held in the Distribution Account for distribution in the month of repurchase, plus (iii) the greater of (a) the Indexed Appreciation Payment or (b) the Implied Market Rate times the accrued interest on the Outstanding Principal Balance on the related SAM since the most recent interest payment on such SAM Principal Prepayment, plus (iv) expenses reasonably incurred or to be incurred by the Master Servicer in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the repurchase obligation and any negative cost of carrying the SAM incurred by the Master Servicer during the period prior to it being repurchased by the Seller.

                  Request for Release: A request for release in the form attached hereto as Exhibit D.

                  Required Insurance Policy: With respect to any SAM, any insurance policy which is required to be maintained from time to time under this Agreement with respect to such SAM.

                  Residual Certificate:  The Class R Certificate.

                  Responsible Officer: Any officer assigned to the corporate trust department or similar department of the Trustee (or any successor division or department thereto), and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  Retained Yield: Any additional fees or payments made by a Mortgagor that the Master Servicer is entitled to and is not part of the Master Servicing Fee.

                  Rule 144A Certificate: The certificate to be furnished by each purchaser of a Private Certificate which is a Qualified Institutional Buyer as defined under Rule 144A promulgated under the Securities Act, substantially in the form set forth as Exhibit F-2 hereto.

                  SAM: A share appreciation SAM transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.04 and held as a part of the Trust Fund, as identified in the SAM Schedule, including a Mortgage Loan the property securing which has become an REO Property.

                  SAMCO:  SAMCO Mortgage Securities Corp.

                  SAM Schedule: The schedule, attached hereto as Exhibit B with respect to the SAMs and as amended from time to time to reflect the repurchase or substitution of SAMs pursuant to this Agreement.

                  "S&P": Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successors in interest.

                  "Sale and Servicing Agreement": Those certain sale and servicing agreements between BSMCC and each seller named thereto a list of which is attached as Schedule ___ hereto.

                  Scheduled Payment: With respect to any SAM and any month, the scheduled payment or payments of principal and interest due during such month on such SAM which either is payable by a Mortgagor in such month under the related Mortgage Note or, in the case of REO Property, would otherwise have been payable under the related Mortgage Note.

                  Scheduled Principal: The principal portion of any Scheduled Payment.

                  Scheduled Principal Balance: With respect to any SAM on any Distribution Date, (i) the unpaid principal balance of such SAM as of the close of business on the related Due Date (i.e., taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (ii) any Principal Prepayments (including the principal portion of Net Liquidation Proceeds) received during or prior to the related Prepayment Period; provided that the Scheduled Principal Balance of a Liquidated SAM is zero.

                  Securities Act:  The Securities Act of 1933, as amended.

                  Subordinate Certificates: The Class B, Class C, Class D, Class _, Class _ and Class _ Certificates.

                  Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

                  Seller: SAMCO Mortgage Securities Corp., a Delaware corporation, or its successors in interest.

                  Senior Certificates: The Class A, Class PO, Class X and Class R Certificates.

                  Senior P&I Certificates: The Senior Certificates other than the Class PO Certificates.

                  Senior P&I Optimal Principal Amount: As to any
Distribution Date, an amount equal to the sum, without duplication, of the following (but in no event greater than the aggregate Current Principal Amounts of the Senior P&I Certificates immediately prior to such Distribution Date):

                        (i) the Senior Percentage of the Non-PO Percentage
                  of all scheduled payments of principal allocated to the Scheduled Principal Balance due on each Outstanding SAM on the related Due Date as specified in the amortization schedule at the time thereto (after adjustments for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                        (ii) the Senior Prepayment Percentage of the Non-PO
                  Percentage of all Voluntary Principal Prepayments in part received during the related Prepayment Period with respect to each SAM together with the Senior Prepayment Percentage of the Non-PO Percentage of the Scheduled Principal Balance of each SAM which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

                        (iii) the lesser of (a) the Senior Prepayment
                  Percentage of the Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each SAM which became a Liquidated SAM during the related Prepayment Period (other than SAMs described in the immediately following clause (B)) and
                  (B) the Scheduled Principal Balance of each such SAM purchased by an Insurer from the Trustee during the related Prepayment Period, pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and (b) the Senior Percentage of the Non-PO Percentage of the sum of (A) the Scheduled Principal Balance of each SAM which became a Liquidated SAM during the related Prepayment Period (other than the SAMs described in the immediately following clause (B)) and (B) the Scheduled Principal Balance of each such SAM that was purchased by an Insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise,

                        (iv) the Senior Prepayment Percentage of the Non-PO
                  Percentage of the Scheduled Principal Balance of each SAM or REO Property which was purchased by the Seller or a prior transferor of such SAM on such Distribution Date pursuant to Section 2.02 or 2.03A(b) or which was purchased pursuant to Section 3.19; and

                        (v) the Senior Prepayment Percentage of the Non-PO
                  Percentage of the excess, if any, of the Scheduled Principal Balance of a SAM that has been replaced by the Seller or a prior transferor of such SAM with a Substitute SAM pursuant to Section 2.04 on such Distribution Date over the Scheduled Principal Balance of such Substitute SAM.

                  Senior Percentage: Initially ______ %. On any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amounts of all the Senior P&I Certificates immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of the SAMs (other than the PO Percentage thereof) as of the beginning of the related Due Period.

                  Senior Prepayment Percentage: On any Distribution Date occurring during the periods set forth below, as follows:

    Period (dates inclusive)                 Senior Prepayment Percentage
      ____________, 1999 -                   100%
      ___________, 200_
      ____________, 200_ -                   Senior Percentage plus 70% of the
      ___________, 200_                      Subordinate Percentage
      ____________, 200_ -                   Senior Percentage plus 60% of the
      ___________, 200_                      Subordinate Percentage
      ____________, 200_ -                   Senior Percentage plus 40% of the
      ___________, 200_                      Subordinate Percentage
      ____________, 200_ -                   Senior Percentage plus 20% of the
      ___________, 200_                      Subordinate Percentage
      ____________, 200_ and thereafter      Senior Percentage.

                        (i) the Subordinate Prepayment Percentage of the
                  Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each SAM which was purchased by the Seller or a prior transferor of such SAM on such Distribution Date pursuant to Section 2.02 or 2.03A(b) or which was purchased pursuant to Section 3.19 and (b) the difference, if any, between the Scheduled Principal Balance of a SAM that has been replaced by the Seller or a prior transferor of such SAM with a substitute SAM pursuant to Section 2.04 on such Distribution Date over the Scheduled Principal Balance of such substitute SAM; and

                        (ii) on the Distribution Date on which the Current
                  Principal Amounts of the Senior P&I Certificates have all been reduced to zero, 100% of any Senior P&I Optimal Principal Amount.

                  Servicing Account: The separate account(s) created and maintained by the Master Servicer or each Sub-Servicer with respect to the SAMs or with respect to REO Property in a Designated Depository Institution for collection of taxes, assessments, insurance premiums and comparable items as described in Section 3.07.

                  Servicing Advances: All reasonable and customary "out of pocket" costs and expenses incurred in the performance by the Master Servicer or any Sub-Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, including reasonable fees paid to any independent contractor in connection therewith, (iv) compliance with the obligations under Section 3.07 or 3.10, and (v) in connection with the liquidation of a SAM, expenditures relating to the purchase or maintenance of the first lien on the Mortgaged Property pursuant to Section 3.12, all of which reasonable and customary out-of-pocket costs and expenses are reimbursable to the Master Servicer or any Sub-Servicer to the extent provided in Sections 4.02(b) and 4.03(b).

                  Servicing Officer: Any officer of the Master Servicer or of an agent or independent contractor through which all or part of the Master Servicer's master servicing responsibilities are carried out, involved in, or responsible for, the administration and servicing of the SAMs whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer as such list may from time to time be amended in accordance with the foregoing.

                  Startup Day:  __________ __, 2000.

                  Stated Interest Rate: The annual rate at which interest accrues from time to time on any SAM pursuant to the related Mortgage Note, which rate as of the Cut-off Date is equal to the "Stated Interest Rate" set forth with respect thereto on the SAM Schedule.

                   Subordinate Prepayment Percentage: On any Distribution Date, 100% minus the Senior Prepayment Percentage, except that on any Distribution Date after the Current Principal Amounts of the Senior Certificates have each been reduced to zero, the Subordinate Prepayment Percentage will equal 100%.

                  Subordinate Certificate Writedown Amount: As to any Distribution Date, the amount by which (a) the sum of the Current Principal Amounts of all of the Certificates (after giving effect to the distribution of principal and the allocation of applicable Realized Losses and any applicable Class PO Deferred Payment Writedown Amount in reduction of the Current Principal Amounts of such Certificates on such Distribution Date) exceeds (b) the aggregate Scheduled Principal Balances of the SAMs on the Due Date related to such Distribution Date.

                  Subordinate Optimal Principal Amount: As to any
Distribution Date, an amount equal to the sum, without duplication, of the following (but in no event greater than the aggregate Current Principal Amounts of the Subordinate Certificates immediately prior to such Distribution Date):

                        (i) the Subordinate Percentage of the Non-PO
                  Percentage of the principal portion of all Monthly Payments due on each Outstanding SAM on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                        (ii) the Subordinate Prepayment Percentage of the
                  Non-PO Percentage of each Voluntary Principal Payment in part during the related Prepayment Period with respect to each SAM and the Subordinate Prepayment Percentage of the Non-PO Percentage of the Scheduled Principal Balance of each SAM that was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

                        (iii) the excess, if any, of the Non-PO Percentage
                  of (A) all Net Liquidation Proceeds allocable to principal received during the related Prepayment Period over (B) the sum of the amounts distributable pursuant to clause (iii) of the definition of Senior P&I Optimal Principal Amount and clause (iv) of the definition of the Class PO Distribution Amount on such Distribution Date;

                  Substitute SAM: A SAM tendered to the Trustee pursuant to
Section 2.04, in each case, in the opinion of the Master Servicer, (i) which has an Outstanding Principal Balance not materially greater nor materially less than the SAM for which it is to be substituted; (ii) which has a Stated Interest Rate and Remittance Rate within 25 basis points of the SAM for which it is being substituted; (iii) which has a maturity date not greater than and not more than one year less than that of the SAM for which it is being substituted and not later than the latest maturity date of any SAM; (iv) which is of the same property type and occupancy type as such SAM; (v) which has a Loan-to-Value Ratio within 10 basis points of the Loan-to-Value Ratio of the SAM for which it is being substituted ; (vi) which is current in payment of principal and interest as of the date of substitution; (vii) as to which the payment terms do not vary in any material respect from the payment terms of the SAM for which it is to be substituted and (viii) which has an Appreciation Share equal to the SAM for which it is being substituted, and complies with the representations and warranties of the Sale and Servicing Agreement.

                  Sub-Servicing Agreement: The written contract between the Master Servicer and a Sub-Servicer and any successor Sub-Servicer relating to servicing and administration of certain SAMs as provided in Section 3.02

                  Subordinate Percentage: On any Distribution Date, 100%
minus the Senior Percentage, initially [   ]%.

                  Uninsured Cause: Any cause of damage to a Mortgaged Property or REO Property such that the complete restoration of such Mortgaged Property or REO Property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.10, without regard to whether or not such policy is maintained.

                  Voluntary Principal Prepayment: With respect to any Distribution Date, any Principal Prepayment received from the related Mortgagor on a SAM.

                  Sub-Servicer: Any Person with which the Master Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

                  Trustee's Fees: With respect to each Distribution Date, the amount to be paid to the Trustee calculated monthly on a SAM by SAM basis, equal to, with respect to all SAMs, the product of (x) the Scheduled Principal Balance of the SAMs on the Due Date in the month prior to the month of such Distribution Date and (y) one-twelfth of [ ]%.

                  Tax Matters Person: The Holder of the Class R Certificate as more particularly set forth in Section 9.13 hereof.

                  Trust Fund or Trust: The trust created by this Agreement, consisting of the SAMs and the other assets described in Section 2.01(a).

                  Trustee: ____________________ or its successor in interest, or any successor trustee appointed as herein provided.

      After the aggregate current Principal Amounts of the Subordinate Certificates have been reduced to zero, the Subordinate Optimal Principal Amount shall be zero.

      In addition, no reduction of the Senior Prepayment Percentage shall occur on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, either (A) (i)(x) the aggregate Scheduled Principal Balance of SAMs delinquent 60 days or more (including for this purpose any such SAMs in foreclosure and such SAMs with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Subordinate Certificates does not exceed [ ]% or (y) the aggregate Scheduled Principal Balance of SAMs delinquent 60 days or more (including for this purpose any such SAMs in foreclosure and SAMs with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Scheduled Principal Balances of the SAMs averaged over the last six months, does not exceed [ ]; and (ii) cumulative Realized Losses on such SAMs do not exceed (a) [ ] of the Original Subordinate Principal Balance if such Distribution Date occurs between and including __________ 200_ and ___________ 200_, (b) [ ] of the Original Subordinate Principal Balance if such Distribution Date occurs between and including ___________ 200_ and __________ 200_, (c) [ ] of the Original Subordinate Principal Balance if such Distribution Date occurs between and including ___________ 200_ and __________ 200_, (d) [ ] of the Original Subordinate Principal Balance for such Certificate Group if such Distribution Date occurs between and including ___________ 200_ and _________ 200_, and (e) [ ] of the
Original Subordinate Principal Balance for such Certificate Group if such Distribution Date occurs during or after ____________ 200_; or (B) (i) the aggregate Scheduled Principal Balance of SAMs delinquent 60 days or more (including for this purpose any such SAMs in foreclosure and SAMs with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, does not exceed [ ]; and (ii) cumulative Realized Losses on such SAMs do not exceed (a) [ ] of the aggregate Current Principal Amounts of the Original Subordinate Principal Balance if such Distribution Date occurs between and including ____________ 200_ and ___________ 200_, (b) [ ] of the Original Subordinate Principal Balance if such Distribution Date occurs between and including _________ 200_ and ___________ 200_, (c) [ ] of the Original Subordinate Principal Balance if such Distribution Date occurs between and including ____________ 200_ and ____________ 200_, (d) [ ] of the Original Subordinate Principal Balance if such Distribution Date occurs between and including ____________ 200_ and ____________ 200_, and (e) [ ] of the Original Subordinate Principal Balance if such Distribution Date occurs during or after ___________ 200_.

      Notwithstanding the foregoing, if on any Distribution Date the Senior Percentage exceeds the Senior Percentage as of the Cut-Off Date, the Senior Prepayment Percentage for such Distribution Date will equal 100%. On the Distribution Date on which the Current Principal Amounts of the Senior Certificates are reduced to zero, the Senior Prepayment Percentage shall be the minimum percentage sufficient to effect such reduction and thereafter shall be zero.

      provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

                                 ARTICLE II

                            Conveyance of SAMs;
                      Original Issuance of Certificates

                  Section 2.01 Conveyance of SAMs to Trustee. (a) The Seller concurrently with the execution and delivery of this Agreement, sells, transfers and assigns to the Trust without recourse all its right, title and interest in and to (i) the SAMs identified in the SAM Schedule, including all interest and principal due with respect to the SAMs after the Cut-off Date, but excluding any payments of principal and interest due on or prior to the Cut-off Date; (ii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Distribution Account (excluding any income to the Master Servicer from Permitted Investments under Subsection 4.02(d)), (iii) such assets relating to the SAMs as from time to time may be held by the Master Servicer or a Sub-Servicer in Collection Accounts (excluding any income to the Master Servicer or any Sub-Servicer from Permitted Investments under Subsection 4.01(a)), (iv) any Servicing Accounts (to the extent the mortgagee has a claim thereto and excluding any income to the Master Servicer or Sub-Servicer or interest payable to Mortgagors pursuant to applicable law), (v) any REO Property, (vi) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto), (vii) [Reserved] and
(viii) any proceeds of the foregoing. Although it is the intent of the parties to this Agreement that the conveyance of the Seller's right, title and interest in and to the SAMs and other assets in the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Seller shall be deemed to have granted to the Trustee a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the SAMs and other assets in the Trust Fund, and that this Agreement shall constitute a security agreement under applicable law.

      (b) In connection with the above transfer and assignment, the Seller hereby deposits with the Trustee, with respect to each SAM, (i) the original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee, (ii) the original Security Instrument, which shall have been recorded, with evidence of such recording indicated thereon, (iii) the assignment (which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Security Instrument, with evidence of recording with respect to each SAM in the name of the Trustee thereon (or, if clause (x) in the provision below applies, shall be in recordable form), (iv) all intervening assignments of the Security Instrument, if applicable and only to the extent available to the Seller with evidence of recording thereon, (v) the original of any guarantee executed in connection with the Mortgage Note, (vi) the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance and (vii) originals of all assumption, modification, consolidation or extension agreements, if applicable and available; (viii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon; (ix) any rider executed in connection with the related Mortgage Note or Mortgage; (x) the Primary Mortgage Insurance Policy or certificate of insurance where required pursuant to the related Sale and Servicing Agreements; and (xi) SAM closing statement (Form HUD-1) and any other truth- in-lending or real estate settlement procedure form required by law; provided, however, that in lieu of the foregoing, the Seller may deliver the following documents, under the circumstances set forth below: (xii) in lieu of the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Seller in time to permit their delivery as specified above, the Seller may deliver a true copy thereof with a certification by the Seller, a prior transferor or an officer of the title insurer on the face of such copy, substantially as follows:
            "Certified to be a true and correct copy of the original, which has been transmitted for recording"; and (y) in lieu of the Security Instrument, assignment to the Trustee, or intervening assignments thereof if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from the Seller, a prior transferor or an officer of the title insurer to such effect) the Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and provided, further, however, that in the case of SAMs which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification of a Servicing Officer to such effect and shall deposit all amounts paid in respect of such SAMs in the Distribution Account on the Closing Date. The Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) to the Trustee promptly after they are received. The Seller shall cause, at its expense, the Security Instrument and intervening assignments, if any, and the assignment of the Security Instrument to the Trustee to be recorded not later than 180 days after the Closing Date.

                  Section 2.02 Acceptance of SAMs by Trustee. (a) The Trustee acknowledges receipt of, subject to its further review and the exceptions which may be noted pursuant to the procedures described below, the documents (or certified copies thereof) delivered to it pursuant to
Section 2.01 and declares that it holds and will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it as Trustee in trust for the use and benefit of all present and future Holders of the Certificates. No later than 45 days after the Closing Date (or, with respect to any Substitute SAM, within 5 Business Days after the receipt by the Trustee thereof), the Trustee agrees, for the benefit of the Certificateholders, to review each Mortgage File delivered to it and to execute and deliver, or cause to be executed and delivered, to the Seller and the Master Servicer an Initial Certification substantially in the form annexed hereto as Exhibit G. In conducting such review, the Trustee will ascertain whether all required documents have been executed and received and whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the SAMs it has received, as identified in Exhibit B to this Agreement, as supplemented; provided, however, that with respect to those documents described in subclause
(b)(iv), (v) and (vi) of Section 2.01, the Trustee's obligations shall extend only to documents actually delivered pursuant to such subsections. In performing any such review, the Trustee may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Trustee finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the SAMs identified in Exhibit B or to appear to be defective on its face, the Trustee shall promptly notify the Seller. The Seller shall correct or cure (or shall cause a prior transferor of the SAM to correct or cure) any such defect within 90 days from the date of notice from the Trustee of the defect and if such defect is not corrected or cured within such period, and such defect materially and adversely affects the interests of the Certificateholders in the related SAM, the Seller will, subject to Section 2.04, within 90 days from the Trustee's notification purchase (or cause a prior transferor of such SAM to purchase) such SAM at the Repurchase Price; provided, however, that if such defect relates solely to the inability of the Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such SAM if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 270 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Seller shall instead deliver (or cause a prior transferor of the SAM to deliver) a recording receipt of such recording office or, if such receipt is not available, a certificate of a Servicing Officer confirming that such documents have been accepted for recording, and delivery to the Trustee shall be effected by the Seller (or a prior transferor of the SAM) within thirty days of receipt of the original recorded document.

      (b) No later than 180 days after the Closing Date, the Trustee will review, for the benefit of the Certificateholders, the Mortgage Files delivered to it and will execute and deliver or cause to be executed and delivered to the Seller and the Master Servicer, a Final Certification substantially in the form annexed hereto as Exhibit H. In conducting such review, the Trustee will ascertain whether an original of each document required to be recorded has been returned from the recording office with evidence of recording thereon or a certified copy has been obtained from the recording office. If the Trustee finds any document constituting part of the Mortgage File has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the SAMs identified in Exhibit B or to appear defective on its face, the Trustee shall promptly notify the Seller (provided, however, that (i) with respect to those documents described in subclause (b)(iv), (v) and (vi) of
            Section 2.01, the Trustee's obligations shall extend only to documents actually delivered pursuant to such subsections. The Seller shall correct or cure (or shall cause a prior transferor of the SAM to correct or cure) any such defect or shall deliver to the Trustee an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of Certificateholders in such SAM within 90 days from the date of notice from the Trustee of the defect and if such defect is not corrected or cured within such period, and if such defect materially and adversely affects the interests of the Certificateholders in the related SAM, the Seller will, subject to Section 2.04, within 90 days from the Trustee's notification purchase (or cause a prior transferor of the SAM to Purchase) such SAM at the Repurchase Price; provided, however, that if such defect relates solely to the inability of the Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy, because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such SAM, if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Seller shall instead deliver (or cause a prior transferor of the SAM to deliver) a recording receipt of such recording office or, if such receipt is not available, a certificate of a Servicing Officer confirming that such documents have been accepted for recording, and delivery to the Trustee shall be effected by the Seller (or a prior transferor of the SAM) within thirty days of receipt of the original recorded document.

      (c) In the event that a SAM is purchased in accordance with Subsections 2.02(a) or (b) above, the Seller shall provide or cause to be provided the Repurchase Price to the Trustee for deposit in the Distribution Account and shall provide or cause to be provided to the Trustee written notification detailing the components of the Repurchase Price, on or prior to the related Determination Date. Upon deposit of the Repurchase Price in the Distribution Account, the Trustee shall release to the purchaser the related Mortgage File and shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by the purchaser as are necessary to vest in the purchaser title to and rights under the SAM. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is received by the Trustee. The Trustee shall amend the SAM Schedule to reflect such repurchase and shall promptly notify the Master Servicer and the Rating Agencies of such amendment. The obligation of the Seller to repurchase (or cause the repurchase of) any SAM as to which such a defect in a constituent document exists shall be the sole remedy respecting such defect available to the Certificateholders or to the Trustee on their behalf.

                  Section 2.03 Representations, Warranties and Covenants of the Master Servicer.

      (a) _______ hereby represents and warrants to the Trustee as of the Closing Date that:

                        (i) It is a corporation duly organized, validly
                  existing and in good standing under the laws of the state of its incorporation and is in good standing as a foreign corporation in each jurisdiction where such qualification is necessary and throughout the term of this Agreement will remain a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation or any state of reincorporation and in good standing as a foreign corporation in each jurisdiction where such qualification is necessary (except, in the case of foreign corporation qualification both on the date hereof and in the future, where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Master Servicer's ability to enter into this Agreement or to perform its obligations hereunder), and has the corporate power and authority to perform its obligations under this Agreement;

                        (ii) The execution and delivery of this Agreement
                  have been duly authorized by all requisite corporate action;

                        (iii) This Agreement, assuming due authorization,
                  execution, and delivery by the other parties hereto, will constitute its legal, valid and binding obligation, enforceable in accordance with its terms, except only as such enforcement may be limited by applicable Debtor Relief Laws and that certain equitable remedies may not be available regardless of whether enforcement is sought in equity or at law;

                        (iv) Its execution and delivery of this Agreement
                  and its performance and compliance with the terms of this Agreement will not (A) violate its certificate of incorporation or bylaws (B) to its knowledge, violate any law or regulation, or any administrative or judicial decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which it is a party or which may be applicable to it or any of its assets;

                        (v) To its best knowledge, after reasonable
                  investigation, it is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would reasonably be expected to have consequences that would materially and adversely affect its financial condition or operations or its performance hereunder;

                        (vi) It does not believe, nor does it have any
                  reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement to be performed by it;

                        (vii) The consummation of the transactions
                  contemplated by this Agreement are in the ordinary course of its business;

                        (viii) No litigation is pending or, to its best
                  knowledge, threatened against it, which could be reasonably expected to materially and adversely affect its entering into this Agreement or performing its obligations under this Agreement or which would have a material adverse effect on its financial condition; and

                        (ix) Its computer programs, systems and
                  applications used in servicing the SAMs will be replaced or modified and maintained to operate in such manner that at all times, including on and after January 1, 2000, it can service the SAMs in accordance with the terms of this Agreement.

                  Section 2.03A. Representations, Warranties and Covenants of the Seller.

      (a) The Seller hereby makes the representations and warranties to the Trustee set forth in Exhibit C hereto regarding the SAMs.

      (b) If the Seller, the Master Servicer or the Trustee discovers a breach of any of the representations and warranties set forth in Exhibit C, and such breach existed on the date the representation and warranty was made, which breach materially and adversely affects the value of the interests of Certificateholders or the Trustee in the related SAMs, the party discovering the breach shall give prompt written notice of the breach to the other parties. The Seller within 90 days of its discovery or receipt of notice that such breach has occurred (whichever occurs earlier), shall (or shall cause a prior transferor of the SAM to) cure the breach in all material respects or, subject to Section 2.04, purchase the SAM or any property acquired with respect thereto from the Trustee; provided, however, that if there is a breach of any representation set forth in Exhibit C and the SAM or the related property acquired with respect thereto has been sold, then the purchaser shall pay, in lieu of the Repurchase Price, any excess of the Repurchase Price over the Net Liquidation Proceeds received upon such sale. (If the Net Liquidation Proceeds exceed the Repurchase Price, any excess shall be paid to the purchaser to the extent not required by law to be paid to the borrower.) Any such purchase shall be made by the purchaser providing (or causing to be provided) to the Trustee an amount equal to the Repurchase Price for deposit in the Distribution Account and the Trustee, upon receipt of the Repurchase Price and of written notification, on or prior to the related Determination Date, which notification shall detail the components of such Repurchase Price, shall release to the purchaser the related Mortgage File and shall execute and deliver all instruments of transfer or assignment furnished to it by the purchaser, without recourse, as are necessary to vest in the purchaser title to and rights under the SAM or any property acquired with respect thereto. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is received by the Trustee. The Trustee shall amend the SAM Schedule to reflect such repurchase and shall promptly notify the Master Servicer and the Rating Agencies of such amendment. Enforcement of the obligation of the Seller to purchase or substitute a Substitute SAM for (or to cause the purchase or substitution for) any SAM or any property acquired with respect thereto (or pay (or cause the payment of) the Repurchase Price as set forth in the above proviso) as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on their behalf.

                  Section 2.04 Substitution of SAMs. Notwithstanding anything to the contrary in this Agreement, in lieu of purchasing a SAM pursuant to Sections 2.02 or 2.03A, the Seller may, no later than the date by which such purchase would otherwise be required, tender (or cause the tender) to the Trustee a Substitute SAM accompanied by an Officer's Certificate of the Seller that such Substitute SAM conforms to the requirements set forth in the definition of "Substitute SAM"; provided, however, that substitution pursuant to this Section 2.04 in lieu of purchase shall not be permitted after the termination of the two-year period beginning on the Startup Day. The Trustee shall examine the Mortgage File for any Substitute SAM in the manner set forth in Section 2.02(a) and shall notify the Master Servicer and the Seller in writing, within five Business Days after receipt, whether or not the documents relating to the Substitute SAM satisfy the requirements of the third sentence of Subsection 2.02(a). Within two Business Days after such notification, the Seller shall provide (or cause to be provided) to the Trustee for deposit in the Distribution Account the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the SAM for which substitution is being made, after giving effect to Scheduled Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the Substitute SAM, after giving effect to Scheduled Principal due on such date, which amount shall be treated for the purposes of this Agreement as if it were the payment of a portion of the Repurchase Price for the purchase of a SAM. After such notification, and, if any such excess exists, upon receipt of such deposit, the Trustee shall accept such Substitute SAM. In the event of such a substitution, accrued interest on the Substitute SAM for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Fund and accrued interest for such month on the SAM for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the Seller (or other transferor). The Scheduled Principal on a Substitute SAM due on the Due Date in the month of substitution shall be the property of the Seller (or other transferor) and the Scheduled Principal on the SAM for which the substitution is made due on such Due Date shall be the property of the Trust Fund. Upon acceptance of the Substitute SAM, the Trustee shall release to the Seller (or other transferor) the Mortgage File related to any SAM released pursuant to this
Section 2.04 and shall execute and deliver all instruments of transfer or assignment, without recourse, in form as provided to it as are necessary to vest in the Seller (or other transferor) title to and rights under any SAM released pursuant to this Section 2.04. The Seller (or other transferor) shall deliver the documents related to the Substitute SAM in accordance with the provisions of Subsections 2.01(b) and 2.02(b), with the date of acceptance of the Substitute SAM deemed to be the Closing Date for purposes of the time periods set forth in those Subsections. The representations and warranties set forth in Exhibit C shall be deemed to have been made by the Seller with respect to each Substitute SAM as of the date of acceptance of such SAM by the Trustee. The Trustee shall amend the SAM Schedule to reflect such substitution and shall provide a copy of such amended SAM Schedule to the Master Servicer and the Rating Agencies.

                  Section 2.05 Representations and Warranties of the Trustee. The Trustee hereby represents and warrants to the Seller and the Master Servicer, as of the Closing Date (and in the case of paragraphs (iv) and (v) below throughout the term of the Agreement), that:

                        (i) The Trustee is a __________ banking association
                  duly organized, validly existing and in good standing under the laws of the United States with a principal place of business in ______________;

                        (ii) Subject to the right of the Trustee to appoint
                  a co-trustee or separate trustee under Section 9.11 hereof in order to meet the legal requirements of a particular jurisdiction, the Trustee has full power, authority and legal right to execute and deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and the Certificates;

                        (iii) To the best of the Trustee's knowledge, after
                  reasonable investigation, the execution and delivery by the Trustee of this Agreement and the Certificates and the performance by the Trustee of its obligations under this Agreement and the Certificates will not violate any provision of the Trustee's Articles of Association or By-Laws or any law or regulation governing the Trustee or any order, writ, judgment or decree of any court, arbitrator or governmental authority or agency applicable to the Trustee or any of its assets. To the best of the Trustee's knowledge, after reasonable investigation, such execution, delivery and performance will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency regulating the activities of a national association located in ___________. To the best of the Trustee's knowledge, after reasonable investigation, such execution, delivery and performance will not conflict with, or result in a breach or violation of, any material indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Trustee is a party or by which it or its properties is bound;

                        (iv) This Agreement has been duly executed and
                  delivered by the Trustee. This Agreement, when executed and delivered, will constitute the valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as the enforcement thereof may be limited by applicable Debtor Relief Laws and that certain equitable remedies may not be available regardless of whether enforcement is sought in equity or at law;

                        (v) All funds received by the Trustee and required
                  to be deposited in the Distribution Account pursuant to this Agreement will be promptly so deposited; and

                        (vi) The Trustee shall modify and/or maintain its
                  internal computer systems and its other internal systems used in performing its duties and obligations under this Agreement to assure that the Trustee can perform its duties and obligations in accordance with the terms of this Agreement, including, without limitation, on and after January 1, 2000; provided, however, that neither this covenant or any other term or condition of this Agreement shall be deemed to render the Trustee directly or indirectly liable for: (a) any failure by the Master Servicer or any other third party (including any failure to deliver timely and accurate information to the Trustee at all times) or the inability of the Trustee to perform any of its duties hereunder by reason of any such failure, (b) any other act or omission by the Master Servicer or any other third party relating to the Master Servicer's or other third party's maintenance or modification of its systems required to perform any of its duties under or relating to this Agreement, (c) any incompatibility of the Trustee's internal systems with the Master Servicer's or any third party's systems, and
                  (d) the inability of the Trustee to perform any of its duties hereunder by reason of any failure or disruption of telecommunications, electrical or other utility services furnished to the Trustee by third parties, it being expressly understood and agreed that the Trustee shall be responsible only for its own internal systems and shall not be required to monitor, review or audit any third party's systems, plans, or preparations in order to ascertain whether such third party is capable of performing its duties under or relating to this Agreement.

                  Section 2.06 Issuance of Certificates. The Trustee acknowledges the assignment to it of the SAMs and the other assets comprising the Trust Fund and, concurrently therewith, has signed, and countersigned and delivered to the Seller, in exchange therefor, Certificates in such authorized denominations representing such Fractional Undivided Interests as the Seller has requested. The Trustee agrees that it will hold the SAMs and such other assets segregated on the books of the Trustee in trust for the benefit of the Certificateholders.

                  Section 2.07 Representations and Warranties Concerning the Seller. The Seller hereby represents and warrants to the Trustee and the Master Servicer as follows:

                        (i) the Seller (a) is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of Delaware and (b) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Seller's business as presently conducted or on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

                        (ii) the Seller has full corporate power to own its
                  property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

                        (iii) the execution and delivery by the Seller of
                  this Agreement have been duly authorized by all necessary corporate action on the part of the Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the articles of incorporation or by-laws of the Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

                        (iv) the execution, delivery and performance by the
                  Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

                        (v) this Agreement has been duly executed and
                  delivered by the Seller and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

                        (vi) there are no actions, suits or proceedings
                  pending or, to the knowledge of the Seller, threatened against the Seller, before or by any court, administrative agency, arbitrator or governmental body
                  (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Seller will be determined adversely to the Seller and will if determined adversely to the Seller materially and adversely affect the Seller's ability to enter into this Agreement or perform its obligations under this Agreement; and the Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

                                ARTICLE III

                    Administration and Servicing of SAMs

                  Section 3.01 Master Servicer to Assure Servicing.

      (a) The Master Servicer shall supervise, or take such actions as are necessary to ensure, the servicing and administration of the SAMs and any REO Property in accordance with this Agreement and its normal servicing practices (including making any Servicing Advances), which generally conform to the standards of an institution prudently servicing shared appreciation mortgage loans for its own account and shall have full authority to do anything it reasonably deems appropriate or desirable in connection with such servicing and administration. The Master Servicer may perform its responsibilities relating to servicing through other agents or independent contractors, but shall not thereby be released from any of its responsibilities as hereinafter set forth. The authority of the Master Servicer, in its capacity as master servicer, shall include, without limitation, the power to (i) consult with and advise any Sub-Servicer regarding administration of a related SAM, (ii) approve any recommendation by a Sub-Servicer to foreclose on a related SAM, (iii) supervise the filing and collection of insurance claims and take or cause to be taken such actions on behalf of the insured person thereunder as shall be reasonably necessary to prevent the denial of coverage thereunder, and (iv) effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing a related SAM, including the employment of attorneys, the institution of legal proceedings, the collection of deficiency judgments, the acceptance of compromise proposals, the filing of claims under any Primary Mortgage Insurance Policy and any other matter pertaining to a delinquent SAM. The authority of the Master Servicer shall include, in addition, the power on behalf of the Certificateholders, the Trustee or any of them to (i) execute and deliver customary consents or waivers and other instruments and documents, (ii) consent to transfers of any related Mortgaged Property and assumptions of the related Mortgage Notes and Security Instruments (in the manner provided in this Agreement) and (iii) collect any Insurance Proceeds and Liquidation Proceeds. Without limiting the generality of the foregoing, the Master Servicer may, and is hereby authorized, and empowered by the Trustee to, execute and deliver, on behalf of itself, the Certificateholders, the Trustee, or any of them, any instruments of satisfaction, cancellation, partial or full release, discharge and all other comparable instruments, with respect to the related SAMs, the Insurance Policies and the accounts related thereto, and the Mortgaged Properties. The Master Servicer may exercise this power in its own name or in the name of a Sub-Servicer. (b) Notwithstanding the provisions of Subsection 3.01(a), the Master Servicer shall not take any action inconsistent with the interest of the Trustee or the Certificateholders in the SAMs or with the rights and interests of the Trustee or the Certificateholders under this Agreement.

      (c) The Trustee shall furnish the Master Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Master Servicer to service and administer the related SAMs and REO Property.

                  Section 3.02 Sub-Servicing Agreements Between Master Servicer and Sub-Servicers.

      (a) The Master Servicer may enter into Sub-Servicing Agreements with Sub-Servicers for the servicing and administration of the SAMs and for the performance of any and all other activities of the Master Service hereunder, subject to the prior approval of such Sub-Servicers by the Rating Agencies. Each Sub-Servicer shall be either (i) an institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating or servicing shared appreciation mortgage loans, and in either case shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement, and in either case shall be a Freddie Mac or Fannie Mae approved mortgage servicer. Any Sub-Servicing Agreement entered into by the Master Servicer shall include the provision that such Agreement may be immediately terminated (x) with cause and without any termination fee by any Master Servicer hereunder other than [Master Servicer name] or (y) without cause in which case the Master Servicer shall be responsible for any termination fee or penalty resulting therefrom. In addition, any Sub-Servicing Agreement shall provide for servicing of the SAMs consistent with the terms of this Agreement. With the consent of the Trustee, which consent shall not be unreasonably withheld, the Master Servicer and the Sub-Servicers may enter into Sub-Servicing Agreements and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Holders of Certificates entitled to at least 51% of the Fractional Undivided Interests of all the Certificates in the aggregate.

      (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related SAMs. The Master Servicer shall pay the costs of such enforcement at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related SAMs or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

                  Section 3.03 Successor Sub-Servicers. The Master Servicer shall be entitled to terminate any Sub-Servicing Agreement that may exist in accordance with the terms and conditions of such Sub-Servicing Agreement and without any limitation by virtue of this Agreement; provided, however, that upon termination, the Master Servicer shall either act as servicer of the related SAM or enter into an appropriate contract with a successor Sub-Servicer pursuant to which such successor Sub-Servicer will be bound by all relevant terms of the related Sub-Servicing Agreement pertaining to the servicing of such SAM.

                  Section 3.04 Liability of the Master Servicer.

      (a) Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall under all circumstances remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the SAMs and any REO Property in accordance with this Agreement. The obligations and liability of the Master Servicer shall not be diminished by virtue of Sub-Servicing Agreements or by virtue of indemnification of the Master Servicer by any Sub-Servicer, or any other Person. The obligations and liability of the Master Servicer shall remain of the same nature and under the same terms and conditions as if the Master Servicer alone were servicing and administering the related SAMs. The Master Servicer shall, however, be entitled to enter into indemnification agreements with any Sub-Servicer or other Person and nothing in this Agreement shall be deemed to limit or modify such indemnification. For the purposes of this Agreement, the Master Servicer shall be deemed to have received any payment on a SAM on the date the Sub-Servicer received such payment; provided, however, that this sentence shall not apply to the Trustee acting as the Master Servicer; provided, further, however, that the foregoing provision shall not affect the obligation of the Master Servicer if it is also the Trustee to advance amounts which are not Nonrecoverable Advances.

      (b) Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the SAMs involving a Sub-Servicer in its capacity as such and not as an originator shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.05.

                  Section 3.05 Assumption or Termination of Sub-Servicing Agreements by Trustee.

      (a) If the Trustee or its designee shall assume the master servicing obligations of the Master Servicer in accordance with
            Section 8.02, the Trustee, to the extent necessary to permit the Trustee to carry out the provisions of Section 8.02 with respect to the SAMs, shall succeed to all of the rights and obligations of the Master Servicer under each of the Sub-Servicing Agreements. In such event, the Trustee or its designee as the successor master servicer shall be deemed to have assumed all of the Master Servicer's rights and obligations therein and to have replaced the Master Servicer as a party to such Sub-Servicing Agreements to the same extent as if such Sub-Servicing Agreements had been assigned to the Trustee or its designee as a successor master servicer, except that the Trustee or its designee as a successor master servicer shall not be deemed to have assumed any obligations or liabilities of the Master Servicer arising prior to such assumption and the Master Servicer shall not thereby be relieved of any liability or obligations under such Sub-Servicing Agreements.

      (b) In the event that the Trustee or its designee as successor master servicer for the Trustee assumes the servicing obligations of the Master Servicer under Section 8.02, upon the reasonable request of the Trustee or such designee as successor master servicer, the Master Servicer shall at its own expense deliver to the Trustee, or at its written request to such designee, photocopies of all documents and records, electronic or otherwise, relating to the Sub-Servicing Agreements and the related SAMs or REO Property then being serviced and an accounting of amounts collected and held by it, if any, and will otherwise cooperate and use its reasonable best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements, or responsibilities hereunder to the Trustee, or at its written request to such designee as successor master servicer.

      (c) Upon assuming the role of Master Servicer the Trustee may elect to terminate any Sub-Servicing Agreements entered into by the preceding Master Servicer, in which case any termination fee or penalty shall be paid by such preceding Master Servicer.

                  Section 3.06 Collection of SAM Payments.

      (a) The Master Servicer will make remittances itself or will coordinate and monitor remittances by Sub-Servicers to the Trustee with respect to the SAMs in accordance with this Agreement.

      (b) The Master Servicer shall make its reasonable best efforts to collect or cause to be collected all payments required under the terms and provisions of the SAMs and shall follow, and use its best efforts to cause Sub-Servicers to follow, collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account to the extent such procedures shall be consistent with this Agreement. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive or permit to be waived any late payment charge, prepayment charge, assumption fee, or any penalty interest in connection with the prepayment of a SAM and
            (ii) suspend or temporarily reduce or permit to be suspended or temporarily reduced regular monthly payments for a period of up to six months, or arrange or permit an arrangement with a Mortgagor for a scheduled liquidation of delinquencies. In the event the Master Servicer shall consent to the deferment of the due dates for payments due on a Mortgage Note, the Master Servicer shall nonetheless make a Monthly Advance or shall cause the related Sub-Servicer to make an advance to the same extent as if such installment were due, owing and delinquent and had not been deferred through liquidation of the Mortgaged Property; provided, however, that the obligation of the Master Servicer to make a Monthly Advance shall apply only to the extent that the Master Servicer believes, in good faith, that such advances are not Nonrecoverable Advances.

      (c) Notwithstanding anything in this Agreement to the contrary, the Master Servicer may not make any advances of amounts coming due in the future with respect to a SAM and the Master Servicer shall not (unless the Mortgagor is in default with respect to the SAM or such default is, in the judgment of the Master Servicer, reasonably foreseeable) permit (i) any modification with respect to any SAM that would change the Stated Interest Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such SAM or (ii) any modification, waiver or amendment of any term of any SAM that would both (A) effect an exchange or reissuance of such SAM under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions. Any extension of the final maturity date of any SAM shall be calculated such that the SAM will be paid in full on the reset final maturity date if the related Mortgagor continues to make its then-current Scheduled Payments on a timely basis.

      (d) As soon as the Master Servicer has determined that all amounts which it expects to recover from or on account of a SAM have been recovered and that no further Liquidation Proceeds will be received in connection therewith, the Master Servicer shall provide to the Trustee, along with the next Loan Summary and Remittance Report provided under Section 6.07(b), a certificate of a Servicing Officer that such SAM became a Liquidated SAM.

                  Section 3.07 Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

      (a) The Master Servicer shall establish and maintain or cause the Sub-Servicers to establish and maintain, in addition to the Collection Accounts, one or more Servicing Accounts. The Master Servicer or a Sub-Servicer will deposit and retain therein all otherwise unapplied collections from the Mortgagors, including amounts collected for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the Mortgagors.

      (b) The deposits in the Servicing Accounts shall be held in a Designated Depository Institution in an account designated as a "SAM Servicing Account," held in trust by the Master Servicer or a Sub-Servicer as Trustee of Taxes and Insurance Custodial Account for borrowers and for the Seller (and its successors and assigns) acting on its own behalf and for the Seller as agent for holders of various pass-through securities and other interests in shared appreciation mortgage loans sold by it; and agent for various mortgagors, as their interests may appear or under such other designation as may be permitted by a Sub-Servicing Agreement. The amount at any time credited to a Servicing Account must be fully insured by the FDIC, or, to the extent that such deposits exceed the limits of such insurance, such excess must be (i) transferred to another fully insured account in another Designated Depository Institution or (ii) if permitted by applicable law, invested in Permitted Investments held in trust by the Master Servicer or a Sub-Servicer as described above and maturing, or be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn, and in no event later than 45 days after the date of investment. The Master Servicer may, or may permit a Sub- Servicer to, establish Servicing Accounts not conforming to the foregoing requirements to the extent that such Servicing Accounts are Rating Agency Eligible Accounts. Withdrawals of amounts from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to transfer previously unapplied collections to a Collection Account, to reimburse the Master Servicer or a Sub-Servicer for any advances made with respect to such items, to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Accounts or to clear and terminate the Servicing Accounts at or any time after the termination of this Agreement in accordance with Section 10.01.

                  Section 3.08 Access to Certain Documentation and Information Regarding the SAMs. The Master Servicer shall provide, and shall cause any Sub-Servicer to provide, to the Trustee and the Seller access to the records and documentation regarding the related SAMs and REO Property and the servicing thereof and to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC (to which the Trustee shall also provide) access to the documentation regarding the related SAMs required by applicable regulations, such access being afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer, the Sub-Servicers or the Trustee that are designated by these entities; provided, however, that, unless otherwise required by law, the Trustee, the Master Servicer or the Sub-Servicer shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor provided, further, however, that the Trustee and the Seller shall coordinate their requests for such access so as not to impose an unreasonable burden on, or cause an interruption of, the business of the Master Servicer or any Sub-Servicer. The Master Servicer, the Sub-Servicers and the Trustee shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers their own actual out-of-pocket costs.

                  Section 3.09 Maintenance of Primary Mortgage Insurance Policies; Collection Thereunder. The Master Servicer shall, or shall cause the related Sub-Servicer to, in accordance with applicable law, exercise its best reasonable efforts to maintain and keep in full force and effect each Primary Mortgage Insurance Policy by a Qualified Insurer, or other insurer satisfactory to the Rating Agencies, with respect to each conventional SAM as to which as of the Cut-off Date such a Primary Mortgage Insurance Policy was in effect (or, in the case of a Substitute SAM, the date of substitution) and the original principal amount of the related Mortgage Note exceeded 80% of the Original Value in an amount at least equal to the excess of such original principal amount over 75% of such Original Value until the principal amount of any such SAM is reduced below 80% of the Original Value or, based upon a new appraisal, the principal amount of such SAM represents less than 80% of the new appraised value. The Master Servicer shall, or shall cause the related Sub-Servicer to, effect the timely payment of the premium on each Primary Mortgage Insurance Policy. The Master Servicer and the related Sub-Servicer shall have the power to substitute for any Primary Mortgage Insurance Policy another substantially equivalent policy issued by another Qualified Insurer; provided that such substitution is subject to the condition, to be evidenced by a writing from each Rating Agency, that it would not cause the ratings on the Certificates to be downgraded or withdrawn.

                  Section 3.10 Maintenance of Hazard Insurance and Fidelity Coverage.

      (a) The Master Servicer shall maintain and keep, or cause each Sub-Servicer to maintain and keep, with respect to each SAM and each REO Property, in full force and effect hazard insurance and other such hazards as are customary in the area where the Mortgage Property is located (fire insurance with extended coverage) in an amount equal to at least the lesser of the Outstanding Principal Balance of the SAM or the current replacement cost of the Mortgaged Property, by companies that currently reflect a General Policy in Best's Key Rating Guide ("Best's") currently acceptable to Fannie Mae and are licensed to do business in the state wherein its property subject to the policy is located (a "Best's Approved Insurer") and containing a standard mortgagee clause; provided, however, that the amount of hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Unless applicable state law requires a higher deductible, the deductible on such hazard insurance policy may be no more than $1000 or 1% of the applicable amount of coverage, whichever is less. In the case of a condominium unit, the required hazard insurance shall take the form of a multiperil policy covering the entire condominium project, in an amount equal to at least 100% of the insurable value based on replacement cost.

      (b) Any amounts collected by the Master Servicer or a Sub-Servicer under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the Mortgagor in accordance with the Master Servicer's or a Sub-Servicer's normal servicing procedures, the terms of the Mortgage Note, the Security Instrument or applicable law) shall be deposited initially in a Collection Account, for transmittal to the Distribution Account, subject to withdrawal pursuant to Section 4.03.

      (c) Any cost incurred by a Master Servicer or a Sub-Servicer in maintaining any such hazard insurance policy shall not be added to the amount owing under the SAM for the purpose of calculating monthly distributions to Certificateholders, notwithstanding that the terms of the SAM so permit. Such costs shall be recoverable by the Master Servicer or a Sub-Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds or Liquidation Proceeds or by the Master Servicer from the Repurchase Price, to the extent permitted by
            Section 4.03.

      (d) No earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired with respect to a Security Instrument other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance. The Master Servicer shall cause an ongoing review to be performed of the SAMs to determine which, if any, of the Mortgaged Properties are located in a federally designated special flood hazard area and for each Mortgaged Property found to be located in a federally designated special flood hazard area, the Master Servicer shall use its best reasonable efforts to cause with respect to the SAMs and each REO Property, flood insurance (to the extent available and in accordance with mortgage servicing industry practice) to be maintained. Such flood insurance shall cover the Mortgaged Property, including all items taken into account in arriving at the Appraised Value on which the SAM was based, and shall be in an amount equal to the lesser of (i) the Outstanding Principal Balance of the related SAM and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and
            (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. Unless applicable state law requires a higher deductible, the deductible on such flood insurance may not exceed $1,000 or 1% of the applicable amount of coverage, whichever is less.

      (e) If insurance has not been maintained complying with Subsections 3.10(a) and (d) and there shall have been a loss which would have been covered by such insurance had it been maintained, the Master Servicer shall pay, or cause the related Sub- Servicer to pay, for any necessary repairs.

      (f) The Master Servicer shall present, or cause the related Sub-Servicer to present, if it is a permitted claimant, claims under the related hazard insurance or flood insurance policy.

      (g) The Master Servicer shall obtain and maintain at its own expense and for the duration of this Agreement a blanket fidelity bond and an errors and omissions insurance policy and shall cause each Sub-Servicer to obtain and maintain an errors and omissions insurance policy covering such Sub-Servicer's officers, employees and other persons acting on its behalf in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage maintained by the Master Servicer acceptable to Fannie Mae or Freddie Mac to service loans for it or otherwise in an amount as is commercially available at a cost that is generally not regarded as excessive by industry standards. The Master Servicer shall promptly notify the Trustee of any material change in the terms of such bond or policy. The Master Servicer shall provide annually to the Trustee a certificate of insurance that such bond and policy are in effect. If any such bond or policy ceases to be in effect, the Master Servicer shall, to the extent possible, give the Trustee ten days' notice prior to any such cessation and shall use its best efforts to obtain a comparable replacement bond or policy, as the case may be. Any amounts relating to the SAMs collected under such bond or policy shall be remitted to the Distribution Account to the extent that such amounts have not previously been paid to such account.

                  Section 3.11 Due-on-Sale Clauses; Assumption Agreements.

      (a) In any case in which the Master Servicer is notified by any Mortgagor or Sub- Servicer that a Mortgaged Property relating to a SAM has been or is about to be conveyed by the Mortgagor, the Master Servicer shall enforce, or shall instruct such Sub-Servicer to enforce, any due-on-sale clause contained in the related Security Instrument to the extent permitted under the terms of the related Mortgage Note and by applicable law unless the Master Servicer reasonably believes such enforcement is likely to result in legal action by the Mortgagor. If the Master Servicer reasonably believes that such due-on-sale clause cannot be enforced under applicable law or if the SAM does not contain a due-on-sale clause, the Master Servicer is authorized, and may authorize any Sub-Servicer, to consent to a conveyance subject to the lien of the Mortgage, and to take or enter into an assumption agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the related Mortgage Note and unless prohibited by applicable state law, such Mortgagor remains liable thereon, on condition, however, that the related SAM shall continue to be covered (if so covered before the Master Servicer or the related Sub-Servicer enters into such agreement) by any applicable Primary Mortgage Insurance Policy. The Master Servicer shall notify the Trustee, whenever possible, before the completion of such assumption agreement, and shall forward to the Trustee the original copy of such assumption agreement, which copy shall be added by the Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such assumption agreement, the interest rate on the related SAM shall not be changed and no other material alterations in the SAM shall be made unless such material alteration would not cause the REMIC to fail to qualify as a REMIC for federal income tax purposes, as evidenced by a REMIC Opinion. If the interest rate on an assumed SAM is increased due to both (i) permitted increases upon assumption under the terms of such SAM and (ii) all applicable restrictions hereunder being satisfied, the Master Servicer shall, as part of the report to the Trustee and the Seller pursuant to Section 6.07(b) hereof, provide therefor on a revised SAM Schedule. In any event, the Master Servicer shall advise the Trustee in writing of the entry into of any material modification of a SAM in connection with an assumption and shall provide the Trustee with a copy of such REMIC Opinion. Any fee or additional interest collected by the Master Servicer or Sub-Servicer for consenting to any such conveyance or entering into any such assumption agreement may be retained by the Master Servicer or the related Sub-Servicer as additional servicing compensation.

      (b) Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a SAM by operation of law or any conveyance by the Mortgagor of the related Mortgaged Property or assumption of a SAM which the Master Servicer reasonably believes, based on prudent servicing standards, it may be restricted by law from preventing, for any reason whatsoever or if the exercise of such right would impair or threaten to impair any recovery under any applicable Insurance Policy, or, in the Master Servicer's judgment, be reasonably, likely to result in legal action by the Mortgagor or would otherwise adversely affect the Certificateholders.

                  Section 3.12 Realization Upon Defaulted SAMs.

      (a) The Master Servicer shall, or shall direct the related Sub-Servicer to, foreclose upon or otherwise comparably convert the ownership of properties securing any SAMs that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.06 except that the Master Servicer shall not, and shall not direct the related Sub-Servicer, if any, to, foreclose upon or otherwise comparably convert a Mortgaged Property if there is evidence of environmental hazards or toxic waste thereon and the Master Servicer determines it would be imprudent to do so or not in accordance with appropriate servicing standards. The Master Servicer can conclusively rely on results of third party inspections from parties it reasonably believes are qualified to conduct such inspections. In connection with such foreclosure or other conversion, the Master Servicer in conjunction with the related Sub-Servicer, if any, shall use its best reasonable efforts to preserve REO Property and to realize upon defaulted SAMs in such manner as to maximize the receipt of principal and interest by the Certificateholders, taking into account, among other things, the timing of foreclosure and the considerations set forth in Subsection 3.12(b). The foregoing is subject to the proviso that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines in good faith
            (i) that such restoration or foreclosure will increase the proceeds of liquidation of the SAM to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds (respecting which it shall have priority for purposes of reimbursements from the Distribution Account pursuant to
            Section 4.03) or through Insurance Proceeds (respecting which it shall have similar priority). The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof (as well as its normal servicing compensation), and in respect of the Master Servicer only, to receive Excess Liquidation Proceeds as additional servicing compensation to the extent that transfers or withdrawals from the Distribution Account with respect thereto are permitted under Section 4.03. Any income from or other funds (net of any income taxes) generated by REO Property shall be deemed for purposes of this Agreement to be Insurance Proceeds. Any REO Property acquired shall be acquired in the name of the Trustee, as trustee for the benefit of the Certificateholders.

      (b) The Trust Fund shall not acquire any real property (or any personal property incident to such real property) except in connection with a default or reasonably foreseeable default of a SAM. In the event that the Trust Fund acquires any real property (or personal property incident to such real property) in connection with a default or reasonably foreseeable default of a SAM, such property shall be disposed of by the Trust Fund before the close of the third taxable year following the taxable year in which the Trust Fund acquired such property ("grace period") unless the Trustee shall have received a REMIC Opinion with respect to such longer retention or the Master Servicer applies for and receives an extension of the grace period under Section 856(e)(3) of the Code, in which case such three year period will be extended by the grace period set forth in such REMIC Opinion or approved application, as the case may be. The Trustee shall have no obligation to pay for such REMIC Opinion.

                  Section 3.13 Trustee to Cooperate; Release of Mortgage Files.

      (a) Upon payment in full of any SAM or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee by a certification signed by a Servicing Officer in the Form of Exhibit D (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Distribution Account have been or will be so deposited therein) and shall request delivery to the Master Servicer or a Sub-Servicer, as the case may be, of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release the related Mortgage File to the Master Servicer or a Sub-Servicer and execute and deliver to the Master Servicer, without recourse, the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Security Instrument (furnished by the Master Servicer), together with the Mortgage Note with written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Distribution Account.

      (b) From time to time as is appropriate for the servicing or foreclosure of any SAM or collection under a Required Insurance Policy, the Master Servicer shall deliver to the Trustee a Request for Release signed by a Servicing Officer on behalf of the Master Servicer in substantially the form attached as Exhibit D hereto. Upon receipt of the Request for Release, the Trustee shall deliver the Mortgage File or any document therein to the Master Servicer or Sub-Servicer, as the case may be.

      (c) The Master Servicer shall cause each Mortgage File or any document therein released pursuant to Subsection 3.13(b) to be returned to the Trustee when the need therefor no longer exists, unless the SAM has become a Liquidated SAM and the Liquidation Proceeds relating to the SAM have been deposited in the Distribution Account or such Mortgage File is being used to pursue foreclosure or other legal proceedings. Prior to return of a Mortgage File or any document to the Trustee, the Master Servicer, the related Insurer or Sub-Servicer to whom such file or document was delivered shall retain such file or document in its respective control unless the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, to initiate or pursue legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. If a SAM becomes a Liquidated SAM, the Master Servicer shall deliver the Request for Release with respect thereto to the Trustee upon deposit of the related Liquidation Proceeds in the Distribution Account.

      (d) The Trustee shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents necessary or desirable to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity. Together with such documents or pleadings the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer in which it requests the Trustee to execute the pleadings or documents. The certificate shall certify and explain the reasons for which the pleadings or documents are required. It shall further certify that the Trustee's execution and delivery of the pleadings or documents will not invalidate any insurance coverage under the Required Insurance Policies or invalidate or otherwise affect the lien of the Security Instrument, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                  Section 3.14 Servicing and Master Servicing Compensation.

      (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee from full payments of accrued interest on each SAM.

      (b) The Master Servicer may retain additional servicing compensation in the form of prepayment charges, if any, assumption fees, tax service fees, fees for statement of account or payoff, late payment charges, interest on amounts deposited in any Accounts or Permitted Investments of such amounts, or otherwise. The Master Servicer is also entitled to receive Excess Liquidation Proceeds as additional servicing compensation. The Master Servicer shall be required to pay all expenses it incurs in connection with servicing activities under this Agreement, including fees and expenses to Sub-Servicers, and shall not be entitled to reimbursement except as provided in this Agreement. Expenses to be paid by the Master Servicer under this Subsection 3.14(b) shall include payment of the expenses of the accountants retained pursuant to
            Section 3.16.

                  Section 3.15 Annual Statement of Compliance. Within 120 days after the last day of each fiscal year of the Master Servicer, currently _________, commencing in ______, the Master Servicer at its own expense, shall deliver to the Trustee, with a copy to the Rating Agencies, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer during the preceding fiscal year or applicable portion thereof and of performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the Master Servicer to remedy such default; (iii) a review of the activities of each Sub-Servicer, if any, during the Sub-Servicer's most recently ended fiscal year on or prior to such December 31st and its performance under its Sub-Servicing Agreement has been made under such Officer's supervision; and (iv) to the best of the Servicing Officer's knowledge, based on his review and the certification of an officer of the Sub-Servicer (unless the Servicing Officer has reason to believe that reliance on such certification is not justified), either each Sub-Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement and its Sub-Servicing Agreement in all material respects throughout the year, or, if there has been a default in performance or fulfillment of any such duties, responsibilities or obligations, specifying the nature and status of each such default known to the Servicing Officer. Copies of such statements shall be provided by the Master Servicer to the Certificateholders upon request or by the Trustee at the expense of the Master Servicer should the Master Servicer fail to provide such copies.

                  Section 3.16 Annual Independent Public Accountants' Servicing Report.

      (a) Within 120 days after the last day of each fiscal year of the Master Servicer, currently ________, commencing in _______, the Master Servicer, at its expense, shall cause a firm of Independent public accountants who are members of the American Institute of Certified Public Accountants to furnish a letter to the Master Servicer, which will be provided to the Trustee and the Rating Agencies providing the results of such firm's examination of the Master Servicer's overall servicing activities for such fiscal year conducted in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers. In connection with the engagement to deliver any such report (or other accountants' report or certificate hereunder) the Trustee is authorized and directed to enter into such agreed-upon- procedures or engagement letter as such accountants may request and shall be indemnified by the Trust hereunder in so doing.

      (b) Within 120 days after the last day of the fiscal year of each Sub-Servicer or a Master Servicer other than [Master Servicer name] or the Trustee, commencing in _______, the Master Servicer, at its expense, shall furnish to the Trustee the most recently available letter or letters from one or more firms of Independent certified public accountants who are members of the American Institute of Certified Public Accountants reporting the results of such firm's examination of the servicing procedures of any Sub-Servicer and any Master Servicer (other than [Master Servicer name] or the Trustee) in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, or such other program as may be certified as being comparable by such accountants.

                  Section 3.17 REMIC-Related Covenants. For as long as the REMIC Assets shall exist, the Master Servicer and the Trustee shall act in accordance herewith to assure continuing treatment of the REMIC Assets as a REMIC, and the Trustee shall comply with any directions of the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the SAMs or of any Permitted Investment unless such sale is as a result of a repurchase of the SAMs pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to Section 2.04, accept any contribution to the REMIC Assets after the Startup Day without receipt of a REMIC Opinion.

                  Section 3.18 Additional Information. The Master Servicer agrees to furnish the Seller from time to time upon reasonable request, such further information, reports and financial statements as the Seller deems appropriate to prepare and file all necessary reports with the Securities and Exchange Commission.

                  Section 3.19 Optional Purchase of Defaulted SAMs. The Master Servicer shall have the right, but not the obligation, to purchase any Defaulted SAM for a price equal to the Repurchase Price therefor. Any such purchase shall be accomplished as provided in Subsection 2.02(c) hereof.

                  Section 3.20 Periodic Filings with the Securities and Exchange Commission; Additional Information. The Trustee agrees to cooperate with the Seller in connection with the filing by the Seller with the Securities and Exchange Commission of any and all reports, statements and information respecting the Trust Fund and/or the Certificates required to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

                  Section 3.21 Reports of Foreclosures and Abandonments of Mortgaged Property.

                  Following the foreclosure sale or abandonment of any Mortgaged Property, the Master Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

                  Section 3.22 Appraisals: Qualified Major Home Improvements. As required by each Mortgage Note, the Master Servicer shall cause the Mortgagors to conduct appraisals to determine the value of the Mortgaged Property in the context of Qualified Major Home Improvements (as such term is defined in the related Mortgage Note) and on the earlier of the maturity date of the related SAM and the occurrence of a Mortgage Termination Event. The Master Servicer shall adjust the Adjusted Value of the Mortgaged Property and the Settlement Value of each such SAM as provided in such Mortgage Note as a result of such appraisals and calculate any amount due to the Mortgagor upon the maturity of the related SAM or the occurrence of a Mortgage Termination Event. Multiple appraisals shall be conducted as provided in such Mortgage Note. The appraiser conducting any such appraisal, and the initial appraisal, shall be chosen from a schedule of appraisers attached hereto as Schedule I. Such schedule may be amended from time to time by the Purchaser in its able discretion. A Qualified Major Home Improvement shall include any improvement items shown on Schedule [III]. Such schedule may be amended from time to time by the Purchaser in its sole discretion for any SAMs to be originated by the Seller.

                  Section 3.23 Fees That The Servicer Will Collect. As provided in such Mortgage Note, the Master Servicer will charge and collect from each Mortgagor: (i) at the maturity date for the SAM or upon the Mortgagor's knowledge of the occurrence of a Mortgage Termination Event, a fee for the costs associated with the payoff in full of the Mortgage Note; and (ii) in connection with each Qualified Major Home Improvement (as such term is defined in the related Mortgage Note), a fee for the costs associated with adjusting the Mortgaged Property's Adjusted Value resulting from the Qualified Major Home Improvement (as such term is defined the related Mortgage Note) and otherwise complying with such Mortgage Note. The amount of all fees collected pursuant to this Section shall be specified in the Mortgage Note.

                  Section 3.24 Certificate of Occupancy. In accordance with the Mortgage Note, the Master Servicer will cause each Mortgagor to sign an occupancy certificate provided by the Seller from time to time, certifying that the Mortgaged Property is occupied.

                                 ARTICLE IV

                                  Accounts

                  Section 4.01 Collection Accounts.

      (a) The Master Servicer shall establish and maintain if it is servicing the SAMs and shall require each Sub-Servicer to establish and maintain a Collection Account complying with the requirements set forth in this Section 4.01, with records to be kept with respect thereto on a SAM by SAM basis, into which accounts shall be deposited within 2 Business Days of receipt all collections of principal and interest on any SAM and with respect to any REO Property received by the Master Servicer, or a Sub-Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, and advances made from the Sub-Servicer's own funds (less servicing compensation as permitted by Subsection 3.14(a)) and all other amounts to be deposited in the Collection Accounts. The Master Servicer is hereby authorized to make withdrawals from and deposits to the related Collection Accounts for purposes required or permitted by this Agreement. All Collection Accounts shall be held in a Designated Depository Institution and segregated on the books of such institution. The amount at any time credited to a Collection Account shall be fully insured by the FDIC or, to the extent that such balance exceeds the lesser of $100,000 or the limits of such insurance, such excess must be transferred to the Distribution Account or invested in Permitted Investments or may be deposited in a Rating Agency Eligible Account, including an account at the ____________________, in the name of the Trustee for the benefit of Certificateholders and not commingled with any other funds. The Master Servicer may, and the Master Servicer may permit a Sub-Servicer to, transfer funds to other accounts (which shall for purposes hereof be deemed to be Collection Accounts), commingle accounts, or to establish Collection Accounts not conforming to the foregoing requirements, to the extent that such other accounts or Collection Accounts are Rating Agency Eligible Accounts.

                  Amounts on deposit in a Collection Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds, such Permitted Investments to mature, or to be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section
4.01 shall be paid to the Master Servicer or the related Sub-Servicer as additional compensation for its obligations under this Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer or the related Sub-Servicer. The Master Servicer shall itself, or shall cause the related Sub-Servicer to, deposit the amount of any such loss in the related Collection Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

      (b) On or before each Funds Transfer Date, the Master Servicer shall withdraw or shall cause to be withdrawn from the Collection Accounts and shall immediately deposit or cause to be deposited in the Distribution Account amounts representing the following collections and payments (other than with respect to principal of or interest on the SAMs due on or before the Cut-off Date):

                        (i) Scheduled Payments on the SAMs received or any
                  portion thereof advanced by the Master Servicer or Sub-Servicers which were due on or before the related Due Date, net of the amount thereof comprising the Master Servicing Fee due the Master Servicer;

                        (ii) Full Principal Prepayments and any Liquidation
                  Proceeds received by the Master Servicer or Sub-Servicers with respect to such SAMs in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Master Servicing Fee due the Master Servicer;

                        (iii) Partial prepayments of principal received by
                  the Master Servicer or Sub-Servicers for such SAMs in the related Prepayment Period; and

                        (iv) Any amount to be used as a Distribution
                  Account Advance.

      (c) Withdrawals may be made from a Collection Account only to make remittances as provided in Subsections 4.01(b) or 4.03(c); to reimburse the Master Servicer or a Sub-Servicer for advances of principal and interest which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01. As provided in Section 4.02(b) certain amounts otherwise due to the Master Servicer may be retained by it and need not be deposited in the Distribution Account.

      (d) The Master Servicer shall deliver to the Trustee on or prior to the Determination Date in each month a statement from the institution at which each Collection Account is maintained showing deposits and withdrawals during the prior month.

                  Section 4.02 Distribution Account.

      (a) The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Distribution Account as a segregated Rating Agency Eligible Account or Accounts. The Trustee will deposit in the Distribution Account as received the following amounts:

                        (i) Any amounts withdrawn from a Collection Account
                  pursuant to Subsection 4.01(b);

                        (ii) Any Monthly Advance and any Compensating
                  Interest Payments;

                        (iii) Any Insurance Proceeds or Liquidation
                  Proceeds received by the Master Servicer which were not deposited in a Collection Account;

                        (iv) The Repurchase Price with respect to any SAMs
                  purchased pursuant to Sections 2.02, 2.03A or 3.19, any amounts which are to be treated pursuant to Section 2.04 as the payment of such a Repurchase Price, and all proceeds of any SAMs or property acquired with respect thereto repurchased by the Seller or its designee pursuant to Section 10.01;

                        (v) Any amounts required to be deposited with
                  respect to losses on Permitted Investments pursuant to Subsection 4.02(d) below; and

                        (vi) Any other amounts received by the Master
                  Servicer or the Trustee and required to be deposited in the Distribution Account pursuant to this Agreement.

      (b) All amounts (other than income earned on Permitted Investments) deposited to the Distribution Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the Certificateholders and in accordance with the terms and provisions of this Agreement, subject to the right of the Master Servicer to require the Trustee to make withdrawals therefrom as provided herein. The foregoing requirements for crediting the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) prepayment or late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges and (ii) the items enumerated in Subsections 4.03(a)(ii), (iii), (iv), (v), (vii), (viii), (x) and (xii)
            need not be credited by the Master Servicer or the related Sub-Servicer to the Distribution Account and may be retained by the Master Servicer or the related Sub-Servicer as servicing compensation. In the event that the Master Servicer shall deposit or cause to be deposited to the Distribution Account any amount not required to be credited thereto, the Trustee, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

      (c) The Distribution Account shall constitute a segregated Rating Agency Eligible Account of the Trust Fund segregated on the books of the Trustee and held by the Trustee in trust. The amount at any time credited to the Distribution Account shall be (i) fully insured by the FDIC or the Bank Insurance Fund to the maximum coverage provided thereby, (ii) invested, in the name of the Trustee, or its nominee, for the benefit of the Certificateholders, in such Permitted Investments described in clause (viii) of the definition of Permitted Investments to be held by the Trustee as the Trustee shall determine, or (iii) from the maturity of any Permitted Investment on the Business Day prior to a Distribution Date through the distribution of such funds on such Distribution Date or at such other time and in such amount as, in the judgment of the Trustee, cannot reasonably be invested in accordance with items (i) or (ii) of this sentence, held by the Trustee uninvested in such Distribution Account. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Trustee or, if such obligor is any other Person, the Business Day preceding such Distribution Date.

      (d) The income earned from Permitted Investments made pursuant to this Section 4.02 shall be paid to the Trustee, as additional compensation for its obligations under this Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Trustee. The amount of any such loss shall be deposited by the Trustee in the Distribution Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

                  Section 4.03 Permitted Withdrawals and Transfers from the Distribution Account.

      (a) The Trustee will, from time to time on demand of the Master Servicer, make or cause to be made such withdrawals or transfers from the Distribution Account as the Master Servicer has designated for such transfer or withdrawal as specified in a certificate signed by a Servicing Officer (upon which the Trustee may conclusively rely) for the following purposes (limited in the case of amounts due the Master Servicer to those not withdrawn from the Collection Account in accordance with the terms of this Agreement):

                        (i)   [Reserved];

                        (ii) to reimburse the Master Servicer or any
                  Sub-Servicer for any Monthly Advance or Servicing Advance of its own funds or any advance of such Sub-Servicer's own funds, the right of the Master Servicer or a Sub-Servicer to reimbursement pursuant to this subclause (ii) being limited to amounts received on a particular SAM (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such SAM respecting which such Monthly Advance or Servicing Advance was made;

                        (iii) to reimburse the Master Servicer or any
                  Sub-Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular SAM for amounts expended by the Master Servicer or such Sub-Servicer pursuant to Section 3.12 in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such SAM;

                        (iv) to reimburse the Master Servicer or any
                  Sub-Servicer from Insurance Proceeds relating to a particular SAM for Insured Expenses incurred with respect to such SAM and to reimburse the Master Servicer or such Sub-Servicer from Liquidation Proceeds from a particular SAM for Liquidation Expenses incurred with respect to such SAM; provided that the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a SAM to the extent that (i) any amounts with respect to such SAM were paid as Excess Liquidation Proceeds pursuant to clause (xii) of this Subsection 4.03(a) to the Master Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

                        (v) to pay the Master Servicer or any Sub-Servicer
                  (payment to any Sub-Servicer to be subject to prior payment to the Master Servicer of an amount equal to the Master Servicing Fee), as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any SAM, the amount which it or such Sub-Servicer would have been entitled to receive under subclause (x) of this Subsection 4.03(a) as servicing compensation on account of each defaulted scheduled payment on such SAM if paid in a timely manner by the related Mortgagor, but only to the extent that the aggregate of Liquidation Proceeds and Insurance Proceeds with respect to such SAM, after any reimbursement to the Master Servicer or any Sub-Servicer, pursuant to subclauses (ii), (iii), (iv) and (vii) of this Subsection 4.03(a), exceeds the Outstanding Principal Balance of such SAM plus accrued and unpaid interest thereon at the related Stated Interest Rate less the Master Servicing Fee Rate to but not including the date of payment;

                        (vi) to pay the Master Servicer or any Sub-Servicer
                  (payment to any Sub-Servicer to be subject to prior payment to the Master Servicer of the portion of the Master Servicing Fee which the Master Servicer is entitled to retain as evidenced in writing to the Trustee by the Master Servicer, as appropriate) from the Repurchase Price for any SAM, the amount which it or such Sub-Servicer would have been entitled to receive under subclause (x) of this Subsection 4.03(a) as servicing compensation, but only to the extent that the Repurchase Price with respect to such SAM after any reimbursement to the related Master Servicer and Sub-Servicer pursuant to subclauses (ii) and (vii) of this Subsection 4.03(a) exceeds the Outstanding Principal Balance of such SAM plus accrued and unpaid interest thereon at the related Stated Interest Rate less the Master Servicing Fee Rate through the last day of the month of repurchase;

                        (vii) to reimburse the Master Servicer or any
                  Sub-Servicer for Servicing Advances pursuant to Sections 3.07, 3.09 and 3.10, the right to reimbursement pursuant to this subclause being limited to amounts received on the related SAM (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

                        (viii) to pay the Master Servicer or any
                  Sub-Servicer, as the case may be, with respect to each SAM that has been purchased pursuant to Section 2.02, 2.03A, 2.04, 3.19 or 10.01, all amounts received thereon, representing recoveries of principal that reduce the Outstanding Principal Balance of the related SAM below the Outstanding Principal Balance used in calculating the Repurchase Price or representing interest included in the calculation of the Repurchase Price or accrued after the end of the month during which such repurchase occurs;

                        (ix) to reimburse the Master Servicer or any
                  Sub-Servicer for any Monthly Advance or Servicing Advance, after a Realized Loss has been allocated with respect to the related SAM if the Monthly Advance or Servicing Advance has not been reimbursed pursuant to clauses (ii) and (vii);

                        (x) to pay the Master Servicer and any Sub-Servicer
                  servicing compensation as set forth in Section 3.14;

                        (xi) to reimburse the Master Servicer for expenses,
                  costs and liabilities incurred by and reimbursable to it pursuant to Subsection 7.04(d);

                        (xii) to pay to the Master Servicer, as additional
                  servicing compensation, any Excess Liquidation Proceeds;

                        (xiii) to clear and terminate the Distribution
                  Account pursuant to Section 10.01; and

                        (xiv) to remove amounts deposited in error.

                  The Master Servicer shall keep and maintain separate accounting, on a SAM by SAM basis, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to subclauses (i) through (vii), inclusive, and (ix) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution Account under Section 4.02(b).

      (b) On each Distribution Date, the Trustee shall make the following payments in the priority set forth from the funds in the Distribution Account:

                        (i) First, the Trustee's Fees and expenses shall be
                  paid to the Trustee in accordance with Section 9.05(a);
                  and

                        (ii) Second, the amount distributable to the
                  Holders of the Certificates shall be payable in accordance with Section 6.01.

      (c) Notwithstanding the provisions of this Section 4.03, the Master Servicer may, but is not required to, allow the Sub-Servicers to deduct from amounts received by them or from the related Collection Account, prior to deposit in the Distribution Account, any portion to which such Sub-Servicers are entitled as servicing compensation (including income on Permitted Investments) or reimbursement of any reimbursable advances made by such Sub-Servicers.

      (d) The Trustee shall be permitted to make withdrawals or transfers from the Distribution Account to remove amounts deposited by the Trustee in error.

                                 ARTICLE V

                                Certificates

                  Section 5.01 Certificates.

      (a) The Depository, the Seller and the Trustee have entered into a Depository Agreement dated as of _____________, 2000 (the "Depository Agreement). Except for the Residual Certificate, the Class X Certificates, the Individual Certificates and as provided in Subsection 5.01(b), the Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to a successor to the Depository; (ii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
            (iii) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (iv) the Trustee shall deal with the Depository as representative of such Certificate Owners of the respective Class of Certificates for purposes of exercising the rights of Certificateholders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (v) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants.

                  The Class X Certificates, the Class R Certificate and the Private Certificates are initially Physical Certificates. If at any time the Holders of all of the Certificates of one or more such Classes request that the Trustee cause such Class to become Global Certificates, the Trustee and the Seller will take such action as may be reasonably required to cause the Depository to accept such Class or Classes for trading if it may legally be so traded.

                  All transfers by Certificate Owners of such respective Classes of Book- Entry Certificates and any Global Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

      (b) If (i)(A) the Seller advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Trustee or the Seller is unable to locate a qualified successor within 30 days or (ii) the Seller at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall request that the Depository notify all Certificate Owners of the occurrence of any such event and of the availability of definitive, fully registered Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue such definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

      (c)   [Reserved]

      (d) The Classes of the Certificates shall have the following designations, initial principal or notional amounts and Pass-Through Rates:

      Designation          Initial Principal or      Pass-Through Rate
                           Notional Amount

      Class A Certificates       _______                  _______
      Class PO Certificates      _______                    (1)
      Class X Certificates         (2)                      (2)
      Class B Certificates       _______                  _______
      Class C Certificates       _______                  _______
      Class D Certificates       _______                  _______
      Class E Certificates       _______                  _______
      Class F Certificates       _______                  _______
      Class G Certificates       _______                  _______
      Class R Certificate        _______                  _______

      -------------

      (1) The Class PO Certificates are principal only certificates and will not bear interest. The Current Principal Amount of the Class PO Certificates initially will be the amount shown above and is composed of strips of principal from the Discount SAMs.

      (2) The Class X Certificates will have a Notional Amount equal to the sum of the aggregate Scheduled Principal Balances of the Non-Discount SAMs. They will bear interest on their Notional Amount at a variable Pass-Through Rate equal to the weighted average of the excess of (i) the Remittance Rates of the Non-Discount SAMs over (ii) ______ % per annum. For the Class X Certificates, the initial Notional Amount will be $ ____________ and the Pass-Through Rate for the initial Interest Accrual Period is ______% per annum.

      (e) With respect to each Distribution Date, each Class of Certificates (other than the Class PO Certificates) shall accrue interest during the related Interest Accrual Period. With respect to each Distribution Date and each such Class of Certificates, interest shall be calculated, on the basis of a 360-day year comprised of twelve 30- day months, based upon the respective Pass-Through Rate set forth, or determined as provided above, and the Current Principal Amount or Notional Amount, as the case may be, of such Class applicable to such Distribution Date.

      (f) The Certificates shall be substantially in the forms set forth in Exhibit A-1 and A-2. On original issuance, the Trustee shall sign, countersign and shall deliver them at the direction of the Seller. Pending the preparation of definitive Certificates of any Class, the Trustee may sign and countersign temporary Certificates that are printed, lithographed or typewritten, in authorized denominations for Certificates of such Class, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers or authorized signatories executing such Certificates may determine, as evidenced by their execution of such Certificates. If temporary Certificates are issued, the Seller will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office of the Trustee, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall sign and countersign and deliver in exchange therefor a like aggregate principal amount, in authorized denominations for such Class, of definitive Certificates of the same Class. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits as definitive Certificates.

      (g) Each Class of Book-Entry Certificates will be registered as a single Certificate of such Class held by a nominee of the Depository or the DTC Custodian, and beneficial interests will be held by investors through the book-entry facilities of the Depository in minimum denominations of (i) in the case of the Senior Certificates which are Book-Entry Certificates, $1,000 and in each case increments of $1.00 in excess thereof, and
            (ii) in the case of the Offered Subordinate Certificates, $1,000 and increments of $1.00 in excess thereof, except that one Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. On the Closing Date, the Trustee shall execute and countersign Physical Certificates all in an aggregate principal amount that shall equal the Current Principal Amount of such Class on the Closing Date. The Class X Certificates will be issued in certificated fully-registered form in minimum denominations of $1,000 and in each case increments of $1.00 in excess thereof, except that one Certificate of such Class may be issued in a different amount so that the sum of the denominations of all of the Outstanding Certificates of such Class shall equal the Notional Amount of such Class on the Closing Date. The Private Certificates will be issued in certificated fully-registered form in minimum denominations of $50,000 and increments of $1.00 in excess thereof, except that one Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. The Class R Certificate shall be issued in certificated fully-registered form in the denomination of $100. Each Class of Global Certificates, if any, shall be issued in fully registered form in minimum dollar denominations of $50,000 and integral multiples of $1.00 in excess thereof, except that one Certificate of each Class may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. On the Closing Date, the Trustee shall execute and countersign (i) in the case of each Class of Offered Certificates (other than the Class X Certificates), the Certificate in the entire Current Principal Amount of the respective Class and (ii) in the case of the Class X Certificates and each Class of Private Certificates, all in an aggregate Notional Amount or principal amount that shall equal the Notional Amount or Current Principal Amount of each such respective Class on the Closing Date. The Certificates referred to in clause (i) and if at any time there are to be Global Certificates, the Global Certificates shall be delivered by the Seller to the Depository or pursuant to the Depository's instructions, shall be delivered by the Seller on behalf of the Depository to and deposited with the DTC Custodian. The Trustee shall sign the Certificates by facsimile or manual signature and countersign them by manual signature on behalf of the Trustee by one or more authorized signatories, each of whom shall be a Responsible Officer of the Trustee or its agent. A Certificate bearing the manual and facsimile signatures of individuals who were the authorized signatories of the Trustee or its agent at the time of issuance shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such positions prior to the delivery of such Certificate.

      (h) No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the manually executed countersignature of the Trustee or its agent, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date. All Certificates issued thereafter shall be dated the date of their countersignature.

      (i) The Closing Date is hereby designated as the "startup" day of the REMIC Assets within the meaning of Section 860G(a)(9) of the Code.

      (j) For federal income tax purposes, the REMIC Assets shall have a tax year that is a calendar year and shall report income on an accrual basis.

      (k) The Trustee shall cause the REMIC Assets to elect to be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of any Trust established hereby shall be resolved in a manner that preserves the validity of such elections.

      (l) The Assumed Final Distribution Date for the Certificates is _________, 20__.

                  Section 5.02 Registration of Transfer and Exchange of Certificates.

      (a) The Trustee shall maintain at its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

      (b) Subject to Subsection 5.01(a) and, in the case of any Global Certificate or Physical Certificate upon the satisfaction of the conditions set forth below, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose, the Trustee shall sign, countersign and shall deliver, in the name of the designated transferee or transferees, a new Certificate of a like Class and aggregate Fractional Undivided Interest, but bearing a different number.

      (c) By acceptance of an Individual Certificate, whether upon original issuance or subsequent transfer, each holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth in the Securities Legend and agrees that it will transfer such a Certificate only as provided herein. In addition to the provisions of Subsection 5.02(h), the following restrictions shall apply with respect to the transfer and registration of transfer of an Individual Certificate to a transferee that takes delivery in the form of an Individual Certificate:

                        (i) The Trustee shall register the transfer of an
                  Individual Certificate if the requested transfer is being made to a transferee who has provided the Trustee with a Rule 144A Certificate.

                        (ii) The Trustee shall register the transfer of any
                  Individual Certificate if (x) the transferor has advised the Trustee in writing that the Certificate is being transferred to an Institutional Accredited Investor; and
                  (y) prior to the transfer the transferee furnishes to the Trustee an Investment Letter (and the Trustee shall be fully protected in so doing), provided that, if based upon an Opinion of Counsel to the effect that the delivery of (x) and (y) above are not sufficient to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Trustee shall as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information prior to registering the transfer of an Individual Certificate as shall be set forth in such Opinion of Counsel.

      (d) Subject to Subsection 5.02(h), so long as a Global Certificate of such Class is outstanding and is held by or on behalf of the Depository, transfers of beneficial interests in such Global Certificate, or transfers by holders of Individual Certificates of such Class to transferees that take delivery in the form of beneficial interests in the Global Certificate, may be made only in accordance with this Subsection 5.02(d) and in accordance with the rules of the Depository:

                        (i) In the case of a beneficial interest in the
                  Global Certificate being transferred to an Institutional Accredited Investor, such transferee shall be required to take delivery in the form of an Individual Certificate or Certificates and the Trustee shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(ii).

                        (ii) In the case of a beneficial interest in a
                  Class of Global Certificates being transferred to a transferee that takes delivery in the form of an Individual Certificate or Certificates of such Class, except as set forth in clause (i) above, the Trustee shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(i).

                        (iii) In the case of an Individual Certificate of a
                  Class being transferred to a transferee that takes delivery in the form of a beneficial interest in a Global Certificate of such Class, the Trustee shall register such transfer if the transferee has provided the Trustee with a Rule 144A Certificate.

                        (iv) No restrictions shall apply with respect to
                  the transfer or registration of transfer of a beneficial interest in the Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class; provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB.

      (e) Subject to Subsection 5.02(h), an exchange of a beneficial interest in a Global Certificate of a Class for an Individual Certificate or Certificates of such Class, an exchange of an Individual Certificate or Certificates of a Class for a beneficial interest in the Global Certificate of such Class and an exchange of an Individual Certificate or Certificates of a Class for another Individual Certificate or Certificates of such Class (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Global Certificate of such Class, so long as such Certificate is outstanding and is held by or on behalf of the Depository) may be made only in accordance with this Subsection 5.02(e) and in accordance with the rules of the Depository:

                        (i) A holder of a beneficial interest in a Global
                  Certificate of a Class may at any time exchange such beneficial interest for an Individual Certificate or Certificates of such Class.

                        (ii) A holder of an Individual Certificate or
                  Certificates of a Class may exchange such Certificate or Certificates for a beneficial interest in the Global Certificate of such Class if such holder furnishes to the Trustee a Rule 144A Certificate.

                        (iii) A holder of an Individual Certificate of a
                  Class may exchange such Certificate for an equal aggregate principal amount of Individual Certificates of such Class in different authorized denominations without any certification.

      (f) (i) Upon acceptance for exchange or transfer of an Individual Certificate of a Class for a beneficial interest in a Global Certificate of such Class as provided herein, the Trustee shall cancel such Individual Certificate and shall (or shall request the Depository to) endorse on the schedule affixed to the applicable Global Certificate (or on a continuation of such schedule affixed to the Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and an increase in the certificate balance of the Global Certificate equal to the certificate balance of such Individual Certificate exchanged or transferred therefor.

                        (ii) Upon acceptance for exchange or transfer of a
                  beneficial interest in a Global Certificate of a Class for an Individual Certificate of such Class as provided herein, the Trustee shall (or shall request the Depository to) endorse on the schedule affixed to such Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and a decrease in the certificate balance of such Global Certificate equal to the certificate balance of such Individual Certificate issued in exchange therefor or upon transfer thereof.

      (g) The Securities Legend shall be placed on any Individual Certificate issued in exchange for or upon transfer of another Individual Certificate or of a beneficial interest in a Global Certificate.

      (h) Subject to the restrictions on transfer and exchange set forth in this Section 5.02 and Sections 5.06 and 5.07, the holder of any Individual Certificate may transfer or exchange the same in whole or in part (in an initial certificate balance equal to the minimum authorized denomination set forth in Section 5.01(g) above or any integral multiple of $1.00 in excess thereof) by surrendering such Certificate at the Corporate Trust Office or at such other office as may be designated by the Trustee for this purpose, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Trustee in the case of transfer and a written request for exchange in the case of exchange. The holder of a beneficial interest in a Global Certificate may, subject to the rules and procedures of the Depository, cause the Depository (or its nominee) to notify the Trustee in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Following a proper request for transfer or exchange, the Trustee shall, within five Business Days of such request made at such Corporate Trust Office, sign, countersign and deliver at such Corporate Trust Office, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Fractional Undivided Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office or at such other office as may be designated by the Trustee for this purpose by the registered holder in person, or by a duly authorized attorney-in-fact. As of the Closing Date, the Trustee designates its office maintained at _____________________________________ as the office for accepting Certificates for transfer or surrender in accordance with this Article V.

      (i) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency; provided, however, that no Certificate may be exchanged for new Certificates unless the original Fractional Undivided Interest represented by each such new Certificate (i) is at least equal to the minimum authorized denomination, or
            (ii) is acceptable to the Seller as indicated to the Trustee in writing. Whenever any Certificates are so surrendered for exchange, the Trustee shall sign and countersign and the Trustee shall deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

      (j) If the Trustee so requires, every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer, with a signature guarantee, in form satisfactory to the Trustee, duly executed by the holder thereof or his or her attorney duly authorized in writing.

      (k) No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      (l) The Trustee shall cancel all Certificates surrendered for transfer or exchange but shall retain such Certificates in accordance with its standard retention policy or for such further time as is required by the record retention requirements of the Securities Exchange Act of 1934, as amended, and thereafter may destroy such Certificates.

      (m) The following legend shall be placed on Certificates for each Class of Subordinate Certificates and on the Class X Certificates, whether upon original issuance or upon issuance of any other Certificate of any such Class in exchange therefor or upon transfer thereof and each transfer of Certificates of such Classes shall be subject to the provisions thereof:

            THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR
            SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PRIVATE CERTIFICATE OR CLASS X CERTIFICATE. THE ABOVE RESTRICTIONS SHALL NOT APPLY TO THE CLASS X CERTIFICATES
            EITHER: (I) IN THE EVENT THAT THE CLASS X CERTIFICATES ARE UNDERWRITTEN, PLACED BY AN ENTITY WHICH HAS BEEN GRANTED AN EXEMPTION BY THE DEPARTMENT OF LABOR SIMILAR TO PTE 90-30, OR SUCH ENTITY ACTS AS A SELLING AGENT FOR SUCH CLASS X CERTIFICATES OR (II) IN SECONDARY MARKET TRANSFERS THEREAFTER.

                  Section 5.03  Mutilated, Destroyed, Lost or Stolen
                                Certificates.

      (a) If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee such security or indemnity as it may require to save it harmless, and (iii) the Trustee has not received notice that such Certificate has been acquired by a third Person, the Trustee shall sign, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Fractional Undivided Interest but in each case bearing a different number. The mutilated, destroyed, lost or stolen Certificate shall thereupon be canceled of record by the Trustee and shall be of no further effect and evidence no rights.

      (b) Upon the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  Section 5.04Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee and any agent of the Seller, the Master Servicer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 6.01 and for all other purposes whatsoever. Neither the Seller, the Master Servicer, the Trustee nor any agent of the Seller, the Master Servicer or the Trustee shall be affected by notice to the contrary. No Certificate shall be deemed duly presented for a transfer effective on any Record Date unless the Certificate to be transferred is presented no later than the close of business on the fifth Business Day preceding such Record Date.

                  Section 5.05  Transfer Restrictions on Residual Certificates.

      (a) The Residual Certificate, or interests therein, may not be transferred without the prior express written consent of the Tax Matters Person and the Seller. As a prerequisite to such consent, the proposed transferee must provide the Tax Matters Person, the Seller and the Trustee with an affidavit that the proposed transferee is not a Disqualified Organization (as defined in Subsection 5.05(b)) (and, unless the Tax Matters Person and the Seller consent to the transfer to a person who is not a U.S. Person, an affidavit that it is a U.S. Person) as provided in Subsection 5.05(b).

      (b) No transfer, sale or other disposition of a Residual Certificate (including a beneficial interest therein) may be made unless, prior to the transfer, sale or other disposition of a Residual Certificate, the proposed transferee (including the initial purchaser thereof) delivers to the Tax Matters Person, the Seller and the Trustee an affidavit in the form attached hereto as Exhibit E stating, among other things, that as of the date of such transfer (i) such transferee is not any of (A) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation all of whose activities are subject to tax under Chapter 1 of Subtitle A of the Code and (except in the case of Freddie Mac) a majority of whose board of directors is not selected by the United States, or any state or political subdivision thereof),
            (B) any organization that is exempt from any tax imposed by Chapter 1 of Subtitle A of the Code, other than (x) a tax-exempt farmers' cooperative within the meaning of Section 521 of the Code or (y) an organization that is subject to the tax imposed by Section 511 of the Code on "unrelated business taxable income" or (C) a corporation operating on a cooperative basis that is engaged in furnishing electric energy or providing telephone service to persons in rural areas (within the meaning of Section 1381(a)(2)(C) of the Code) (any Person described in (A), (B), or (C) being referred to herein as a "Disqualified Organization") and that (ii) such transferee is not acquiring such Residual Certificate for the account of a Disqualified Organization. Neither the Tax Matters Person nor the Seller shall consent to a transfer of a Residual Certificate if it has actual knowledge that any statement made in the affidavit issued pursuant to the preceding sentence is not true. Notwithstanding any transfer, sale or other disposition of a Residual Certificate to a Disqualified Organization, such transfer, sale or other disposition shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization shall not be deemed to be a Holder of a Residual Certificate for any purpose hereunder, including, but not limited to, the receipt of distributions thereon. If any purported transfer shall be in violation of the provisions of this Subsection 5.05(b), then the prior Holder thereof shall, upon discovery that the transfer of such Residual Certificate was not in fact permitted by this Subsection 5.05(b), be restored to all rights as a Holder thereof retroactive to the date of the purported transfer. None of the Trustee, the Seller or the Tax Matters Person shall be under any liability to any Person for any registration or transfer of a Residual Certificate that is not permitted by this Subsection 5.05(b) or for making payments due on such Residual Certificate to the purported Holder thereof or taking any other action with respect to such purported Holder under the provisions of this Agreement so long as the written affidavit referred to above was received with respect to such transfer, and the Tax Matters Person, the Seller or the Trustee, as applicable, had no knowledge, that it was untrue. The prior Holder shall be entitled to recover from any purported Holder of a Residual Certificate that was in fact not a permitted transferee under this Subsection 5.05(b) at the time it became a Holder all payments made on such Residual Certificate. Each Holder of a Residual Certificate, by acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Subsection 5.05(b) and to any amendment of this Agreement deemed necessary (whether as a result of new legislation or otherwise) by counsel of the Tax Matters Person or the Seller to ensure that the Residual Certificate is not transferred to a Disqualified Organization and that any transfer of such Residual Certificate will not cause the imposition of a tax upon the Trust or cause REMIC Assets to fail to qualify as a REMIC.

      (c) Unless the Tax Matters Person and the Seller shall have consented in writing (which consent may be withheld in such person's sole discretion), the Residual Certificate (including a beneficial interest therein) may not be purchased by or transferred to any person who is not a "United States person," as such term is defined in Section 7701(a)(30) of the Code.

      (d) By accepting a Residual Certificate, the purchaser thereof agrees to be a Tax Matters Person, and appoints the Trustee to act as its agent with respect to all matters concerning the tax obligations of the Trust, other than those matters regarding transfer restrictions contained in this Section 5.05.

                  Section 5.06 Restrictions on Transferability of Private Certificates.

      (a) No offer, sale, transfer or other disposition (including pledge) of a Private Certificate shall be made by any Holder thereof unless registered under the Securities Act, or an exemption from the registration requirements of the Securities Act and any applicable state securities or "Blue Sky" laws is available and the prospective transferee (other than the Seller) of such Certificate signs and delivers to the Trustee an Investment Letter, if the transferee is an Institutional Accredited Investor, in the form set forth as Exhibit F-1 hereto, or a Rule 144A Certificate, if the transferee is a QIB, in the form set forth as Exhibit F-2 hereto. Notwithstanding the provisions of the immediately preceding sentence, no restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in a Physical Certificate that is a Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB. In the case of a proposed transfer of a Private Certificate to a transferee other than a QIB, the Trustee may require an Opinion of Counsel that such transaction is exempt from the registration requirements of the Securities Act. The cost of such opinion shall not be an expense of the Trustee or the Trust Fund.

      (b)   Each Private Certificate shall bear a Securities Legend.

                  Section 5.07  ERISA Restrictions.

      (a) Subject to the provisions of subsection (b), no Certificates of a Class of Private Certificates or the Class X Certificates may be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or Section 4975 of the Code, unless the proposed transferee provides a representation or certification to the Trustee substantially in the form of
            Exhibit I hereto (upon which the Trustee is authorized to rely) to the effect that the proposed transfer and/or holding of a Certificate and the servicing, management and operation of the
            Trust: (i) will not result in a prohibited transaction under
            Section 406 of ERISA or Section 4975 of the Code which is not covered under an individual or class prohibited transaction exemption including but not limited to Department of Labor Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers and (ii) will not give rise to any additional fiduciary duties under ERISA on the part of the Master Servicer or the Trustee. The above restrictions shall not apply to the Class X Certificates either: (i) in the event that the Class X Certificates are underwritten, placed by an entity which has been granted an exemption by the Department of Labor similar to PTE 90-30, or such entity acts as a selling agent for such Class X Certificates or (ii) in secondary market transfers thereafter, and the Trustee receives a representation or certification (upon which the Trustee is authorized to rely) from the holder of Class X Certificates to such effect.

      (b) Any Person acquiring an interest in a Book-Entry Certificate or a Global Certificate which is a Subordinate Certificate or in a Class X Certificate, by acquisition of such Certificate, shall be deemed to have represented to the Trustee that it is either:
            (i) not acquiring an interest in such Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or Section 4975 of the Code, or (ii) such Person provides a representation or certification to the Trustee to the effect that the transfer and/or holding of an interest in such Certificate and the servicing, management and/or operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, PTE 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (II) will not give rise to any additional fiduciary duties on the part of the Master Servicer or the Trustee. The above restrictions shall not apply to the Class X Certificates either: (i) in the event that the Class X Certificates are underwritten, placed by an entity which has been granted an exemption by the Department of Labor similar to PTE 90-30, or such entity acts as a selling agent for such Class X Certificates or (ii) in secondary market transfers thereafter.

      (c) Any attempted or purported transfer of any Certificate in violation of the provisions of Subsections (a) or (b) above shall be void ab initio and such Certificate shall be considered to have been held continuously by the prior permitted Certificateholder. Any transferor of any Certificate in violation of such provisions, shall indemnify and hold harmless the Trustee from and against any and all liabilities, claims, costs or expenses incurred by the Trustee as a result of such attempted or purported transfer.

                  Section 5.08Rule 144A Information. For so long as any Private Certificates are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act, (1) the Master Servicer will provide or cause to be provided to any Holder of such Certificates and any prospective purchaser thereof designated by such a Holder, upon the request of such Holder or prospective purchaser, the information required to be provided to such Holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (2) the Master Servicer shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Certificates conducted in accordance with Rule 144A.


                                  ARTICLE VI

                        Payments to Certificateholders

                  Section 6.01  Distributions on the Certificates.

      (a) Interest and principal on the Certificates will be distributed monthly on each Distribution Date, commencing in __________ 2000, in an aggregate amount equal to the Available Funds for such Distribution Date.

                  (A) On each Distribution Date, the Available Funds will be distributed in the following order of priority among the Certificates except as otherwise noted:

                              first, to the interest-bearing Classes of
                  Senior Certificates, the Accrued Certificate Interest on each such Class for such Distribution Date. As described below, Accrued Certificate Interest on each such Class of Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto. Any Net Interest Shortfalls shall be allocated among the Senior Certificates as provided in Section 6.01(c);

                              second, to the interest-bearing Classes of
                  Senior Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Available Funds, any shortfall in available amounts being allocated among such Classes in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each such Class for such Distribution Date;

                              third, to the Senior Certificates (other than
                  the Class X Certificates) in reduction of the Current Principal Amounts thereof:

      (a) the Senior P&I Optimal Principal Amount, sequentially to the Class R Certificate and then to the Class A Certificates, until their respective Current Principal Amounts have been reduced to zero; and

      (b)   the Class PO Principal Distribution Amount for such
            Distribution Date, to the Class PO Certificates, until the Current Principal Amount of the Class PO Certificates has been reduced to zero;

                              fourth, the Class PO Deferred Amount for such
                  Distribution Date, to the Class PO Certificates; provided, that (i) on any Distribution Date, distributions pursuant to this priority fourth shall not exceed the excess, if any, of (x) the Available Funds remaining after giving effect to distributions pursuant to clauses first through third under Section 6.01(a)(A) above over (y) the sum of the amount of Accrued Certificate Interest for such Distribution Date and Accrued Certificate Interest remaining undistributed from previous Distribution Dates on all Classes of Subordinate Certificates then outstanding, (ii) such distributions shall not reduce the Current Principal Amount of the Class PO Certificates and (iii) no distribution will be made in respect of the Class PO Deferred Amount after the Cross-Over Date; and

                              fifth, sequentially, in the following order,
                  to the Class B, Class C, Class D, Class E, Class F and Class G Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date,
                  (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date.

                  (B) On each Distribution Date after the Cross-Over Date, distributions of principal on the outstanding Senior Certificates (other than Class PO Certificates) will be made pro rata among all such Senior Certificates, regardless of the allocation, or sequential nature, of principal payments described in priority third in Section 6.01(a)(A) above, based upon the then Current Principal Amounts of such Senior Certificates.

                  (C) If, after distributions have been made pursuant to priorities first and second under Section 6.01(a)(A) above on any Distribution Date, the remaining Available Funds are less than the sum of the Senior P&I Optimal Principal Amount and the Class PO Principal Distribution Amount for such Distribution Date, such amounts shall be proportionately reduced, and such remaining Available Funds will be distributed on the Senior Certificates (other than the Class X Certificates) on the basis of such reduced amounts. Notwithstanding any reduction in principal distributable to the Class PO Certificates pursuant to this paragraph, the principal balance of the Class PO Certificates shall be reduced not only by principal so distributed but also by the difference between (i) principal distributable to the Class PO Certificates in accordance with clause (b) of priority third above and (ii) principal actually distributed to the Class PO Certificates after giving effect to this paragraph (such difference, the "Class PO Cash Shortfall"). The Class PO Cash Shortfall with respect to any Distribution Date will be added to the Class PO Deferred Amount.

      (b) No Accrued Certificate Interest will be payable with respect to any Class of Certificates after the Distribution Date on which the outstanding Current Principal Amount or Notional Amount of such Certificate has been reduced to zero.

      (c) If on any Distribution Date the Available Funds for the Senior Certificates is less than the Accrued Certificate Interest on the Senior Certificates for such Distribution Date prior to reduction for Net Interest Shortfall and the interest portion of Realized Losses, the shortfall will be allocated among the holders of each Class of interest- bearing Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated thereto in the absence of such Net Interest Shortfall or Realized Losses for such Distribution Date. In addition, the amount of any interest shortfalls that are covered by subordination as provided in
            Section 6.03(g) will constitute unpaid Accrued Certificate Interest and will be distributable to Holders of the Certificates entitled to such amounts on subsequent Distribution Dates to the extent of the Available Funds after current interest distributions are made as required herein. Any amounts so carried forward will not bear interest. Shortfalls in interest payments will not be offset by a reduction in servicing compensation of the Master Servicer or otherwise, except to the extent of Compensating Interest Payments.

                  Section 6.02  [Reserved]

                  Section 6.03  Allocation of Losses.

      (a) On or prior to each Determination Date, the Master Servicer shall determine and report to the Trustee the amount of any Realized Loss in respect of each SAM that occurred during the immediately preceding calendar month. The Trustee shall then with respect to each SAM allocate Realized Losses on a pro rata basis between the PO Percentage of the Scheduled Principal Balance of a SAM which suffered a Realized Loss and the Non-PO Percentage of the Scheduled Principal Balance of such SAM.

      (b) (A) With respect to any Determination Date, the principal portion of each Realized Loss on a SAM shall be allocated as follows:

                        (i) The PO Percentage of any such Realized Loss shall be allocated to the Class PO Certificates; and

                        (ii) The Non-PO Percentage of any such Realized
                  Loss shall be allocated as follows:

                              first, to the Class G Certificates until the
                  Current Principal Amount thereof has been reduced to zero;

                              second, to the Class F Certificates until the
                  Current Principal Amount thereof has been reduced to zero;

                              third, to the Class E Certificates until the
                  Current Principal Amount thereof has been reduced to zero;

                              fourth, to the Class D Certificates until the
                  Current Principal Amount thereof has been reduced to zero;

                              fifth, to the Class C Certificates until the
                  Current Principal Amount thereof has been reduced to zero;

                              sixth, to the Class B Certificates until the
                  Current Principal Amount thereof has been reduced to zero;

                              seventh, to the Classes of Senior
                  Certificates (other than the Class X and Class PO Certificates), pro rata, in accordance with their Current Principal Amounts.

                  (B) Notwithstanding the foregoing, no such allocation of any Realized Loss shall be made on a Distribution Date to the extent that such allocation would result in the reduction of the aggregate Current Principal Amounts of all the Certificates as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on such date, to an amount less than the aggregate Scheduled Principal Balance of the SAMs as of the first day of the month of such Distribution Date (such limitation, the "Loss Allocation Limitation").

      (c) Any Realized Losses allocated to a Class of Certificates pursuant to Subsection 6.03(b) shall be allocated among the Certificates of such Class in proportion to their respective Current Principal Amounts. Any allocation of Realized Losses pursuant to this Subsection 6.03(c) shall be accomplished by reducing the Current Principal Amount of the related Certificates on the related Distribution Date in accordance with Subsection 6.03(d).

      (d) Realized Losses allocated in accordance with this Section 6.03 shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date, except that the aggregate amount of Realized Losses to be allocated to the Class PO Certificates on any Distribution Date through the Cross-Over Date will be taken into account in determining distributions in respect of the Class PO Deferred Amount for such Distribution Date.

      (e) On each Distribution Date, the Trustee shall determine the Subordinate Certificate Writedown Amount, if any. Any such Subordinate Certificate Writedown Amount shall effect a corresponding reduction in the Current Principal Amount of (i) if prior to the Cross-Over Date, the Current Principal Amounts of the Subordinate Certificates in the reverse order of their numerical Class designations and (ii) from and after the Cross-Over Date, the Senior Certificates, pro rata based on their respective Current Principal Amounts, which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

      (f) On each Distribution Date, on or prior to the Cross-Over Date the Trustee shall determine the Class PO Deferred Payment Writedown Amount. Any such Class PO Deferred Payment Writedown Amount shall effect a corresponding reduction in the Current Principal Amount of the Subordinate Certificates in the reverse order of their numerical Class designations.

      (g) The interest portion of any Realized Losses on SAMs occurring on or prior to the Cross-Over Date will not be allocated among any Certificates, but will reduce the amount of Available Funds on the related Distribution Date. As a result of the subordination of the Subordinate Certificates in right of distribution, such Realized Losses will be borne first by the Subordinate Certificates in inverse order of their numerical Class designations.

                  Section 6.04  [Reserved]

                  Section 6.05  Payments.

      (a)   [Reserved].

      (b) On each Distribution Date, other than the final Distribution Date, the Trustee shall distribute to each Certificateholder of record on the directly preceding Record Date the Certificateholder's pro rata share of its Class (based on the aggregate Fractional Undivided Interest represented by such Holder's Certificates) of all amounts required to be distributed on such Distribution Date to such Class. The Trustee shall calculate such amounts based upon the information provided the Master Servicer pursuant to Subsection 6.07(b).

      (c) Payment of the above amounts to each Certificateholder shall be made (i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or
            (ii) upon receipt by the Trustee on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder holding Certificates representing an initial aggregate Current Principal Amount and/or Notional Amount of not less than $1,000,000 by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; provided, however, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final payment.

                  Section 6.06 Statements to Certificateholders. (a) Concurrently with each distribution to Certificateholders, the Trustee shall forward by first-class mail to each Certificateholder, with a copy to the Seller, the Master Servicer and the Rating Agencies, a statement setting forth the following information, expressed with respect to clauses
(i), (ii), (iii), (iv), (v) and (vii) in the aggregate and as a Fractional Undivided Interest representing an initial Current Principal Amount of $1,000 or in the case of the Class X Certificates, a Notional Amount of $1,000 or in the case of the Class R Certificate, an initial Current Principal Amount of $100:

                        (i) the Current Principal Amount (or Notional
                  Amount in the case of the Class X Certificate) of each Class of Certificates immediately prior to such Distribution Date [Appreciation Certificates?];

                        (ii) the amount of the distribution allocable to
                  principal on each applicable Class of Certificates;

                        (iii) the aggregate amount of interest and
                  Additional Interest accrued at the related Pass-Through Rate with respect to each Class of interest-bearing Certificates during the related Interest Accrual Period;

                        (iv) the Net Interest Shortfall and any other
                  adjustments to interest at the related Pass-Through Rate necessary to account for any difference between interest accrued and aggregate interest distributed with respect to each Class of interest-bearing Certificates;

                        (v) the amount of the distribution allocable to
                  interest and Additional Interest on each interest-bearing Class of Certificates [Appreciation Share?];

                        (vi) the Pass-Through Rate for each Class of
                  interest-bearing Certificates with respect to such Distribution Date;

                        (vii) the Current Principal Amount (or Notional
                  Amount in the case of the Class X Certificates) of each Class of Certificates after such Distribution Date [Appreciation Certificates?];

                        (viii)the amount of any Monthly Advances,
                  Compensating Interest Payments and unreimbursed advances by the Master Servicer included in such distribution;

                        (ix) the amount of any Realized Losses during the
                  related Prepayment Period and cumulatively since the Cut-off Date and the amount and source (separately identified) of any distribution in respect thereof included in such distribution;

                        (x) the amount of Scheduled Principal and Principal
                  Prepayments, (including but separately identifying the principal amount of principal prepayments, Insurance Proceeds, the purchase price in connection with the purchase of SAMs, cash deposits in connection with substitutions of SAMs and Net Liquidation Proceeds) and the number and principal balance of SAMs purchased or substituted for during the relevant period and cumulatively since the Cut-off Date;

                        (xi) the number of SAMs (excluding REO Property)
                  remaining in the Trust Fund as of the end of the related Due Period;

                        (xii) information regarding any SAM delinquencies
                  as of the end of the related Due Period, including the aggregate number, aggregate Outstanding Principal Balance and aggregate Scheduled Principal Balance of SAMs delinquent one month, two months and three months or more;

                        (xiii)the number of SAMs in the foreclosure process
                  as of the end of the related Due Period and the aggregate Outstanding Principal Balance of such SAMs;

                        (xiv) the number and aggregate Outstanding
                  Principal Balance of all SAMs as to which the Mortgaged Property was REO Property as of the end of the related Due Period;

                        (xv) the book value (the sum of (A) the Outstanding
                  Principal Balance of the SAM, (B) accrued interest through the date of foreclosure and (C) foreclosure expenses) of any REO Property; provided that, in the event that such information is not available to the Master Servicer and the Trustee on the Distribution Date, such information shall be furnished promptly after it becomes available;

                        (xvi) the amount of Realized Losses allocated to
                  each Class of Certificates since the prior Distribution Date and in the aggregate for all prior Distribution Dates;

                        (xvii) the then applicable Senior Percentage, Senior
                  Prepayment Percentage, Subordinate Percentage and Subordinate Prepayment Percentage;

                        (xviii) the percentage of principal payments on the
                  SAM's, if any, which each Class will be entitled to receive on the following Distribution Date; and

                        (xix) the percentage of Principal Prepayments on
                  the SAM's, if any, which each Class will be entitled to receive on the following Distribution Date.

                  The information set forth above shall be calculated, or reported, as the case may be, by the Trustee based on data provided by the Master Servicer pursuant to Section 6.07(b) and, with respect to prior periods, Section 6.06, upon which the Trustee may conclusively rely. The information furnished by the Master Servicer shall be sufficient for the Trustee to calculate any payments or statements it is required to make.

      (b) By April 30 of each year beginning in 2000, the Trustee will furnish a report to each Holder of the Certificates of record at any time during the prior calendar year as to the aggregate of amounts reported pursuant to subclauses (a)(ii) and (a)(v) above with respect to the Certificates, plus information with respect to the amount of servicing compensation and such other customary information as the Master Servicer determines and advises the Trustee to be necessary and/or to be required by the Internal Revenue Service or by a federal or state law or rules or regulations to enable such Holders to prepare their tax returns for such calendar year. Copies of such report shall also be furnished to the Master Servicer. Such obligations shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to the requirements of the Code.

                  The Master Servicer shall supply to the Trustee in a timely manner the information required for the statements described above which, where appropriate, shall be the information from which the Trustee can calculate the statements it is required to make.

                  Section 6.07 Reports to the Trustee and the Master Servicer. (a) Not later than 15 days after each Distribution Date, the Trustee shall forward to the Master Servicer a statement setting forth the status of the Distribution Account as of the close of business on the last day of the month of the Distribution Date and showing, for the month covered by such statement, deposits in or withdrawals from the Distribution Account.

      (b) On or before the Determination Date, the Master Servicer shall provide to the Trustee (and with respect to the information contained in subclause (xiv) hereof, the Seller), with respect to the SAMs and the REO Properties, respectively, a Loan Summary and Remittance Report in such electronic format as the Trustee may reasonably request and in such hardcopy format as the Master Servicer and the Trustee shall agree which, if there are Sub-Servicers, shall be based upon reports from Sub-Servicers, if any, received by the Master Servicer on or before the seventh Business Day of such month with respect to the SAMs and REO Properties and containing the following information (in respect of the REO Properties, only such information which is applicable):

                        (i) Aggregate deposits to and withdrawals from the
                  Distribution Account since the date of the prior statement, stated separately for each category of deposit specified in Section 4.02 and each category of withdrawal specified in Section 4.03, indicating separately the aggregate of amounts withdrawn which are not applicable to a particular SAM;

                        (ii) Amount of Available Funds expected for the
                  related Distribution Date and attributable to each of the following categories:

                        (A)   Scheduled Principal;

                        (B) Principal Prepayments (stated separately for
                  (u) partial prepayments, (v) full prepayments, (w) Net Liquidation Proceeds, stating Liquidation Proceeds and Liquidation Expenses separately), (x) Insurance Proceeds,
                  (y) the purchase price in connection with the purchase of a SAM, and (z) any cash deposit in connection with the substitution of a SAM;

                        (C)   regularly scheduled interest on the SAMs;

                        (D)   Monthly Advances made by the Master Servicer;

                        (E)   Distribution Account Advances;

                        (F)   Compensating Interest Payments; and

                        (G) reimbursements in connection with losses on
                  Permitted Investments.

                        (iii) Aggregate Outstanding Principal Balances of
                  the SAMs as of the related Due Date, without giving effect to payments due on such date;

                        (iv) Realized Losses for the prior month and in the
                  aggregate from the Closing Date;

                        (v)   [intentionally omitted];

                        (vi)  [intentionally omitted];

                        (vii) Aggregate Scheduled Principal Balance of the
                  SAMs as of the related Due Date;

                        (viii) Book value of any collateral acquired by
                  means of foreclosure, grant of deed in lieu of foreclosure or otherwise in respect of any SAM;

                        (ix) Number and aggregate principal balance of SAMs
                  which are 30, 60, 90 and 120 or more days delinquent as calculated by the Master Servicer, those which are in foreclosure, those with respect to which the related Mortgagor has had an order for relief entered in connection with bankruptcy proceeding and those which are REO Property;

                        (x) Interest Shortfall with respect to the related
                  Distribution Date and portion thereof resulting from Voluntary Principal Prepayments in full or the provisions of the Relief Act;

                        (xi)  [intentionally omitted]

                        (xii) Amount, if any, by which the aggregate of
                  Scheduled Payments on the SAMs that were due on the related Due Date and delinquent, other than as a result of the Relief Act, as of the Determination Date exceeds the sum of the Monthly Advances to be made by the Master Servicer and Distribution Account Advances for such Distribution Date;

                        (xiii) Aggregate Master Servicing Fee for the
                  related Due Period;

                        (xiv) Such other information regarding each SAM,
                  including, but not limited to, an updated schedule of the Scheduled Principal Balances of the SAMs as of the related Due Date, in such electronic format, as may be reasonably requested by the Trustee and, if requested, in such hardcopy or electronic format as the Master Servicer and the Trustee shall agree and, with respect to information to be provided to the Seller may be in the "Salomon 500" format and should be sent to the attention of __________;

                  Section 6.08 Monthly Advances. If the Scheduled Payment (together with any advances from any Sub-Servicers) on a SAM that was due on a related Due Date and is delinquent other than as a result of application of the Relief Act exceeds the amount deposited in the Distribution Account which will be used for a Distribution Account Advance with respect to such SAM, the Master Servicer will deposit in the Distribution Account not later than the Advancing Date immediately preceding the related Distribution Date an amount equal to such deficiency net of the related Master Servicing Fee for such SAM except to the extent the Master Servicer determines any such advance to be nonrecoverable from late payments Liquidation Proceeds, Insurance Proceeds or future payments on the SAM for which such Monthly Advance was made. Subject to the foregoing, the Master Servicer shall continue to make such advances through the date that the related Mortgaged Property has, in the judgment of the Master Servicer, been completely liquidated. Any amount used as a Distribution Account Advance shall be replaced by the Master Servicer by deposit in the Distribution Account on or before any future date on which and to the extent that funds in the Distribution Account on such date are less than the amount required to be transferred by the Master Servicer to such subaccount of the Distribution Account. If applicable, on the fifth Business Day preceding each Distribution Date, the Master Servicer shall present an Officer's Certificate to the Trustee (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable.

                  Section 6.09Compensating Interest Payments. The Master Servicer shall deposit in the Distribution Account not later than the Advancing Date immediately preceding the related Distribution Date an amount equal to the lesser of (i) the aggregate amounts determined pursuant to subclauses (a) and (b) of the definition of Interest Shortfall for the related Distribution Date and (ii) the Master Servicing Fee for such Distribution Date (other than the portion used to cover lender paid primary mortgage insurance premiums) (such amount, the "Compensating Interest Payment"). The Master Servicer shall not be entitled to any reimbursement of any Compensating Interest Payment.

                  Section 6.10Reports of Foreclosures and Abandonment of Mortgaged Property. Each year the Master Servicer shall report or cause to be reported to the Internal Revenue Service foreclosures and abandonments of any Mortgaged Property as required by Section 6050J of the Code and shall provide a copy of such report to the Trustee.


                                 ARTICLE VII

                           The Master Servicer

                  Section 7.01 Liabilities of the Master Servicer. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein. Only the Master Servicer, any successor Master Servicer or the Trustee acting as Master Servicer shall be liable with respect to the servicing of the SAMs and the REO Property for actions taken by any such Person in contravention of the Master Servicer's duties hereunder.

                  Section 7.02 Merger or Consolidation of the Master Servicer. (a) The Master Servicer will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the SAMs and to perform its duties under this Agreement.

      (b) Any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. Such entity shall also be qualified to sell mortgage loans and shared appreciation mortgage loans to and service mortgage loans and shared appreciation mortgage loans on behalf of Freddie Mae and Fannie Mae. In addition, such merger, consolidation or succession may not adversely affect the then current rating or ratings assigned to any Class of Certificates by either Rating Agency.

                  Section 7.03 Indemnification of the Trustee. The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any claim, loss, liability or expense incurred on their part, arising out of any breach by the Master Servicer of its obligations under this Agreement, including the costs and expenses (including reasonable legal fees and expenses) of defending themselves; provided that with respect to any such claim, the Trustee shall have given the Master Servicer and the Seller written notice thereof promptly after the Trustee shall have with respect to such claim knowledge thereof. The Master Servicer shall assume the defense of any claim for which an Indemnified Person is entitled to indemnification pursuant to this Section 7.03, and the Master Servicer shall pay all expenses in connection therewith, including reasonable legal fees, and shall promptly pay, discharge and satisfy any judgment or decree which may be rendered against an Indemnified Person in respect of such claim.

                  Section 7.04Limitation on Liability of the Master Servicer and Others. Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 7.03:

      (a) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Seller, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person's willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

      (b) The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

      (c) The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense incurred in connection with any legal proceedings relating to this Agreement or the Certificates (including reasonable legal fees and disbursements of counsel), other than
            (i) any loss, liability or expense related to its failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and (ii) any loss, liability or expense incurred by reason of such Person's willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

      (d) The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account as provided by Subsection 4.03(a). Nothing in this Subsection 7.04(d) shall affect the Master Servicer's obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the SAMs pursuant to Subsection 3.01(a).

      (e) In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

                  Section 7.05 Master Servicer Not to Resign. Except as provided in Section 7.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Independent Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 8.02 hereof. The Trustee shall notify the Rating Agencies of the resignation of the Master Servicer.

                  Section 7.06  [Reserved]

                  Section 7.07 Sale and Assignment of Master Servicing. The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service SAMs for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee) as having a comparable servicing ability to that of the Master Servicer on the Closing Date; (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement and any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer's Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.


                                 ARTICLE VIII

                                   Default

                  Section 8.01Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                        (i) The Master Servicer fails to cause to be
                  deposited in the Distribution Account any amount so required to be deposited pursuant to this Agreement, and such failure continues unremedied for a period of two Business Days after the date such deposit was required to be made; or

                        (ii) The Master Servicer fails to observe or
                  perform in any material respect any other covenants and agreements set forth in the Certificates or this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund; or

                        (iii) There is entered against the Master Servicer
                  a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

                        (iv) The Master Servicer consents to the
                  appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

                        (v) The Master Servicer assigns or delegates its
                  duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 7.05 or 7.07.

      In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, either the Trustee or the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the principal of the Trust Fund, by notice in writing to the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the SAMs and/or the REO Property serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of the written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the SAMs, REO Property or under any other related agreements, including the Sub-Servicing Agreements (but only to the extent that such other agreements relate to the SAMs or REO Property) shall, subject to Section 8.02, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the SAMs and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the property and amounts which are then or should be part of the Trust or which thereafter become part of the Trust; (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer's duties thereunder; and (iii) the rights and obligations of the Master Servicer under any Sub-Servicing Agreements with respect to the SAMs. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a SAM or REO Property, that portion of such payments which it would have received as reimbursement pursuant to Section 3.14 if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

                  Section 8.02 Trustee to Act; Appointment of Successor. Upon the receipt by the Master Servicer of a notice of termination pursuant to Section 8.01 or an Opinion of Independent Counsel pursuant to Section
7.05 to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that the Trustee (i) shall be under no obligation to purchase any SAM pursuant to Section 10.01; and (ii) shall have no obligation whatsoever with respect to any liability incurred by the Master Servicer (other than to make advances deemed recoverable and not previously made) at or prior to the time of receipt by the Master Servicer of such notice or by the Trustee of such Opinion of Independent Counsel, including any liabilities associated with either Master Servicer's failure to modify its computer and any other systems in a manner such that such Master Servicer can service the related SAMs in accordance with the terms of this Agreement on and after January 1, 2000. As compensation therefor, the Trustee shall be entitled to all funds relating to the SAMs which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the SAMs as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Trustee under this Subsection 8.02(a), and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

      (a) If the Trustee shall succeed to any duties of the Master Servicer respecting the SAMs as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of Article IX shall be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the SAMs (although such provisions shall continue to apply to the Trustee in its capacity as Trustee); the provisions of Article VII, however, shall apply to it in its capacity as successor master servicer.

                  Section 8.03 Notification to Certificateholders. Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

                  Section 8.04 Waiver of Defaults. The Trustee shall transmit by mail to all Certificateholders, within 60 days after the occurrence of any Event of Default known to the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Certificates. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Master Servicer shall give notice of any such waiver to the Rating Agencies.

                  Section 8.05 List of Certificateholders. Upon written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Trustee.


                                  ARTICLE IX

                         Concerning the Trustee

                  Section 9.01Duties of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

      (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to any provision of this Agreement, the Trustee shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer hereunder.

      (c) The Trustee shall make monthly distributions and the final distribution to the Certificateholders as provided in Sections
            6.01 and 10.01 herein.

      (d) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                        (i) Prior to the occurrence of an Event of Default,
                  and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                        (ii) The Trustee shall not be liable for an error
                  of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                        (iii) The Trustee shall not be liable with respect
                  to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or other power conferred upon the Trustee, under this Agreement; and

                        (iv) The Trustee shall not be required to take
                  notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee's corporate trust department shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default.

                  The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

      (e) All funds received by the Trustee and required to be deposited in the Distribution Account pursuant to this Agreement will be promptly so deposited by the Trustee.

                  Section 9.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 9.01:

                        (i) The Trustee may rely and shall be protected in
                  acting or refraining from acting in reliance on any resolution, Officer's Certificate, certificate of a Servicing Officer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                        (ii) The Trustee may consult with counsel and any
                  Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                        (iii) The Trustee shall be under no obligation to
                  exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee's corporate trust department has actual knowledge (which has not been cured) to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

                        (iv) The Trustee shall not be liable for any action
                  taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                        (v) Prior to the occurrence of an Event of Default
                  hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund and provided that the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement. The Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

                        (vi) The Trustee may execute any of the trusts or
                  powers hereunder or perform any duties hereunder either directly or through agents or attorneys; provided, however, that the Trustee may not appoint any agent to perform its custodial or paying agent functions under this Agreement without the express written consent of the Master Servicer, which consent will not be unreasonably withheld. The Trustee shall not be liable or responsible for the misconduct or negligence of any of the Trustee's agents or attorneys or a custodian or paying agent appointed hereunder by the Trustee with due care and, when required, with the consent of the Master Servicer;

                        (vii) Should the Trustee deem the nature of any
                  action required on its part, other than a payment or transfer under Subsection 4.02(b) or Section 4.03, to be unclear, the Trustee may require prior to such action that it be provided by the Master Servicer with reasonable further instructions;

                        (viii)The right of the Trustee to perform any
                  discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be accountable for other than its negligence or willful misconduct in the performance of any such act;

                        (ix) The Trustee shall not be required to give any
                  bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder;

                        (x) The Trustee shall have no duty to conduct any
                  affirmative investigation as to the occurrence of any condition requiring the repurchase of any SAM by the Seller pursuant to this Agreement or the eligibility of any SAM for purposes of this Agreement; and

                        (xi) To the extent the Trustee has not received a
                  required remittance from the Master Servicer on or prior to a Distribution Date, it shall not be required to make the distribution provided for in Section 6.01 until it has received such funds.

                  Section 9.03 Trustee Not Liable for Certificates or SAMs. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Seller, and the Trustee shall have no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any SAM except as expressly provided in Sections 2.02 and 2.05 hereof. The Trustee's signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Trustee and shall not constitute the Certificates an obligation of the Trustee in any other capacity. The Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Seller with respect to the SAMs. Subject to the provisions of Section 2.05, the Trustee shall not be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any SAM, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

                  Section 9.04 Trustee May Own Certificates. The Trustee in its individual capacity or in any capacity other than as Trustee hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not Trustee, and may otherwise deal with the parties hereto.

                  Section 9.05 Trustee's Fees and Expenses. (a) The Trustee will be paid the Trustee's Fee each calendar month from the Distribution Account, pursuant to Subsection 4.03(b). The Trust Fund will be liable for the Trustee's expenses, including all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in the administration of the trusts hereunder as set forth in a fee letter sent by the Trustee to the Seller (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders or the Master Servicer hereunder. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

      (b) To the extent not otherwise indemnified against by the Master Servicer hereunder, the Trust shall indemnify the Indemnified Persons for, and will hold them harmless against, any loss, liability or expense incurred on their part, arising out of, or in connection with, this Agreement and the Certificates, including the costs and expenses (including reasonable legal fees and expenses) of defending themselves against any such claim other than (i) any loss, liability or expense related to such Indemnified Person's failure to perform such Indemnified Person's duties in strict compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and (ii) any loss, liability or expense incurred by reason of such Indemnified Person's willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. This indemnity shall survive the resignation or removal of the Trustee and the termination of this Agreement.

                  Section 9.06 Eligibility Requirements for Trustee. (a) The Trustee and any successor Trustee shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $[40,000,000] or, in the case of a successor Trustee, $[50,000,000], subject to supervision or examination by federal or state authority and, in the case of a successor Trustee other than pursuant to
Section 9.10, rated in one of the three highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies. The Trustee shall not be an Affiliate of the Master Servicer, unless the Trustee acts as successor Master Servicer hereunder. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.08.

                  Section 9.07 Insurance. The Trustee, at its own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a "Financial Institution Bond" and/or a "Bankers' Blanket Bond"). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee as to the Trustee's compliance with this Section 9.07 shall be furnished to the Master Servicer or any Certificateholder upon reasonable written request.

                  Section 9.08 Resignation and Removal of the Trustee. (a) The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Master Servicer, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor Trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Trustee and the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Master Servicer or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Master Servicer shall be entitled to remove the Trustee and appoint a successor Trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the Trustee so removed and the successor Trustee.

      (c) The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may at any time remove the Trustee and appoint a successor Trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to each of the Master Servicer, the Trustee so removed and the successor so appointed.

      (d) No resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this
            Section 9.08 shall become effective except upon appointment of and acceptance of such appointment by the successor Trustee as provided in Section 9.09.

                  Section 9.09 Successor Trustee. (a) Any successor Trustee appointed as provided in Section 9.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder. The resignation or removal of the predecessor Trustee shall then become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall after payment of its outstanding fees and expenses promptly deliver to the successor Trustee all assets and records of the Trust held by it hereunder, and the Master Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

      (b) No successor Trustee shall accept appointment as provided in this Section 9.09 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of
            Section 9.06.

      (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 9.09, the successor Trustee shall mail notice of the succession of such Trustee hereunder to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agencies. The Master Servicer shall pay the cost of any mailing by the successor Trustee.

                  Section 9.10 Merger or Consolidation of Trustee. Any state bank or trust company or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section 9.06. Such succession shall be valid without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 9.11 Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property constituting the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Master Servicer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.11, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable.

      (b) If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, or in case an Event of Default with respect to the Master Servicer shall have occurred and be continuing, the Trustee shall have the power to make such appointment without the Master Servicer.

      (c) No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under
            Section 9.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

      (d) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred on such co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

      (e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

      (f) To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Trustee, its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

      (g) No trustee under this Agreement shall be personally liable by reason of any act or omission of another trustee under this Agreement. The Master Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, except that following the occurrence of any Event of Default which has not been cured, the Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

                  Section 9.12 Master Servicer Shall Provide Information as Reasonably Required. The Master Servicer shall furnish to the Trustee, during the term of this Agreement, such periodic, special, or other reports or information (and in such electronic format or other means acceptable to the Trustee) as may reasonably be requested by the Trustee in order to fulfill its duties and obligations under this Agreement.

                  Section 9.13 Federal Information Returns and Reports to Certificateholders. (a) For Federal income tax purposes, the taxable year of the REMIC Assets shall be a calendar year and the Trustee shall maintain or cause the maintenance of the books of each of the REMIC Assets on the accrual method of accounting.

      (b) The Trustee shall prepare and file or cause to be filed with the Internal Revenue Service Federal tax information returns with respect to each of the REMIC Assets, the Trust Fund, if applicable, and the Certificates containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations, and shall furnish to each Holder of Certificates at any time during the calendar year for which such returns or reports are made such statements or information at the times and in the manner as may be required thereby. In connection with the foregoing, the Trustee shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of regular interests in each of the REMIC Assets (the "REMIC Reporting Agent") as required by IRS Form 8811. The Trustee shall make the elections to treat each of the REMIC Assets as a REMIC (which election shall apply to the taxable period ending December 31, 1998 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe. The Trustee shall sign all tax information returns filed pursuant to this Section and any other returns as may be required by the Code, and in doing so shall rely entirely upon, and shall have no liability for information provided by, or calculations provided by, the Seller or the Master Servicer. The Holder of the Class R Certificate is hereby designated as the "Tax Matters Person" (within the meaning of Treas. Reg. ss.ss. 1.860F-4(d)) for the REMIC Assets. The Trustee is hereby designated and appointed as the agent of such Tax Matters Person. Any Holder of a Residual Certificate will by acceptance thereof appoint the Trustee as agent and attorney-in-fact for the purpose of acting as Tax Matters Person for the REMIC Assets during such time as the Trustee does not own any such Residual Certificate. In the event that the Code or applicable Treasury regulations prohibit the Trustee from signing tax or information returns or other statements, or the Trustee from acting as Tax Matters Person (as an agent or otherwise), the Trustee shall take whatever action that in its sole good faith judgment is necessary for the proper filing of such information returns or for the provision of a tax matters person, including designation of the Holder of a Residual Certificate to sign such returns or act as tax matters person. Each Holder of a Residual Certificate shall be bound by this Section.

      (c) The Trustee shall provide upon request such information (which shall be provided by the Master Servicer) as required in
            Section 860D(a)(6)(B) of the Code to the Internal Revenue Service, to any Person purporting to transfer a Residual Certificate to a Person other than a transferee permitted by
            Section 5.05(b), and to any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate, organization described in Section 1381 of the Code, or nominee holding an interest in a pass-through entity described in Section 860E(e)(6) of the Code, any record holder of which is not a transferee permitted by Section 5.05(b) (or which is deemed by statute to be an entity with a disqualified member).

      (d) The Trustee shall prepare and file or cause to be filed any state income tax returns required under Applicable State Law with respect to each of the REMIC Assets or the Trust Fund.


                                  ARTICLE X

                                 Termination

                  Section 10.0Termination Upon Repurchase by the Seller or its Designee or Liquidation of All SAMs. (a) Subject to Section 10.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby, other than the obligation of the Trustee or the Master Servicer to make payments to Certificateholders as hereinafter set forth and to the Trustee, shall terminate upon:

                        (i) the repurchase by or at the direction of the
                  Seller or its designee of all SAMs and all property remaining in the Trust at a price equal to (a) 100% of the Outstanding Principal Balance of each SAM (other than a SAM related to REO Property) as of the date of repurchase, net of the principal portion of any unreimbursed Monthly Advances made by the purchaser, together with interest at the applicable Stated Interest Rate accrued but unpaid through and including the last day of the month of repurchase, plus (b) the appraised value of any REO Property less the good faith estimate of the Seller of liquidation expenses to be incurred in connection with its disposal thereof, (but not more than the Outstanding Principal Balance of the related SAM, together with interest at the applicable Stated Interest Rate accrued on that balance but unpaid through and including the last day of the month of repurchase), such appraisal to be calculated by an appraiser mutually agreed upon by the Seller and the Trustee at the expense of the Seller; or

                        (ii) the later of the making of the final payment
                  or other liquidation, or any advance with respect thereto, of the last SAM remaining in the Trust Fund or the disposition of all property acquired with respect to any SAM; upon foreclosure or deed in lieu of foreclosure of any Mortgaged Property or other assets remaining in the Trust Fund, provided, however, that in the event that an advance has been made, but not yet recovered, at the time of such termination, the Person having made such advance shall be entitled to receive, notwithstanding such termination, any payments received subsequent thereto with respect to which such advance was made.

      (b) In no event, however, shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date of this Agreement.

      (c)   [Reserved.]

      (d) The right of the Seller or its designee to repurchase all SAMs pursuant to Subsection 10.01(a)(i) above shall be exercisable only if (i) the aggregate Scheduled Principal Balance of such SAMs at the time of any such repurchase is less than [ ]% of the Cut-off Date Balance or (ii) the Seller based upon an Opinion of Counsel delivered to the Trustee, has determined that the REMIC status of the REMIC Assets has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. At any time thereafter, the Seller may elect to terminate the Trust at any time, and upon such election, the Seller or its designee shall repurchase all the SAMs.

      (e)   [Reserved].

      (f) Provided that the Trustee has received timely notice, the Trustee shall give notice of any termination to the Certificateholders, with a copy to the Rating Agencies, upon which the Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation. To the extent reasonably practical, such notice shall be given by letter, mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated,
            (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified.

      (g) If the option of the Seller to repurchase or cause the repurchase of all SAMs under Subsection 10.01(a)(i) above is exercised, the Seller and/or its designee, as the case may be, shall deliver to the Trustee for deposit in the Distribution Account, by the Business Day prior to the applicable Distribution Date, an amount equal to the repurchase price for the SAMs being purchased by it and all property acquired with respect to such SAMs remaining in the Trust. Upon the presentation and surrender of the Certificates, the Trustee shall distribute an amount equal to (i) the amount otherwise distributable to the Certificateholders (other than the holder of the Class R Certificate) on such Distribution Date but for such repurchase, (ii) the Current Principal Amount and any accrued but unpaid interest at the Pass-Through Rate to the Certificateholders of each Class, and (iii) the remainder to the Class R Certificateholder. If the Available Funds are not sufficient to pay all of the related Certificates in full, any such deficiency will be allocated to the outstanding Class or Classes of Subordinate Certificates having the highest numerical designation or, if after the Cross-Over Date, to the Senior Certificates pro rata. Upon deposit of the required repurchase price and following such final Distribution Date, the Trustee shall promptly release to the Seller and/or its designee, as the case may be, the Mortgage Files for the remaining SAMs, and the Accounts shall terminate, subject to the Trustee's obligation to hold any amounts payable to Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(i).

      (h) In the event that this Agreement is terminated by reason of the payment or liquidation of all SAMs or the disposition of all property acquired with respect to all SAMs under Subsection 10.01(a)(ii) above, the Master Servicer shall deliver to the Trustee for deposit in the Distribution Account all distributable amounts remaining in its Collection Account and shall cause any Sub-Servicers to deliver to the Trustee for deposit in the Distribution Account all distributable amounts remaining in their Collection Accounts. Upon the presentation and surrender of the Certificates, the Trustee shall distribute to the Certificateholders, in accordance with their respective interests, all distributable amounts remaining in the Distribution Account. Upon deposit by any Sub-Servicers of such distributable amounts and delivery to the Trustee of an Officer's Certificate from the Master Servicer certifying that such deposit has been made, and following such final Distribution Date, the Trustee shall promptly release to the Master Servicer the Mortgage Files for the remaining SAMs, and the Accounts shall terminate, subject to the Trustee's obligation to hold any amounts payable to the Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(ii).

      (i) If not all of the Certificateholders shall surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, not all the Certificates shall have been surrendered for cancellation, the Trustee may take appropriate steps, or appoint any agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to this Agreement.

                  Section 10.0 Additional Termination Requirements. (a) If the option of the Seller to repurchase all the SAMs under Subsection 10.01(a)(i) above is exercised, the Trust and the REMIC Assets shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this
Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code on the REMIC Assets or
(ii) cause the REMIC to fail to qualify as a REMIC at any time that any Regular Certificates are outstanding:

                        (i) within 90 days prior to the final Distribution
                  Date, at the written direction of the Seller, the Trustee, as agent for the Tax Matters Person, shall adopt a plan of complete liquidation of the Trust Fund and the REMIC Assets provided to it by the Seller meeting the requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder;

                        (ii) at or after the time of adoption of such a
                  plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell for cash all of the assets of the Trust to or at the direction of the Seller; and

                        (iii) at the time of the making of the final
                  payment on the Certificates, the Trustee shall distribute or credit from the Distribution Account to the extent on deposit therein (or cause to be distributed or credited)
                  (i) to the Certificateholders, other than the Holder of the Class R Certificate, the Current Principal Amount of the Certificates plus 30 days' interest thereon at the applicable Pass-Through Rate, and (ii) to the Class R Certificateholder, all cash on hand from the Distribution Account (other than cash retained to meet claims); and the Trust and the REMIC Assets shall terminate at such time.

      (b) By their acceptance of the Residual Certificates, the Holders thereof hereby (i) agree to adopt such a plan of complete liquidation upon the written request of the Seller and to take such action in connection therewith as may be reasonably requested by the Seller and (ii) appoint the Seller as their attorney-in-fact, with full power of substitution, for purposes of adopting such a plan of complete liquidation. The Trustee shall adopt such plan of liquidation by filing the appropriate statement on the final tax return of the REMIC Assets.


                                  ARTICLE XI

                           Miscellaneous Provisions

                  Section 11.0 Intent of Parties. The parties intend that the REMIC Assets shall be treated as a REMIC for federal income tax purposes and that the provisions of this Agreement should be construed in furtherance of this intent.

                  Section 11.0 Amendment. (a) This Agreement may be amended from time to time by the Seller, the Trustee and the Master Servicer, without notice to or the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein, to comply with any changes in the Code or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Independent Counsel, adversely affect in any material respect the interests of any Certificateholder.

      (b) This Agreement may also be amended from time to time by the Seller, the Trustee and the Master Servicer, with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 66% of the Trust Fund or of the applicable Class or Classes if such amendment affects only such Class or Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment -------- ------- shall (i) reduce in any manner the amount of, or delay the timing of, payments received on SAMs which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) cause the REMIC Assets to fail to qualify as a REMIC for federal income tax purposes, as evidenced by an Opinion of Independent Counsel which shall be provided to the Trustee other than at the Trustee's expense. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.02(b), Certificates registered in the name of or held for the benefit of the Seller, the Master Servicer or a Sub-Servicer or any Affiliate thereof shall be entitled to vote their Fractional Undivided Interests with respect to matters affecting such Certificates.

      (c) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of such amendment or written notification of the substance of such amendment to each Certificateholder, with a copy to the Rating Agencies.

      (d) In the case of an amendment under Subsection 11.02(b) above, it shall not be necessary for the Certificateholders to approve the particular form of such an amendment. Rather, it shall be sufficient if the Certificateholders approve the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  Section 11.0 Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Master Servicer shall effect such recordation, at its expense upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

                  Section 11.0Limitation on Rights of Certificateholders.
(a) The death or incapacity of any Certificateholder shall not terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

      (b) Except as expressly provided in this Agreement, no Certificateholders shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to establish the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

      (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement against the Seller, the Master Servicer or any successor to any such parties unless (i) such Certificateholder previously shall have given to the Trustee a written notice of a continuing default, as herein provided, (ii) the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs and expenses and liabilities to be incurred therein or thereby, and (iii) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

      (d) No one or more Certificateholders shall have any right by virtue of any provision of this Agreement to affect the rights of any other Certificateholders or to obtain or seek to obtain priority or preference over any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.04, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  Section 11.0 Acts of Certificateholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly required, to the Seller. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Seller, if made in the manner provided in this Section 11.05.

      (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

      (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing on such Certificates, except an endorsement in accordance with Section 5.02 made on a Certificate presented in accordance with Section 5.04) shall be proved by the Certificate Register, and neither the Trustee, the Seller, the Master Servicer nor any successor to any such parties shall be affected by any notice to the contrary.

      (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the holder of any Certificate shall bind every future holder of the same Certificate and the holder of every Certificate issued upon the registration of transfer or exchange thereof, if applicable, or in lieu thereof with respect to anything done, omitted or suffered to be done by the Trustee, the Seller, the Master Servicer or any successor to any such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

      (e) In determining whether the Holders of the requisite percentage of Certificates evidencing Fractional Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Trustee, the Seller, the Master Servicer or any Sub-Servicer or any Affiliate thereof shall be disregarded except as otherwise provided in Section 11.02(b) and except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Trustee knows to be so owned shall be so disregarded. Certificates which have been pledged in good faith to the Trustee, the Seller, the Master Servicer or any Sub-Servicer or any Affiliate thereof may be regarded as outstanding if the pledgor establishes to the satisfaction of the Trustee the pledgor's right to act with respect to such Certificates and that the pledgor is not an Affiliate of the Trustee, the Seller, the Master Servicer or any Sub-Servicer, as the case may be.

                  Section 11.0  [Reserved]

                  Section 11.0 Governing Law. THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES AND THE
OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  Section 11.0 Notices. All demands and notices hereunder shall be in writing and shall be deemed given when delivered at or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to (i) in the case of the Seller, SAMCO Mortgage Securities Corp., 245 Park Avenue, New York, New York 10167,
Attention: Vice President-Servicing (but with respect to monthly reports sent pursuant to Section 6.07(b), Attention: __________), or to such other address as may hereafter be furnished to the other parties hereto in writing; in the case of the Master Servicer, _________________________
Attention: __________ or such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of the Trustee, at its Corporate Trust Office, or such other address as may hereafter be furnished to the other parties hereto in writing; or (iv) in the case of the Rating Agencies, (x) Fitch IBCA, Inc., One State Street Plaza, New York, New York 10004 Attention: Residential SAM Structured Finance, and (y) Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., 26 Broadway, New York, New York, 10004, Attention: Residential Mortgage Surveillance. Any notice delivered to the Seller, the Master Servicer or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

                  Section 11.0 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

                  Section 11.1 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

                  Section 11.1 Article and Section Headings. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

                  Section 11.1 Counterparts. This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

                  Section 11.1 Notice to Rating Agencies. The article and section headings herein are for convenience of reference only, and shall not limited or otherwise affect the meaning hereof. The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  1.    Any material change or amendment to this Agreement;

                  2. The occurrence of any Event of Default that has not been cured;

                  3. The resignation or termination of the Master Servicer or the Trustee;

                  4.    The repurchase or substitution of SAMs;

                  5.    The final payment to Certificateholders; and

                  6.    Any change in the location of the Distribution Account.

                  In addition, in accordance with Section 6.06 and Section 3.16, the Trustee and the Master Servicer, respectively, shall promptly furnish to each Rating Agency copies of the following:

                  1.    Each report to Certificateholders described in
                        Section 6.06; and

                  2. Each annual independent public accountants' servicing report received as described in Section 3.16.


                  IN WITNESS WHEREOF, the Seller, _____ as Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                          SAMCO MORTGAGE SECURITIES
                                          CORP., as Seller


                                          By:   /s/
                                                ----------------------------
                                                Name:
                                                Title:



                                          --------------------------------,
                                          as Master Servicer


                                          By:   /s/
                                                ---------------------------
                                                Name:
                                                Title:


                                          ---------------------, as Trustee


                                          By:   /s/
                                                ---------------------------
                                                Name:
                                                Title:




      STATE OF NEW YORK       )
                              )  ss.:
      COUNTY OF NEW YORK      )


                  On the ____ day of __________, 2000 before me, a notary public in and for said State, personally appeared __________, known to me to be a __________ of SAMCO Mortgage Securities Corp., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                          /s/
                                          ---------------------------------
                                                Notary Public
      No.
      Commission Expires _________________

      [Notarial Seal]




       STATE OF __________          )
                                    )  ss.:
      COUNTY OF __________          )


                  On the ____ day of __________, 2000 before me, a notary public in and for said State, personally appeared__________, known to me to be the President of _____________________, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                          /s/
                                          ----------------------------------
                                                Notary Public

                    Commission Expires ___________________


      [Notarial Seal]




      STATE OF __________     )
                              ) ss.:
      COUNTY OF __________    )

                  On the ____ day of ___________, 2000 before me, a notary public in and for said State, personally appeared ___________, known to me to be a ____________ of ____________________, that executed the within instrument, and also known to me to be the person who executed it on behalf of said trust company and acknowledged to me that such trust company executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                          /s/
                                          ----------------------------------
                                                Notary Public
                                     No.
                        Commission Expires __________


      [Notarial Seal]




                                                             EXHIBIT A-1


                         FORM OF FACE OF CERTIFICATES




            THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, STRUCTURED ASSET MORTGAGE INVESTMENTS INC., LIBERTY LENDING SERVICES, INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

            THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                     MORTGAGE PASS-THROUGH CERTIFICATE,
      NO.  A-1

                              SERIES 1998-10
            EVIDENCING A BENEFICIAL INTEREST IN THE BELOW NAMED
        TRUST CONSISTING OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS:

            STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 1998-10
                           CUSIP NO. 86358H ER 6
      CUT-OFF DATE                   : NOVEMBER 1, 1998           CLASS                 :  A
      FIRST DISTRIBUTION Date        : DECEMBER 25, 1998         INITIAL PRINCIPAL AMOUNT
      ASSUMED FINAL DISTRIBUTION DATE: JULY 25, 2028             OF THIS CERTIFICATE
      MASTER SERVICER                : LIBERTY LENDING SERVICES, ( "DENOMINATION")      :  $200,000,000

      PASS-THROUGH RATE  : 6.90%                     APPROXIMATE ORIGINAL CLASS
                                                     PRINCIPAL AMOUNT       :  $211,895,600


      THIS CERTIFIES THAT CEDE & CO.

      is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional, first lien, fixed rate, fully amortizing or balloon payment, mortgage loans, secured by one- to four-family residences and condominium units located primarily in California (collectively, the "Mortgage Loans"), which will be sold to the Trust by Structured Asset Mortgage Investments Inc. ("SAMI"). The Mortgage Loans were sold by Liberty Savings Bank, F.S.B ("Liberty") in its individual capacity and as trustee to SAMI. Liberty Lending Services, Inc. ("LLSI") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among SAMI, as seller, LLSI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount or Notional Amount, as applicable, of this Class of Certificates will be reduced to zero.

            Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount and/or initial aggregate Notional Amount, as applicable, of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      UNLESS THIS CERTIFICATE HAS BEEN COUNTERSIGNED BY AN AUTHORIZED SIGNATORY OF THE TRUSTEE BY MANUAL SIGNATURE, THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE AGREEMENT, OR BE VALID FOR ANY PURPOSE.

      IN WITNESS WHEREOF, THE TRUSTEE HAS CAUSED THIS CERTIFICATE TO BE DULY EXECUTED.


      Dated:  November 30, 1998
      Countersigned:                BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
                                    Not in its individual capacity but
                                    solely as Trustee


      By__________________________  By_________........................
                                    Authorized signatory of Bankers Trust Company.......     AUTHORIZED OFFICER
                                    of California, N.A., not in its individual
                                    capacity but solely as Trustee




            THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, STRUCTURED ASSET MORTGAGE INVESTMENTS INC., LIBERTY LENDING SERVICES, INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

            THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                     MORTGAGE PASS-THROUGH CERTIFICATE,
              NO.  A-2                      SERIES 1998-10
            EVIDENCING A BENEFICIAL INTEREST IN THE BELOW NAMED
        TRUST CONSISTING OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS:

            STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 1998-10
                           CUSIP NO. 86358H ER 6

      CUT-OFF DATE                   :  NOVEMBER 1, 1998          CLASS                       :  A
      FIRST DISTRIBUTION Date        :  DECEMBER 25, 1998         INITIAL PRINCIPAL AMOUNT
      ASSUMED FINAL DISTRIBUTION DATE:  JULY 25, 2028             OF THIS CERTIFICATE
      MASTER SERVICER                :  LIBERTY LENDING SERVICES, ("DENOMINATION")            :  $11,895,600

      PASS-THROUGH RATE              :  6.90%                     APPROXIMATE ORIGINAL CLASS
                                                                  PRINCIPAL AMOUNT            :  $211,895,600

      THIS CERTIFIES THAT           CEDE & CO.

      is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional, first lien, fixed rate, fully amortizing or balloon payment, mortgage loans, secured by one- to four-family residences and condominium units located primarily in California (collectively, the "Mortgage Loans"), which will be sold to the Trust by Structured Asset Mortgage Investments Inc. ("SAMI"). The Mortgage Loans were sold by Liberty Savings Bank, F.S.B ("Liberty") in its individual capacity and as trustee to SAMI. Liberty Lending Services, Inc. ("LLSI") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among SAMI, as seller, LLSI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount or Notional Amount, as applicable, of this Class of Certificates will be reduced to zero.

            Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount and/or initial aggregate Notional Amount, as applicable, of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      UNLESS THIS CERTIFICATE HAS BEEN COUNTERSIGNED BY AN AUTHORIZED SIGNATORY OF THE TRUSTEE BY MANUAL SIGNATURE, THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE AGREEMENT, OR BE VALID FOR ANY PURPOSE.


      IN WITNESS WHEREOF, THE TRUSTEE HAS CAUSED THIS CERTIFICATE TO BE DULY EXECUTED.


Dated: November 30, 1998
Countersigned:                  BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
                                Not in its individual capacity but solely as Trustee

By__________________________    By_____________________________............................
                                  Authorized signatory of Bankers Trust Company............     AUTHORIZED OFFICER
                                  of California, N.A., not in its individual




              THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, STRUCTURED ASSET MORTGAGE INVESTMENTS INC., LIBERTY LENDING SERVICES, INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

            THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                  THE YIELD TO THE HOLDER OF THIS CERTIFICATE WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS ON THE DISCOUNT MORTGAGE LOANS.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                     MORTGAGE PASS-THROUGH CERTIFICATE,
           NO.  PO-1                               SERIES 1998-10
            EVIDENCING A BENEFICIAL INTEREST IN THE BELOW NAMED
        TRUST CONSISTING OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS:

            STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 1998-10
                           CUSIP NO. 86358H ES 4

      CUT-OFF DATE                    :  NOVEMBER 1, 1998           CLASS                        :  PO
      FIRST DISTRIBUTION Date         :  DECEMBER 25, 1998          INITIAL PRINCIPAL AMOUNT
      ASSUMED FINAL DISTRIBUTION DATE :  JULY 25, 2028              OF THIS CERTIFICATE
      MASTER SERVICER                 :  LIBERTY LENDING SERVICES,  ("DENOMINATION")             :  $90,487

      PASS-THROUGH RATE               :  N/A                        APPROXIMATE ORIGINAL CLASS
                                                                    PRINCIPAL AMOUNT             :  $90,487


      THIS CERTIFIES THAT            CEDE & CO.

      is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional, first lien, fixed rate, fully amortizing or balloon payment, mortgage loans, secured by one- to four-family residences and condominium units located primarily in California (collectively, the "Mortgage Loans"), which will be sold to the Trust by Structured Asset Mortgage Investments Inc. ("SAMI"). The Mortgage Loans were sold by Liberty Savings Bank, F.S.B ("Liberty") in its individual capacity and as trustee to SAMI. Liberty Lending Services, Inc. ("LLSI") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among SAMI, as seller, LLSI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            The Class PO Certificates are principal only certificates and will receive no interest. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount or Notional Amount, as applicable, of this Class of Certificates will be reduced to zero.

            Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount and/or initial aggregate Notional Amount, as applicable, of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      UNLESS THIS CERTIFICATE HAS BEEN COUNTERSIGNED BY AN AUTHORIZED SIGNATORY OF THE TRUSTEE BY MANUAL SIGNATURE, THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE AGREEMENT, OR BE VALID FOR ANY PURPOSE.

      IN WITNESS WHEREOF, THE TRUSTEE HAS CAUSED THIS CERTIFICATE TO BE DULY EXECUTED.

      Dated:  November 30, 1998
      Countersigned:                BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
                                    Not in its individual capacity but solely as Trustee



      By__________________________  By_____________________............................
                                    Authorized signatory of Bankers Trust Company......     AUTHORIZED OFFICER
                                    of California, N.A.,  not in its individual
                                    capacity but solely as Trustee




            THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, STRUCTURED ASSET MORTGAGE INVESTMENTS INC., LIBERTY LENDING SERVICES, INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

            THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL DECREASE AS THE PRINCIPAL BALANCES OF THE NON-DISCOUNT MORTGAGE LOANS DECREASE.
ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS THEN NOTIONAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

            THE YIELD TO THE HOLDER OF THIS CERTIFICATE WILL BE EXTREMELY SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS.

            THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PRIVATE CERTIFICATE OR CLASS X CERTIFICATE. THE ABOVE RESTRICTIONS SHALL NOT APPLY TO THE CLASS X CERTIFICATES EITHER: (I) IN THE EVENT THAT THE CLASS X CERTIFICATES ARE UNDERWRITTEN, PLACED BY AN ENTITY WHICH HAS BEEN GRANTED AN EXEMPTION BY THE DEPARTMENT OF LABOR SIMILAR TO PTE 90-30, OR SUCH ENTITY ACTS AS A SELLING AGENT FOR SUCH CLASS X CERTIFICATES OR (II) IN SECONDARY MARKET TRANSFERS THEREAFTER.


                     MORTGAGE PASS-THROUGH CERTIFICATE,
                  NO.  X-1                      SERIES 1998-10
            EVIDENCING A BENEFICIAL INTEREST IN THE BELOW NAMED
        TRUST CONSISTING OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS:

            STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 1998-10
                           CUSIP NO. 86358H ET 2

      CUT-OFF DATE                   :  NOVEMBER 1, 1998          CLASS                      :  X
      FIRST DISTRIBUTION DATE        :  DECEMBER 25, 1998         INITIAL NOTIONAL AMOUNT
      ASSUMED FINAL DISTRIBUTION DATE:  JULY 25,                  OF THIS CERTIFICATE
      MASTER SERVICER                :  LIBERTY LENDING SERVICES, ("DENOMINATION")           :  $222,864,136

      PASS-THROUGH RATE              :  VARIABLE                  APPROXIMATE ORIGINAL CLASS
                                                                  NOTIONAL AMOUNT             :  $222,864,136

      THIS CERTIFIES THAT            LIBERTY SAVINGS BANK, F.S.B.

      is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional, first lien, fixed rate, fully amortizing or balloon payment, mortgage loans, secured by one- to four-family residences and condominium units located primarily in California (collectively, the "Mortgage Loans"), which will be sold to the Trust by Structured Asset Mortgage Investments Inc. ("SAMI"). The Mortgage Loans were sold by Liberty Savings Bank, F.S.B ("Liberty") in its individual capacity and as trustee to SAMI. Liberty Lending Services, Inc. ("LLSI") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among SAMI, as seller, LLSI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            This Class of Certificates will have a Notional Amount equal to the aggregate Scheduled Principal Balance of the Mortgage Loans with Net Rates equal to or greater than 6.90% per annum and will bear interest thereon at a variable Pass-Through Rate equal to the weighted average of the excess (a) the Net Rate on each such Mortgage Loan over (b) 6.90% per annum. Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the then Notional Amount hereof at a per annum rate equal to the Pass-Through Rate. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount or Notional Amount, as applicable, of this Class of Certificates will be reduced to zero.

            Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount and/or initial aggregate Notional Amount, as applicable, of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      UNLESS THIS CERTIFICATE HAS BEEN COUNTERSIGNED BY AN AUTHORIZED SIGNATORY OF THE TRUSTEE BY MANUAL SIGNATURE, THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE AGREEMENT, OR BE VALID FOR ANY PURPOSE.

      IN WITNESS WHEREOF, THE TRUSTEE HAS CAUSED THIS CERTIFICATE TO BE DULY EXECUTED.

      Dated:  November 30, 1998
      Countersigned:                BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
                                    Not in its individual capacity but solely as Trustee



      By__________________________  By_____________________............................
                                    Authorized signatory of Bankers Trust Company......     AUTHORIZED OFFICER
                                    of California, N.A.,  not in its individual
                                    capacity but solely as Trustee




            THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, STRUCTURED ASSET MORTGAGE INVESTMENTS INC., LIBERTY LENDING SERVICES, INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

            THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PRIVATE CERTIFICATE OR CLASS X CERTIFICATE. THE ABOVE RESTRICTIONS SHALL NOT APPLY TO THE CLASS X CERTIFICATES EITHER: (I) IN THE EVENT THAT THE CLASS X CERTIFICATES ARE UNDERWRITTEN, PLACED BY AN ENTITY WHICH HAS BEEN GRANTED AN EXEMPTION BY THE DEPARTMENT OF LABOR SIMILAR TO PTE 90-30, OR SUCH ENTITY ACTS AS A SELLING AGENT FOR SUCH CLASS X CERTIFICATES OR (II) IN SECONDARY MARKET TRANSFERS THEREAFTER.


                     MORTGAGE PASS-THROUGH CERTIFICATE,
               NO.  B-1-1                    SERIES 1998-10
            EVIDENCING A BENEFICIAL INTEREST IN THE BELOW NAMED
           TRUST CONSISTING OF CONVENTIONAL, FIRST LIEN MORTGAGE
                                   LOANS:

            STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 1998-10
                           CUSIP NO. 86358H EU 9

      CUT-OFF DATE                   :  NOVEMBER 1, 1998          CLASS                       : B-1
      FIRST DISTRIBUTION DATE        :  DECEMBER 25, 1998         INITIAL PRINCIPAL AMOUNT
      ASSUMED FINAL DISTRIBUTION DATE:  JULY 25, 2028             OF THIS CERTIFICATE
      MASTER SERVICER                :  LIBERTY LENDING SERVICES, ("DENOMINATION")            :  $6,856,700

      PASS-THROUGH RATE              :  6.90%                     APPROXIMATE ORIGINAL CLASS
                                                                  PRINCIPAL AMOUNT            :  $6,856,700

      THIS CERTIFIES THAT       CEDE & CO.

      is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional, first lien, fixed rate, fully amortizing or balloon payment, mortgage loans, secured by one- to four-family residences and condominium units located primarily in California (collectively, the "Mortgage Loans"), which will be sold to the Trust by Structured Asset Mortgage Investments Inc. ("SAMI"). The Mortgage Loans were sold by Liberty Savings Bank, F.S.B ("Liberty") in its individual capacity and as trustee to SAMI. Liberty Lending Services, Inc. ("LLSI") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among SAMI, as seller, LLSI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount or Notional Amount, as applicable, of this Class of Certificates will be reduced to zero.

            Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount and/or initial aggregate Notional Amount, as applicable, of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      UNLESS THIS CERTIFICATE HAS BEEN COUNTERSIGNED BY AN AUTHORIZED SIGNATORY OF THE TRUSTEE BY MANUAL SIGNATURE, THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE AGREEMENT, OR BE VALID FOR ANY PURPOSE.

      IN WITNESS WHEREOF, THE TRUSTEE HAS CAUSED THIS CERTIFICATE TO BE DULY EXECUTED.

      Dated:  November 30, 1998
      Countersigned:                BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
                                    Not in its individual capacity but solely as Trustee



      By__________________________  By_____________________............................
                                    Authorized signatory of Bankers Trust Company......     AUTHORIZED OFFICER
                                    of California, N.A.,  not in its individual
                                    capacity but solely as Trustee




            THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, STRUCTURED ASSET MORTGAGE INVESTMENTS INC., LIBERTY LENDING SERVICES, INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

            THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PRIVATE CERTIFICATE OR CLASS X CERTIFICATE. THE ABOVE RESTRICTIONS SHALL NOT APPLY TO THE CLASS X CERTIFICATES EITHER: (I) IN THE EVENT THAT THE CLASS X CERTIFICATES ARE UNDERWRITTEN, PLACED BY AN ENTITY WHICH HAS BEEN GRANTED AN EXEMPTION BY THE DEPARTMENT OF LABOR SIMILAR TO PTE 90-30, OR SUCH ENTITY ACTS AS A SELLING AGENT FOR SUCH CLASS X CERTIFICATES OR (II) IN SECONDARY MARKET TRANSFERS THEREAFTER.


                     MORTGAGE PASS-THROUGH CERTIFICATE,
                 NO.  B-2-1                    SERIES 1998-10
            EVIDENCING A BENEFICIAL INTEREST IN THE BELOW NAMED
        TRUST CONSISTING OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS:

            STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 1998-10
                           CUSIP NO. 86358H EV 7

      CUT-OFF DATE                   :  NOVEMBER 1, 1998          CLASS                       :  B-2
      FIRST DISTRIBUTION DATE        :  DECEMBER 25, 1998         INITIAL PRINCIPAL AMOUNT
      ASSUMED FINAL DISTRIBUTION DATE:  JULY 25, 2028             OF THIS CERTIFICATE
      MASTER SERVICER                :  LIBERTY LENDING SERVICES, ("DENOMINATION")            :  $3,999,700

      PASS-THROUGH RATE              :  6.90%                     APPROXIMATE ORIGINAL CLASS
                                                                  PRINCIPAL AMOUNT            :  $3,999,700

      THIS CERTIFIES THAT         CEDE & CO.

      is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional, first lien, fixed rate, fully amortizing or balloon payment, mortgage loans, secured by one- to four-family residences and condominium units located primarily in California (collectively, the "Mortgage Loans"), which will be sold to the Trust by Structured Asset Mortgage Investments Inc. ("SAMI"). The Mortgage Loans were sold by Liberty Savings Bank, F.S.B ("Liberty") in its individual capacity and as trustee to SAMI. Liberty Lending Services, Inc. ("LLSI") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among SAMI, as seller, LLSI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount or Notional Amount, as applicable, of this Class of Certificates will be reduced to zero.

            Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount and/or initial aggregate Notional Amount, as applicable, of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      UNLESS THIS CERTIFICATE HAS BEEN COUNTERSIGNED BY AN AUTHORIZED SIGNATORY OF THE TRUSTEE BY MANUAL SIGNATURE, THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE AGREEMENT, OR BE VALID FOR ANY PURPOSE.

                       IN WITNESS WHEREOF, THE TRUSTEE HAS CAUSED THIS CERTIFICATE TO BE DULY EXECUTED.

      Dated:  November 30, 1998
      Countersigned:                BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
                                    Not in its individual capacity but solely as Trustee



      By__________________________  By_____________________............................
                                    Authorized signatory of Bankers Trust Company......     AUTHORIZED OFFICER
                                    of California, N.A.,  not in its individual
                                    capacity but solely as Trustee




            THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, STRUCTURED ASSET MORTGAGE INVESTMENTS INC., LIBERTY LENDING SERVICES, INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

            THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PRIVATE CERTIFICATE OR CLASS X CERTIFICATE. THE ABOVE RESTRICTIONS SHALL NOT APPLY TO THE CLASS X CERTIFICATES EITHER: (I) IN THE EVENT THAT THE CLASS X CERTIFICATES ARE UNDERWRITTEN, PLACED BY AN ENTITY WHICH HAS BEEN GRANTED AN EXEMPTION BY THE DEPARTMENT OF LABOR SIMILAR TO PTE 90-30, OR SUCH ENTITY ACTS AS A SELLING AGENT FOR SUCH CLASS X CERTIFICATES OR (II) IN SECONDARY MARKET TRANSFERS THEREAFTER.


                     MORTGAGE PASS-THROUGH CERTIFICATE,
               NO.  B-3-1                    SERIES 1998-10
            EVIDENCING A BENEFICIAL INTEREST IN THE BELOW NAMED
        TRUST CONSISTING OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS:

            STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 1998-10
                           CUSIP NO. 86358H EW 5

      CUT-OFF DATE                   :  NOVEMBER 1, 1998          CLASS                         :  B-3
      FIRST DISTRIBUTION DATE        :  DECEMBER 25, 1998         INITIAL PRINCIPAL AMOUNT
      ASSUMED FINAL DISTRIBUTION DATE:  JULY 25, 2028             OF THIS CERTIFICATE
      MASTER SERVICERS               :  LIBERTY LENDING SERVICES, ("DENOMINATION")              :  $2,285,600

      PASS-THROUGH RATE              :  6.90%                     APPROXIMATE ORIGINAL CLASS
                                                                  PRINCIPAL AMOUNT              :  $2,285,600

      THIS CERTIFIES THAT         CEDE & CO.

      is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional, first lien, fixed rate, fully amortizing or balloon payment, mortgage loans, secured by one- to four-family residences and condominium units located primarily in California (collectively, the "Mortgage Loans"), which will be sold to the Trust by Structured Asset Mortgage Investments Inc. ("SAMI"). The Mortgage Loans were sold by Liberty Savings Bank, F.S.B ("Liberty") in its individual capacity and as trustee to SAMI. Liberty Lending Services, Inc. ("LLSI") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among SAMI, as seller, LLSI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount or Notional Amount, as applicable, of this Class of Certificates will be reduced to zero.

            Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount and/or initial aggregate Notional Amount, as applicable, of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      UNLESS THIS CERTIFICATE HAS BEEN COUNTERSIGNED BY AN AUTHORIZED SIGNATORY OF THE TRUSTEE BY MANUAL SIGNATURE, THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE AGREEMENT, OR BE VALID FOR ANY PURPOSE.

                       IN WITNESS WHEREOF, THE TRUSTEE HAS CAUSED THIS CERTIFICATE TO BE DULY EXECUTED.

      Dated:  November 30, 1998
      Countersigned:                BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
                                    Not in its individual capacity but solely as Trustee



      By__________________________  By_____________________............................
                                    Authorized signatory of Bankers Trust Company......     AUTHORIZED OFFICER
                                    of California, N.A.,  not in its individual
                                    capacity but solely as Trustee


            THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, STRUCTURED ASSET MORTGAGE INVESTMENTS INC., LIBERTY LENDING SERVICES, INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN THE "REMIC ASSETS" AS DEFINED IN THE AGREEMENT REFERRED TO BELOW, WHICH IS A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND IS NOT TREATED AS INDEBTEDNESS OF THE TRUST REFERRED TO BELOW. EACH PURCHASER OF THE INTEREST REPRESENTED BY THIS CERTIFICATE WILL BE REQUIRED TO REPRESENT IN AN AFFIDAVIT THAT IT IS NOT A "DISQUALIFIED ORGANIZATION" AND WILL NOT TRANSFER THIS CERTIFICATE TO A "DISQUALIFIED ORGANIZATION." THE TERM "DISQUALIFIED ORGANIZATION" IS DEFINED IN SECTION 860(E)(5) OF THE CODE AND IN THE AGREEMENT. EACH PURCHASER WILL ALSO BE REQUIRED TO REPRESENT IN SUCH AFFIDAVIT THAT (A) IT IS NOT ACQUIRING CERTIFICATES FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION AND (B) IT WILL NOT TRANSFER THIS CERTIFICATE UNLESS (1) IT HAS RECEIVED A SIMILAR AFFIDAVIT FROM THE PROPOSED TRANSFEREE AND (2) AS OF THE TIME OF THE TRANSFER, IT DOES NOT HAVE ACTUAL KNOWLEDGE THAT THE AFFIDAVIT OF THE PROPOSED TRANSFEREE IS FALSE. IN THE EVENT THAT LEGISLATION IS ENACTED WHICH WOULD SUBJECT THE TRUST REFERRED TO BELOW TO TAX (OR DISQUALIFY THE TRUST REFERRED TO BELOW) ON THE TRANSFER OF AN INTEREST REPRESENTED BY THIS CERTIFICATE TO ANY OTHER PERSON OR PERSONS, STRUCTURED ASSET MORTGAGE INVESTMENTS INC. SHALL, WITHOUT FURTHER ACTION ON THE PART OF THE HOLDERS OF THE CLASS R CERTIFICATES BE EMPOWERED, TO THE FULLEST EXTENT POSSIBLE AND AS IF THEY HAD SO VOTED, TO AMEND THE AGREEMENT REFERRED TO BELOW TO RESTRICT OR PROHIBIT PROSPECTIVELY SUCH TRANSFER. THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-U.S. PERSON AS DESCRIBED IN SECTION 5.05(C) OF THE AGREEMENT REFERRED TO BELOW WITHOUT THE PRIOR WRITTEN CONSENT OF THE TAX MATTERS PERSON AND STRUCTURED ASSET MORTGAGE INVESTMENTS INC.

            THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.


                     MORTGAGE PASS-THROUGH CERTIFICATE,
           NO.  R-1                                SERIES 1998-10
            EVIDENCING A BENEFICIAL INTEREST IN THE BELOW NAMED
        TRUST CONSISTING OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS:

            STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 1998-10
                           CUSIP NO. 86358H EX 3

      CUT-OFF DATE                   :  NOVEMBER 1, 1998          CLASS                         :  R
      FIRST DISTRIBUTION DATE        :  DECEMBER 25, 1998         INITIAL PRINCIPAL AMOUNT
      ASSUMED FINAL DISTRIBUTION DATE:  JULY 25,                  OF THIS CERTIFICATE
      MASTER SERVICER                :  LIBERTY LENDING SERVICES, ("DENOMINATION")              :  $100

      PASS-THROUGH RATE              :  6.90%                     APPROXIMATE ORIGINAL CLASS
                                                                  PRINCIPAL AMOUNT              :  $100

      THIS CERTIFIES THAT    BEAR STEARNS SECURITIES CORP.

      is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional, first lien, fixed rate, fully amortizing or balloon payment, mortgage loans, secured by one- to four-family residences and condominium units located primarily in California (collectively, the "Mortgage Loans"), which will be sold to the Trust by Structured Asset Mortgage Investments Inc. ("SAMI"). The Mortgage Loans were sold by Liberty Savings Bank, F.S.B ("Liberty") in its individual capacity and as trustee to SAMI. Liberty Lending Services, Inc. ("LLSI") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among SAMI, as seller, LLSI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount or Notional Amount, as applicable, of this Class of Certificates will be reduced to zero.

            Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount and/or initial aggregate Notional Amount, as applicable, of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      UNLESS THIS CERTIFICATE HAS BEEN COUNTERSIGNED BY AN AUTHORIZED SIGNATORY OF THE TRUSTEE BY MANUAL SIGNATURE, THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE AGREEMENT, OR BE VALID FOR ANY PURPOSE.

                       IN WITNESS WHEREOF, THE TRUSTEE HAS CAUSED THIS CERTIFICATE TO BE DULY EXECUTED.

      Dated:  November 30, 1998
      Countersigned:                BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
                                    Not in its individual capacity but solely as Trustee



      By__________________________  By_____________________............................
                                    Authorized signatory of Bankers Trust Company......     AUTHORIZED OFFICER
                                    of California, N.A.,  not in its individual
                                    capacity but solely as Trustee




            THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, STRUCTURED ASSET MORTGAGE INVESTMENTS INC., LIBERTY LENDING SERVICES, INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

            THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

            THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1),(2)(3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) A REPRESENTATION OR CERTIFICATION AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS:
(I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PRIVATE CERTIFICATE OR CLASS X CERTIFICATE. THE ABOVE RESTRICTIONS SHALL NOT APPLY TO THE CLASS X CERTIFICATES EITHER: (I) IN THE EVENT THAT THE CLASS X CERTIFICATES ARE UNDERWRITTEN, PLACED BY AN ENTITY WHICH HAS BEEN GRANTED AN EXEMPTION BY THE DEPARTMENT OF LABOR SIMILAR TO PTE 90-30, OR SUCH ENTITY ACTS AS A SELLING AGENT FOR SUCH CLASS X CERTIFICATES OR (II) IN SECONDARY MARKET TRANSFERS THEREAFTER.


                     MORTGAGE PASS-THROUGH CERTIFICATE,
            NO.  B-4-1                              SERIES 1998-10
            EVIDENCING A BENEFICIAL INTEREST IN THE BELOW NAMED
        TRUST CONSISTING OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS:

            STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 1998-10
                                 CUSIP NO.

      CUT-OFF DATE                   :   NOVEMBER 1, 1998          CLASS                        :  B-4
      FIRST DISTRIBUTION DATE        :   DECEMBER 25, 1998         INITIAL PRINCIPAL AMOUNT
      ASSUMED FINAL DISTRIBUTION DATE:   JULY 25, 2028             OF THIS CERTIFICATE
      MASTER SERVICER                :   LIBERTY LENDING SERVICES, ("DENOMINATION")             :  $1,599,900

      PASS-THROUGH RATE              :   6.90%                     APPROXIMATE ORIGINAL CLASS
                                                                   PRINCIPAL AMOUNT             :  $1,599,900

      THIS CERTIFIES THAT                LIBERTY SAVINGS BANK, F.S.B.

      is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional, first lien, fixed rate, fully amortizing or balloon payment, mortgage loans, secured by one- to four-family residences and condominium units located primarily in California (collectively, the "Mortgage Loans"), which will be sold to the Trust by Structured Asset Mortgage Investments Inc. ("SAMI"). The Mortgage Loans were sold by Liberty Savings Bank, F.S.B ("Liberty") in its individual capacity and as trustee to SAMI. Liberty Lending Services, Inc. ("LLSI") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among SAMI, as seller, LLSI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount or Notional Amount, as applicable, of this Class of Certificates will be reduced to zero.

            Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount and/or initial aggregate Notional Amount, as applicable, of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      UNLESS THIS CERTIFICATE HAS BEEN COUNTERSIGNED BY AN AUTHORIZED SIGNATORY OF THE TRUSTEE BY MANUAL SIGNATURE, THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE AGREEMENT, OR BE VALID FOR ANY PURPOSE.

                       IN WITNESS WHEREOF, THE TRUSTEE HAS CAUSED THIS CERTIFICATE TO BE DULY EXECUTED.

      Dated:  November 30, 1998
      Countersigned:                BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
                                    Not in its individual capacity but solely as Trustee



      By__________________________  By_____________________............................
                                    Authorized signatory of Bankers Trust Company......     AUTHORIZED OFFICER
                                    of California, N.A.,  not in its individual
                                    capacity but solely as Trustee




            THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, STRUCTURED ASSET MORTGAGE INVESTMENTS INC., LIBERTY LENDING SERVICES, INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

            THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

            THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1),(2)(3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) A REPRESENTATION OR CERTIFICATION AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS:
(I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PRIVATE CERTIFICATE OR CLASS X CERTIFICATE. THE ABOVE RESTRICTIONS SHALL NOT APPLY TO THE CLASS X CERTIFICATES EITHER: (I) IN THE EVENT THAT THE CLASS X CERTIFICATES ARE UNDERWRITTEN, PLACED BY AN ENTITY WHICH HAS BEEN GRANTED AN EXEMPTION BY THE DEPARTMENT OF LABOR SIMILAR TO PTE 90-30, OR SUCH ENTITY ACTS AS A SELLING AGENT FOR SUCH CLASS X CERTIFICATES OR (II) IN SECONDARY MARKET TRANSFERS THEREAFTER.


                     MORTGAGE PASS-THROUGH CERTIFICATE,
             NO.  B-5-1                              SERIES 1998-10
            EVIDENCING A BENEFICIAL INTEREST IN THE BELOW NAMED
        TRUST CONSISTING OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS:

            STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 1998-10
                                 CUSIP NO.

      CUT-OFF DATE                   :   NOVEMBER 1, 1998          CLASS                         :  B-5
      FIRST DISTRIBUTION             :   DECEMBER 25, 1998         INITIAL PRINCIPAL AMOUNT
      ASSUMED FINAL DISTRIBUTION DATE:   JULY 25, 2028             OF THIS CERTIFICATE
      MASTER SERVICER                :   LIBERTY LENDING SERVICES, ("DENOMINATION")              :  $685,700

      PASS-THROUGH RATE              :   6.90%                     APPROXIMATE ORIGINAL CLASS
                                                                   PRINCIPAL AMOUNT              :  $685,700

      THIS CERTIFIES THAT               LIBERTY SAVINGS BANK, F.S.B.

      is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional, first lien, fixed rate, fully amortizing or balloon payment, mortgage loans, secured by one- to four-family residences and condominium units located primarily in California (collectively, the "Mortgage Loans"), which will be sold to the Trust by Structured Asset Mortgage Investments Inc. ("SAMI"). The Mortgage Loans were sold by Liberty Savings Bank, F.S.B ("Liberty") in its individual capacity and as trustee to SAMI. Liberty Lending Services, Inc. ("LLSI") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among SAMI, as seller, LLSI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount or Notional Amount, as applicable, of this Class of Certificates will be reduced to zero.

            Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount and/or initial aggregate Notional Amount, as applicable, of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      UNLESS THIS CERTIFICATE HAS BEEN COUNTERSIGNED BY AN AUTHORIZED SIGNATORY OF THE TRUSTEE BY MANUAL SIGNATURE, THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE AGREEMENT, OR BE VALID FOR ANY PURPOSE.

                       IN WITNESS WHEREOF, THE TRUSTEE HAS CAUSED THIS CERTIFICATE TO BE DULY EXECUTED.

      Dated:  November 30, 1998
      Countersigned:                BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
                                    Not in its individual capacity but solely as Trustee



      By__________________________  By_____________________............................
                                    Authorized signatory of Bankers Trust Company......     AUTHORIZED OFFICER
                                    of California, N.A.,  not in its individual
                                    capacity but solely as Trustee




            THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, STRUCTURED ASSET MORTGAGE INVESTMENTS INC., LIBERTY LENDING SERVICES, INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

            THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

            THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1),(2)(3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) A REPRESENTATION OR CERTIFICATION AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS:
(I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PRIVATE CERTIFICATE OR CLASS X CERTIFICATE. THE ABOVE RESTRICTIONS SHALL NOT APPLY TO THE CLASS X CERTIFICATES EITHER: (I) IN THE EVENT THAT THE CLASS X CERTIFICATES ARE UNDERWRITTEN, PLACED BY AN ENTITY WHICH HAS BEEN GRANTED AN EXEMPTION BY THE DEPARTMENT OF LABOR SIMILAR TO PTE 90-30, OR SUCH ENTITY ACTS AS A SELLING AGENT FOR SUCH CLASS X CERTIFICATES OR (II) IN SECONDARY MARKET TRANSFERS THEREAFTER.


                     MORTGAGE PASS-THROUGH CERTIFICATE,
            NO.  B-6-1                              SERIES 1998-10
            EVIDENCING A BENEFICIAL INTEREST IN THE BELOW NAMED
        TRUST CONSISTING OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS:

            STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 1998-10
                                 CUSIP NO.

      CUT-OFF DATE                   :   NOVEMBER 1, 1998          CLASS                         :  B-6
      FIRST DISTRIBUTION             :   DECEMBER 25, 1998         INITIAL PRINCIPAL AMOUNT
      ASSUMED FINAL DISTRIBUTION DATE:   JULY 25, 2028             OF THIS CERTIFICATE
      MASTER SERVICER                :   LIBERTY LENDING SERVICES, ("DENOMINATION")              :  $1,142,814

      PASS-THROUGH RATE              :   6.90%                     APPROXIMATE ORIGINAL CLASS
                                                                   PRINCIPAL AMOUNT              :  $1,142,814

      THIS CERTIFIES THAT                LIBERTY SAVINGS BANK, F.S.B.

      is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional, first lien, fixed rate, fully amortizing or balloon payment, mortgage loans, secured by one- to four-family residences and condominium units located primarily in California (collectively, the "Mortgage Loans"), which will be sold to the Trust by Structured Asset Mortgage Investments Inc. ("SAMI"). The Mortgage Loans were sold by Liberty Savings Bank, F.S.B ("Liberty") in its individual capacity and as trustee to SAMI. Liberty Lending Services, Inc. ("LLSI") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among SAMI, as seller, LLSI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount or Notional Amount, as applicable, of this Class of Certificates will be reduced to zero.

            Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount and/or initial aggregate Notional Amount, as applicable, of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      UNLESS THIS CERTIFICATE HAS BEEN COUNTERSIGNED BY AN AUTHORIZED SIGNATORY OF THE TRUSTEE BY MANUAL SIGNATURE, THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE AGREEMENT, OR BE VALID FOR ANY PURPOSE.

                       IN WITNESS WHEREOF, THE TRUSTEE HAS CAUSED THIS CERTIFICATE TO BE DULY EXECUTED.

      Dated:  November 30, 1998
      Countersigned:                BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
                                    Not in its individual capacity but solely as Trustee



      By__________________________  By_____________________............................
                                    Authorized signatory of Bankers Trust Company......     AUTHORIZED OFFICER
                                    of California, N.A.,  not in its individual
                                    capacity but solely as Trustee




                                                              EXHIBIT A-2


                      FORM OF REVERSE OF CERTIFICATES



                      STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 1998-10
                       MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-10

            This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the
"Certificates"), issued in ten Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust formed pursuant to the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Master Servicer and the rights of the Certificateholders under the Agreement from time to time by the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in the City of Irvine, State of California, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee. In the case of classes of Certificates not registered under the Securities Act of 1933, as amended, additional documentation will be required to be provided to the Trustee prior to the effectiveness of a transfer.

            The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

            No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Master Servicers, the Trustee nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of the (A) final payment or other liquidation (or Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other related assets in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than 10% of the aggregate Cut-off Date Scheduled Principal Balance of the Mortgage Loans. The exercise of such right will effect the early retirement of the Certificates. The Trust also may be terminated on any Distribution Date upon the determination, based upon an opinion of counsel, that the REMIC status of the REMIC Assets has been lost or that a substantial risk exists that such status will be lost for the then current year. In no event, however, will the Trust created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                                 ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



 (Please print or typewrite name and address including postal zip code assignee)

      the within Certificate and hereby authorizes the transfer of registration of such interest to the assignee on the Certificate Register of the Trust Fund.

      I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
      Dated:


                                       Signature by or on behalf of assignor
                                       Signature Guaranteed


      DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of

      account number ______________, or, if mailed by check to

      .
      Applicable statements should be mailed to

      .
      This information is provided by
,
      the assignee named above, or
,
      as its agent.




                                                            EXHIBIT B


                          MORTGAGE LOAN SCHEDULE

                         (Available Upon Request)




                                                            EXHIBIT C


               Representations and Warranties of the Seller
                       Concerning the Mortgage Loans


            (a) The information set forth and to be set forth in the Mortgage Loan Schedule was and will be true and correct in all material respects at the date or dates respecting which such information is furnished;

            (b)   [Reserved].

            (c) The Mortgage Loan has not been delinquent 30 days or more on more than one occasion during the 12 months preceding the Cut-Off Date. As of the Closing Date, the Mortgage Loan will not be dishonored and will not be delinquent in payment more than 30 days, except for no more than three Mortgage Loans representing less than 0.25% of the Cut-off Date Scheduled Principal Balance of the Mortgage Loans which will be 59 days or less delinquent; there are no defaults under the terms of the Mortgage Loan; and the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

            (d) There are no delinquent taxes, ground rents, assessments or other outstanding charges affecting the related Mortgaged Property;

            (e) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

            (f) The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, except with respect to certain releases in part that do not materially affect the value of the Mortgaged Property, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

            (g) Immediately prior to the transfer and assignment to the Trust, the Mortgage Note and the Mortgage were not subject to an assignment or pledge, and the Seller had good and marketable title to and was the sole owner of, and had full right to transfer and sell, the Mortgage Loan to the Trust free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

            (h) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event, which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the Seller nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration;

            (i) There are no mechanics, or similar liens or claims which have been filed for work, labor or material affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;

            (j) All improvements subject to the Mortgage lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) except for de minimus encroachments permitted by the Fannie Mae Guide (MBS Special Servicing Option) and which has been noted on the appraisal, and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by a title insurance policy and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

            (k) The Mortgaged Property at origination of the Mortgage Loan and currently is free of damage and waste or any such damage and waste is adequately covered by an insurance policy, and at origination of the Mortgage Loan and currently there is, no proceeding pending for the total or partial condemnation thereof;

            (l) The original Loan-to-Value Ratio of each Mortgage Loan either was not more than 95.00% or the excess over 80.00% is insured as to payments defaults by a Primary Mortgage Insurance Policy issued by a primary mortgage insurer acceptable to Fannie Mae and Freddie Mac until the Loan-to-Value Ratio of such Mortgage Loan is reduced to 80.00% except for one Mortgage Loan within an original Loan-to-Value Ratio of 84.71% which does not have a Primary Mortgage Insurance Policy;

            (m) The Mortgage creates a first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note, free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property;

            (n) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded to the extent any such recordation is required by applicable law, and copies of which written instruments are included in the Mortgage File. No other instrument of waiver, alteration or modification has been executed, and no Mortgage has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement, which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule;

            (o) All buildings upon the Mortgaged Property are insured by a generally acceptable insurer pursuant to standard hazard policies conforming to the requirements of the Pooling and Servicing Agreement. All such standard hazard policies are in effect and on the date of origination contained a standard mortgagee clause naming the originator and its successors in interest as loss payee and such clause is still in effect and all premiums due thereon have been paid. If the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards under the Flood Disaster Protection Act of 1973, as amended, such Mortgaged Property is covered by flood insurance in an amount not less than that set forth in the Pooling and Servicing Agreement. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

            (p) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects;

            (q) The Mortgage is a valid, subsisting and enforceable (subject to the exceptions set forth in clause (m) above) first lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance. The Mortgage and the Mortgage Note do not contain any evidence of any other security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to permitted encumbrances set forth in clause (m) (1), (2) and (3) above. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein;

            (r) The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors, and the Seller has taken all action necessary to transfer such rights of enforceability to the Trust. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage. The Mortgage Note and the Mortgage have been duly and properly executed by such parties. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with;

            (s) The Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance, issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (m) (1), (2) and (3) above) the originator, its respective successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. The originator, its respective successors and assigns are the sole insured of such lender's title insurance policy, such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by the Pooling and Servicing Agreement and this Agreement and will inure to the benefit of the Trust and its assigns without any further act. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

            (t) Each Mortgage Loan was originated by or for Headlands Mortgage Company ("Headlands"). Each Mortgage Loan complies in all material respects with all the terms, conditions and requirements of Headlands' underwriting standards in effect at the time of origination of such Mortgage Loan; provided, that certain Mortgage Loans may have characteristics outside of such underwriting guidelines where compensating factors are present acceptable to the mortgage banking industry. The Mortgage Note and Mortgage are on uniform Fannie Mae/Freddie Mac instruments or are on forms acceptable to Fannie Mae or Freddie Mac. The Mortgage Loan bears interest at a fixed rate as set forth in the Mortgage Loan Schedule, and Monthly Payments under the Mortgage Note are due and payable on the first day of each month. The Mortgage Loan contains the usual and enforceable provisions of the originator at the time of origination for the acceleration of the payment of the unpaid principal amount if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

            (u) The related Mortgage contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (2) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

            (v) If the Mortgage constitutes a deed of trust, a trustee, duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Trust to the trustee under the deed of trust, except in connection with a trustee's sale or attempted sale after default by the Mortgagor;

            (w) The Mortgage File contains an appraisal of the related Mortgaged Property made and signed prior to the final approval of the mortgage loan application by a qualified appraiser, approved by the originator thereof. The appraisal is in a form generally acceptable to Fannie Mae or Freddie Mac;

            (x) The related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation;

            (y) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of such mortgage loans;

            (z)   [Reserved];

            (aa) Each Mortgage Loan has an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of each month. No Mortgage Loan contains terms or provisions which would result in negative amortization;

            (bb) Each of the Mortgaged Properties consists of a single parcel of real property with single-family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project. Any condominium unit either conforms with applicable Fannie Mae or Freddie Mac requirements regarding such dwellings or is covered by a waiver confirming that such condominium unit is acceptable to Fannie Mae or Freddie Mac or is otherwise "warrantable" with respect thereto;

            (cc) The Mortgage Loans were originated with full, or alternative or reduced documentation;

            (dd) The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located; and

            (ee) Each Mortgage Loan was originated by, (i) a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or State authority, (ii) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Section 203 and 211 of the National Housing Act or (iii) a mortgage banker or broker licensed or authorized to do business in the jurisdiction in which the related Mortgaged Property is located, applying the same standards and procedures used by the applicable seller in originating Mortgage Loans directly.




                                                            EXHIBIT D


                            REQUEST FOR RELEASE
                               (for Trustee)



      Loan Information

           Name of Mortgagor:      _____________________________


           Loan No.:               ____________________________

      Trustee

           Name:             Bankers Trust Company of California N.A.
           Address:                3 Park Plaza, 16th Floor
                                   Irvine, CA  92614
                                    Attention: Corporate Trust Department,
                                    ref: Bear Stearns/Liberty (SAMI) 1998-10

           Trustee Mortgage
           File No.:               _____________________________

      Master Servicer

           Name:             Liberty Lending Services, Inc.
           Address:                2251 Rombach Avenue
                                   Wilmington, OH 45177 ATTN:
                                   ______________


           Certificates:     Mortgage Pass-Through Certificates,
                                   Series 1998-10

                 The undersigned hereby acknowledges that it has received from Bankers Trust Company of California, N.A., as Trustee for the holders of Structured Asset Mortgage Investments Trust 1998-10, Mortgage Pass-Through Certificates, Series 1998-10, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of November 1, 1998 (the "Pooling and Servicing Agreement") among the Trustee, Liberty Lending Services, Inc. and Structured Asset Mortgage Investments Inc.

     (  )  Mortgage Note dated ________, 19__, in the original
                 principal sum of $____________, made by _____________,
                 payable to, or endorsed to the order of, the Trustee.

     (  )  Mortgage recorded on _____________ as instrument
                 no. _____________ in the County Recorder'sCounty off the _______________, State of __________book/reel/docket
           _______________ of official repage/image ________.

     (  )  Deed of Trust recorded on _______________ as instrument
                 no. _________ in the County Recorder's Office of the County of _______________, State of _______________ in
                 book/reel/docket __________ of official records at page/image ____________________.

     (  )  Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
                 ______________ as instrument no. ______ in the County Recorder's Office of the County of _______________,
                 State of _______________ in book/reel/docket __________ of official records at page/image _______________.

     (  ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage:

      (  )______________________________

      (  )______________________________

      (  )______________________________


         The undersigned hereby acknowledges and agrees as follows:




                 (1) The Master Servicer shall, and if the Master Servicer releases the Documents to a Sub-Servicer or related Insurer the Master Servicer shall cause such Sub-Servicer or related Insurer to, hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

                 (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

                 (3) The Master Servicer shall return the Documents to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account or the Documents are being used to pursue foreclosure or other legal proceedings and except as expressly provided in the Agreement.

                 (4) Prior to the return of the Documents to the Trustee, the Master Servicer shall, and if the Master Servicer releases such Documents to a Sub- Servicer or related Insurer, the Master Servicer shall cause such Sub-Servicer or related Insurer to, retain the Documents in its control unless the Documents have been delivered to an attorney, or to a public trustee or other public official as required by law, to initiate or pursue legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or nonjudicially, and the Master Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which the Documents were delivered and the purpose or purposes of such delivery.

                 (5) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the possession, custody or control of the Master Servicer.

     Date: ______________________, 19__




                             LIBERTY LENDING SERVICES, INC.



                             By: _______________________________________
                                   Name:
                                   Title:




      EXHIBIT E


                                                Affidavit pursuant to
                                            Section 860E(e)(4) of the
                                             Internal Revenue Code of
                                            1986, as amended, and for
                                                       other purposes


      STATE OF               )
                             ) ss:
      COUNTY OF              )


                 [NAME OF OFFICER], being first duly sworn, deposes and says:

                 1. That he is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of__________] [the United States], on behalf of which he makes this affidavit.

                 2. That (i) the Investor is not a "disqualified organization" as defined in Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended, and will not be a disqualified organization as of [Closing Date] [date of purchase]; (ii) it is not acquiring the Structured Asset Mortgage Investments Trust 1998-10, Mortgage Pass-Through Certificates, Series 1998-10, Class R Certificate (the "Residual Certificate") for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Structured Asset Mortgage Investments Inc. (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificate will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Residual Certificate unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

                 3. That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity taxable as such created or organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income, or (iv) a trust other than a "foreign trust," as defined in
Section 7701(a)(31) of the Code.

                 4. That the Investor's taxpayer identification number is
___________.

                 5. That no purpose of the acquisition of the Residual Certificate is to avoid or impede the assessment or collection of tax.

                 6. That the Investor understands that, as the holder of the Residual Certificate, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificate.

                 7. That the Investor intends to pay taxes associated with holding the Residual Certificate as they become due.

                 IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this day of , 20__.

                                               [NAME OF INVESTOR]


                                               By:
                                               [Name of Officer]
                                               [Title of Officer]
                                               [Address of Investor for
                                                receipt of distributions]

                                               Address of Investor for
                                               receipt of tax information:

                                               __________________________

                                               __________________________

                 Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

                 Subscribed and sworn before me this ___ day of _______, 20__.


      _____________________________
      NOTARY PUBLIC

      COUNTY OF ___________________

      STATE OF ____________________


      My commission expires the ___ day of _____________, 19__.




                                                          EXHIBIT F-1

                         FORM OF INVESTMENT LETTER



                                                               [Date]


      [SELLER]


      Bankers Trust Company of
       California, N.A.
      3 Park Plaza, 16th Floor
      Irvine, California  92614
      Attention: Attention: Corporate Trust Department,
                   ref: Bear Stearns/Liberty (SAMI) 1998-10

      Structured Asset Mortgage Investments Inc.
      245 Park Avenue
      New York, New York  10167

            Re: Structured Asset Mortgage Investments Trust 1998-10, Mortgage Pass- Through Certificates, Series 1998-10 (the "Certificates"), including the Class B-4, Class B-5, Class B-6 (the "Privately Offered Certificates

      Dear Ladies and Gentlemen:

            In connection with our purchase of Privately Offered
Certificates, we confirm that:

                  (i) we understand that the Privately Offered Certificates are not being registered under the Securities Act of 1933, as amended (the "Act") or any applicable state securities or "Blue Sky" laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

                  (ii) any information we desired concerning the Certificates, including the Privately Offered Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the "Trust") or any other matter we deemed relevant to our decision to purchase Privately Offered Certificates has been made available to us;

                   (iii) we are able to bear the economic risk of investment in Privately Offered Certificates; we are an institutional "accredited investor" as defined in Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor;

                  (iv)        we are acquiring Privately Offered
                              Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Privately Offered Certificates;

                  (v) we agree the Privately Offered Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or "Blue Sky" laws or an exemption from the registration requirements of the Act and any applicable state securities or "Blue Sky" laws is available;

                  (vi) we agree that in the event that at some future time we wish to dispose of or exchange any of the Privately Offered Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Privately Offered Certificates unless:

                                    (A) (1) the sale is to an Eligible
                              Purchaser (as defined below), (2) if required by the Pooling and Servicing Agreement (as defined below) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Trustee) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

                                   (B) if the Privately Offered Certificate
                              is not registered under the Act (as to which we acknowledge you have no obligation), the Privately Offered Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or "blue sky" laws and, if Bankers Trust Company of California, N.A.(the "Trustee") so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

                  (vii) we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing Agreement (as defined below), pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

                  (viii) we either: (i) are not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) hereby certify that the proposed transfer and/or holding of a Privately Offered Certificate and the servicing, management and/or operation of the
                              Trust: (i) will not result in a prohibited transaction under Section 406 of ERISA or
                              Section 4975 of the Code which is not covered under an individual or class prohibited transaction exemption including but not limited to Department of Labor Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers and (ii) will not give rise to any additional fiduciary duties under ERISA on the part of the Master Servicer or the Trustee.


                        (ix) We understand that each of the Class B-4, B-5 and B-6 Certificates bears, and will continue to bear, legends to substantially the following effect: "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2),
                              (3) or (7) OF REGULATION D UNDER THE ACT OR
                              ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS
                              COME WITHIN SUCH PARAGRAPHS PURCHASING NOT
                              FOR DISTRIBUTION IN VIOLATION OF THE
                              SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION." "THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR
                              SECTION 4975 OF THE INTERNAL REVENUE CODE OF
                              1986, AS AMENDED, UNLESS THE PROPOSED
                              TRANSFER AND/OR HOLDING OF A CERTIFICATE AND
                              THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1,
                              PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK- ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PRIVATE CERTIFICATE OR CLASS X CERTIFICATE. THE ABOVE RESTRICTIONS SHALL NOT APPLY TO THE CLASS X CERTIFICATES EITHER:
                              (I) IN THE EVENT THAT THE CLASS X
                              CERTIFICATES ARE UNDERWRITTEN, PLACED BY AN
                              ENTITY WHICH HAS BEEN GRANTED AN EXEMPTION BY THE DEPARTMENT OF LABOR SIMILAR TO PTE 90-30, OR SUCH ENTITY ACTS AS A SELLING AGENT FOR SUCH CLASS X CERTIFICATES OR (II) IN SECONDARY MARKET TRANSFERS THEREAFTER."

            "Eligible Purchaser" means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional "Accredited Investor" as defined under Rule 501 of the Act.

            Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of November 1, 1998 among Structured Asset Mortgage Investments Inc., Liberty Lending Services, Inc. and Bankers Trust Company of California, N.A., as Trustee (the "Pooling and Servicing Agreement").

            If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.


      Name of Nominee (if any):___________________




            IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ____ day of ________, 19__.

                             Very truly yours,

                                [PURCHASER]


                                         By:__________________________
                                                (Authorized Officer)


                                         [By:__________________________
                                                 Attorney-in-fact]




      ---------------------------------------------

                          Nominee Acknowledgment


            The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.


                                                [NAME OF NOMINEE]



                                         By:__________________________
                                                (Authorized Officer)


                                         [By:__________________________
                                                 Attorney-in-fact]




                                                          EXHIBIT F-2

             FORM OF RULE 144A AND RELATED MATTERS CERTIFICATE

                                                               [Date]


      [SELLER]


      Bankers Trust Company of
       California, N.A.
      3 Park Plaza, 16th Floor
      Irvine, CA  92614
      Attention: Attention: Corporate Trust Department,
                   ref: Bear Stearns/Liberty (SAMI) 1998-10

      Structured Asset Mortgage Investments Inc.
      245 Park Avenue
      New York, New York  10167

            Re: Structured Asset Mortgage Investments Trust 1998-10 Mortgage Pass- Through Certificates, Series 1998-10 (the "Certificates"), including the Class B-4, Class B-5, Class B-6 Cert(the "Privately Offered Certificates")

      Dear Ladies and Gentlemen:

                  In connection with our purchase of Privately Offered Certificates, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act")) as follows:

      1. It owned and/or invested on a discretionary basis eligible securities (excluding affiliate's securities, bank deposit notes and CD's, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and swaps), as described below:


                  Date: _____________, 19__ (must be on or after the close of its most recent fiscal year)

                  Amount:  $_________________; and

      2.          The dollar amount set forth above is:

            a. greater than $100 million and the undersigned is one of the following entities:

                  (1)         o     an insurance company as defined in Section
                                    2(13) of the Act; or1

                  (2)         o     an investment company registered under the
                                    Investment Company Act or any business
                                    development company as defined in Section
                                    2(a)(48) of the Investment Company Act of
                                    1940; or

                  (3)         o     a Small Business Investment Company
                                    licensed by the U.S. Small Business
                                    Administration under Section 301(c) or
                                    (d) of the Small Business Investment
                                    Act of 1958; or

                  (4)         o     a plan (i) established and maintained
                                    by a state, its political subdivisions,
                                    or any agency or instrumentality of a
                                    state or its political subdivisions,
                                    the laws of which permit the purchase
                                    of securities of this type, for the
                                    benefit of its employees and (ii) the
                                    governing investment guidelines of
                                    which permit the purchase of securities
                                    of this type; or


---------------------

1 A purchase by an insurance company for one or more of its separate accounts, as defined by Section 2(a)(37) of the Investment Company Act of 1940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.


                  (5)         o     a business development company as
                                    defined in Section 202(a)(22) of the
                                    Investment Advisers Act of 1940; or

                  (6)         o     a corporation (other than a U.S. bank,
                                    savings and loan association or
                                    equivalent foreign institution),
                                    partnership, Massachusetts or similar
                                    business trust, or an organization
                                    described in Section 501(c)(3) of the
                                    Internal Revenue Code; or

                  (7)         o     a U.S. bank, savings and loan
                                    association or equivalent foreign
                                    institution, which has an audited net
                                    worth of at least $25 million as
                                    demonstrated in its latest annual
                                    financial statements; or

                  (8)         o     an investment adviser registered under the
                                    Investment Advisers Act; or

            b.    o           greater than $10 million, and the undersigned
                              is a broker- dealer registered with the SEC;
                              or

            c.    o           less than $10 million, and the undersigned is
                              a broker- dealer registered with the SEC and will only purchase Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

            d.    o           less than $100 million, and the undersigned
                              is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least
                              $100 million of eligible securities; or

            e.    o           less than $100 million, and the undersigned
                              is an entity, all the equity owners of which are qualified institutional buyers.

                  The undersigned further certifies that it is purchasing a Privately Offered Certificate for its own account or for the account of others that independently qualify as "Qualified Institutional Buyers" as defined in Rule 144A. It is aware that the sale of the Privately Offered Certificates is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the Privately Offered Certificates may be resold, pledged or transferred only to (i) a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A, or (ii) an institutional "accredited investor," as such term is defined under Rule 501 of the Act in a transaction that otherwise does not constitute a public offering.

                  The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the Privately Offered Certificates, it will not transfer or exchange any of the Privately Offered Certificates to a Qualified Institutional Buyer without first obtaining a Rule 144A and Related Matters Certificate in the form hereof from the transferee and delivering such certificate to the addressees hereof. Prior to making any transfer of Privately Offered Certificates, if the proposed Transferee is an institutional "accredited investor," the transferor shall obtain from the transferee and deliver to the addressees hereof an Investment Letter in the form attached to the Pooling and Servicing Agreement dated as of November 1, 1998 among Structured Asset Mortgage Investments Inc., as Seller, Liberty Lending Services, Inc. as Master Servicer, and Bankers Trust Company of California, N.A., as Trustee, pursuant to which the Certificates were issued.

                  The undersigned certifies that it either: (i) is not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) the proposed transfer and/or holding of a Privately Offered Certificate and the servicing, management and/or operation of the Trust and its assets: (i) will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an individual or class prohibited transaction exemption including but not limited to Department of Labor Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers and (ii) will not give rise to any additional fiduciary duties under ERISA on the part of the Master Servicer or the Trustee.

                  If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.



      Name of Nominee (if any):___________________


            IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ____ day of ________, 19__.

                             Very truly yours,

                                [PURCHASER]


                                         By:__________________________
                                                (Authorized Officer)


                                         [By:__________________________
                                                 Attorney-in-fact]


      ----------------------------------------
                          Nominee Acknowledgment


            The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                                [NAME OF NOMINEE]



                                         By:__________________________
                                                (Authorized Officer)


                                         [By:__________________________
                                                 Attorney-in-fact]




                                                            EXHIBIT G

                    FORM OF INITIAL CERTIFICATION

      Structured Asset Mortgage Investments Inc.
      245 Park Avenue
      New York, New York  10167

      Liberty Lending Services, Inc.
      2251 Rombach Avenue
      Wilmington, OH  45177


                  Re: Pooling and Servicing Agreement dated as of November 1, 1998, among Structured Asset
                              Mortgage Investments Inc., as seller, Liberty Lending Services, Inc., as master servicer, and Bankers Trust Company of California,
                              N.A., as trustee, regarding Structured Asset
                              Mortgage Investments Trust 1998-10, Mortgage
                              Pass-Through Certificates, Series 1998-10
                              -------------------------------------------------

      Ladies and Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except as otherwise noted on the attached exception report, that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: (i) all documents required to be included in the Mortgage File pursuant to the Pooling and Servicing Agreement are in its possession;
(ii) such documents have been reviewed by it and appear regular on their face, have, where applicable, been executed and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in the Mortgage Loan Schedule as to Mortgagor Name, original principal balance and loan number respecting such Mortgage Loan is correct and accurately reflects the information in the Mortgage Loan File.

            The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representation that any documents specified in subclauses
(iv), (v) and (vii) of Section 2.01(b) should be included in any Mortgage File. The Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.


                                                BANKERS TRUST COMPANY OF
                                                      CALIFORNIA, N.A., as
                                                      Trustee


                                                By:_______________________
                                                   Name:
                                                   Title:




                                                            EXHIBIT H

                        FORM OF FINAL CERTIFICATION

      Structured Asset Mortgage Investments Inc.
      245 Park Avenue
      New York, New York  10167

      Liberty Lending Services, Inc.
      2251 Rombach Avenue
      Wilmington, OH  45177


                  Re: Pooling and Servicing Agreement dated as of November 1, 1998, among Structured Asset
                              Mortgage Investments Inc., as seller, Liberty Lending Services, Inc., as master servicer, and Bankers Trust Company of California,
                              N.A., as trustee, regarding Structured Asset
                              Mortgage Investment Trust 1998-10, Mortgage
                              Pass-Through Certificates, Series 1998-10
                              -------------------------------------------------

      Ladies and Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except as otherwise noted on the attached exception report, that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has received the documents set forth in Section 2.01 and has determined that
(i) all documents required to be included in the Mortgage File pursuant to the Pooling and Servicing Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face, have, where applicable, been executed and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in the Mortgage Loan Schedule as to Mortgagor name, original principal balance and loan number respecting such Mortgage Loan is correct and accurately reflects the information in the Mortgage Loan File.

            The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representation that any documents specified in subclauses
(iv), (v) and (vii) of Section 2.01(b) should be included in any Mortgage File. The Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                              BANKERS TRUST COMPANY OF
                                                CALIFORNIA, N.A. as Trustee



                                              By:_______________________
                                                 Name:
                                                 Title:




                                                            EXHIBIT I

               FORM OF ERISA LETTER FOR CLASS X CERTIFICATES



                                                               [Date]


      [SELLER]


      Bankers Trust Company of
       California, N.A.
      3 Park Plaza, 16th Floor
      Irvine, California  92614
      Attention: Attention: Corporate Trust Department,
                   ref: Bear Stearns/Liberty (SAMI) 1998-10

      Structured Asset Mortgage Investments Inc.
      245 Park Avenue
      New York, New York  10167

            Re: Structured Asset Mortgage Investments Trust 1998-10, Mortgage Pass-Through Certificates, Series 1998-10 (the "Certificates"), including the Class X Certificates(the "Class X Certificates")
                  -------------------------------------------------------

      Dear Ladies and Gentlemen:

            In connection with our purchase of Class X Certificates, we confirm that:

            (i)         we either:

                              (A) (i) are not acquiring the Class X
                        Certificates directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) hereby certify that the proposed transfer and/or holding of a Class X Certificate and the servicing, management and/or operation of the Trust: (i) will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an individual or class prohibited transaction exemption including but not limited to Department of Labor Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers and (ii) will not give rise to any additional fiduciary duties under ERISA on the part of either Master Servicer or the Trustee; or

                              (B) hereby certify that the Class X
                        Certificates either: (i) are underwritten, placed by an entity which has been granted an exemption by the Department of Labor similar to PTE 90-30, or such entity acts as a selling agent for such Class X Certificates or (ii) are being transferred in a secondary market transfer thereafter;


                        (ii) We understand that if (B) above does not apply, the Class X Certificates bear, and will continue to bear, a legend to substantially the following effect: "THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS:
                              (I) WILL NOT RESULT IN ANY PROHIBITED
                              TRANSACTION WHICH IS NOT COVERED UNDER AN
                              INDIVIDUAL OR CLASS PROHIBITED TRANSACTION
                              EXEMPTION, INCLUDING, BUT NOT LIMITED TO,
                              PROHIBITED TRANSACTION EXEMPTION ("PTE")
                              84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE
                              96-23 AND (II) WILL NOT GIVE RISE TO ANY
                              ADDITIONAL FIDUCIARY DUTIES ON THE PART OF
                              THE MASTER SERVICER OR THE TRUSTEE, WHICH
                              WILL BE DEEMED REPRESENTED BY AN OWNER OF A
                              BOOK- ENTRY CERTIFICATE OR A GLOBAL
                              CERTIFICATE AND WILL BE EVIDENCED BY A
                              REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PRIVATE CERTIFICATE OR CLASS X CERTIFICATE. THE ABOVE RESTRICTIONS SHALL NOT APPLY TO THE CLASS X CERTIFICATES EITHER:
                              (I) IN THE EVENT THAT THE CLASS X
                              CERTIFICATES ARE UNDERWRITTEN, PLACED BY AN
                              ENTITY WHICH HAS BEEN GRANTED AN EXEMPTION BY THE DEPARTMENT OF LABOR SIMILAR TO PTE 90-30, OR SUCH ENTITY ACTS AS A SELLING AGENT FOR SUCH CLASS X CERTIFICATES OR (II) IN SECONDARY MARKET TRANSFERS THEREAFTER."

            Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of November 1, 1998 among Structured Asset Mortgage Investments Inc., Liberty Lending Services, Inc. and Bankers Trust Company of California, N.A., as Trustee (the "Pooling and Servicing Agreement").

            If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.


      Name of Nominee (if any):___________________


            IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned on the ____ day of ________, 19__.

                             Very truly yours,

                                [PURCHASER]


                                         By:__________________________
                                                (Authorized Officer)


                                         [By:__________________________
                                                 Attorney-in-fact]




      ---------------------------------------

                          Nominee Acknowledgment


            The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.


                                                [NAME OF NOMINEE]



                                         By:__________________________
                                                (Authorized Officer)


                                         [By:__________________________
                                                 Attorney-in-fact]